Filed Pursuant to Rule 424(b)(4)
Registration No. 333-285856

PROSPECTUS

HAPPY CITY HOLDINGS LIMITED

1,100,000 Class A Ordinary Shares

This is an initial public offering (the “Offering”) of 1,100,000 Class A ordinary shares of no par value (the “Class A Ordinary Shares”), of Happy City Holdings Limited (“Happy City” or the “Company”), representing 15.49% of the Class A Ordinary Shares following completion of the Offering. The initial public offering price is US$5.00 per Class A Ordinary Share (the “Offering Price”). Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “HCHL”.

Happy City’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has twenty (20) votes per share. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Due to the disparate voting powers associated with our two classes of ordinary shares, following this Offering, Happy City Group Limited (“Happy City Group” or the “Controlling Shareholder”), our largest shareholder, will retain controlling voting power in the Company based on having approximately 97.13% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. As a result, Happy City Group can control the outcome of matters submitted to the shareholders for approval. Additionally, we will be deemed a “controlled company” within the meaning of the Nasdaq listing rules and follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Happy City Group Limited, which will hold in the aggregate 97.13% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.” on page 40 and “Prospectus Summary — Implication of Being a Controlled Company” on page 14 of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” on page 13 and page 14 for additional information.

Happy City Holdings Limited, or Happy City, is a holding company incorporated in British Virgin Islands (“BVI”). As a holding company with no material operations, Happy City conducts all of its operations in Hong Kong through its wholly-owned subsidiaries A-One President Limited, Topwell Gold Limited, Million Great International Limited, and East Harmony Limited (collectively referred as the “Operating Subsidiaries”), all incorporated under the laws of Hong Kong. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiaries, but rather purchasing equity solely in Happy City, the BVI holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities Happy City is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Currently, all of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong, outside the United States. All our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. Shareholders may face difficulties enforcing their legal rights under United States securities laws against us or our directors and officers.

All of our operations are conducted by our wholly-owned Operating Subsidiaries in Hong Kong. We and our subsidiaries do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. We are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, having all of its operations to date in Hong Kong and having some customers who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. Additionally, the legal and operational risks associated with operating in Mainland China also apply to the operations of our subsidiaries in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to Happy City or Operating Subsidiaries, given the substantial operations of our subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. New regulatory actions relating to data security or anti-monopoly concerns in Hong Kong may be taken in the future and there can be no assurance as to whether such regulatory actions may have a material impact on our ability to conduct business, accept foreign investments or continue to list on a U.S. or other foreign exchange. If any or all of the foregoing were to occur, it may result in a material change to our operations and and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our subsidiaries were to become subject to the PRC laws and regulations, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in the PRC — All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our subsidiaries and may intervene or influence their operations, which could result in a material change in the operations of our Operating Subsidiaries and/or the value of Happy City’s Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impact our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain” on page 18; and “Risk Factors — Risks Related to Doing Business in the PRC — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 24.

We are aware that, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Regulatory Development in the PRC” beginning on page 10.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, on the basis that: (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (ii) we and our subsidiaries do not have any operations in Mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong and all of our revenues and profits are generated by our subsidiaries in Hong Kong and we and our subsidiaries have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in ours audited consolidated financial statements for the same period; (v) although our Hong Kong Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations, we and our subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, given that: (a) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, neither of our Operating Subsidiaries have been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

As advised by our PRC Counsel, China Commercial Law Firm, neither we nor our subsidiaries are subject to Trial Administrative Measures, and neither we nor our subsidiaries are currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business and offer the securities being registered to foreign investors. Therefore, no application to obtain permission or approval from the PRC authorities is required and no permissions or approvals have been denied as of the date of this prospectus.

However, as further advised by our PRC Counsel, China Commercial Law Firm, since these laws, regulations and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation and the listing of our Class A Ordinary Shares on the United States or other foreign exchanges. As the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, or if we or our Operating Subsidiaries is subject to cybersecurity review, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiaries in Hong Kong, the business operation of our Operating Subsidiaries and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC or the CSRC review in the future.

If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in the PRC — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 24.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, AOGB CPA LIMITED, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is headquartered at Suite 2501-3, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong, Hong Kong and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is not affected by and not subject to the Determination Report announced by the PCAOB on December 16, 2021. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or AHFCAA. These recent developments could also add uncertainties to this Offering and we cannot assure you that the Nasdaq Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 42.

Happy City is a holding company incorporated in the BVI and relies on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to Happy City. Cash is transferred through our organization in the following manner: (i) funds are transferred from Happy City, our holding company incorporated in BVI, to our Operating Subsidiaries, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries to Happy City.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiaries in Hong Kong, to Happy City and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and Happy City will be able to pay our debts as they become due. For the cash transfers between Happy City and the Operating Subsidiaries, and according to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets of exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Happy City’s subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Happy City. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Happy City and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Happy City and U.S. investors and amounts owed. Furthermore, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law of the PRC, nor these law and regulations have any impact on our business, operations or this Offering, since we conduct our operations solely in Hong Kong through our Operating Subsidiaries incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of cash to and from our subsidiary”, “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 5 and 38 and our consolidated financial statements and related notes included elsewhere in this prospectus.

Happy City, our BVI holding company, since its incorporation, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Happy City and its subsidiaries, or by its subsidiaries to Happy City. For FY 2024 and FY2023, our Operating Subsidiaries have not declared any dividends to its then shareholders, before the incorporation of Happy City.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Dividend Policy” for further details.

	Per Share		Total(4)
Offering price(1)	US$	5.00	US$	5,500,000
Underwriting discounts(2)	US$	0.35	US$	385,000
Proceeds to the company before expenses(3)	US$	4.65	US$	5,115,000

____________

(1)      Offering price per share is US$5.00.

(2)      We have agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the Offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 125.

(3)      Excludes fees and expenses payable to the underwriters.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 165,000 additional Class A Ordinary Shares from us at the offering price, less underwriting discounts, within 45 days after the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, with the offering price per share being US$5.00, the total underwriting discounts payable will be US$442,750 and the total proceeds to us, before expenses, will be US$5,882,250.

We expect our total cash expenses for this Offering to be approximately US$1,449,535 including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about June 25, 2025.

The date of this prospectus is June 23, 2025

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the BVI. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Through and including July 18, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Memorandum and Articles of Association” are to the amended and restated memorandum and articles of association of the Company adopted on March 4, 2025 and filed with the Registrar of Company Affairs of the British Virgin Islands on March 11, 2025;

•        “BCA” or “BVI Act” are to the BVI Business Companies Act, 2020 (as amended);

•        “BVI” are to the British Virgin Islands;

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “Class A Ordinary Shares” refers to the Class A ordinary shares of Happy City (as defined below) of no par value;

•        “Class B Ordinary Shares” refers to the Class B ordinary shares of Happy City (as defined below) of no par value;

•        “Controlling Shareholder” refers to Happy City Group Limited, a company incorporated under the laws of British Virgin Islands;

•        “Frost & Sullivan Industry Information Sheet” or “Industry Information Sheet” refer to the industry information sheet commissioned by us and prepared by Frost & Sullivan International Limited, or “Frost & Sullivan,” an independent research firm, titled “Frost & Sullivan Industry Information Sheet”, to provide information regarding our industry and our market position in Hong Kong;

•        “FY2024” and “FY2023” refer to fiscal year ended August 31, 2024 and 2023, respectively;

•        “Happy City” and “Company” refer to Happy City Holdings Limited, BVI business company with limited liability incorporated under the laws of BVI, and the holding company of our businesses;

•        “Hong Kong dollar(s)”, “HKD”, or “HK$” refer to the legal currency of Hong Kong;

•        “Hong Kong” or “HK SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Exchange Act” are to the Securities Exchange Act of 1934;

•        “Mainland China” are to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Operating Subsidiaries” are to A-One President Limited, Topwell Gold Limited, Million Great International Limited, and East Harmony Limited, the direct wholly-owned subsidiaries of Happy City;

•        “Ordinary Shares” refers to Class A and Class B Ordinary Shares;

•        “PRC” refer to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

•        “PRC government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “US$”, “$”, “dollars” or “U.S. dollars” are to the legal currency of the United States;

•        “U.S.”, or “United States” refers to the United States of America;

•        “U.S. GAAP” are to generally accepted accounting principles in the United States;

•        “we,” “us,” “our,” and “Group” are to Happy City Holdings Limited, the BVI holding company that will issue the Class A Ordinary Shares being offered, and its subsidiaries.

Happy City is a holding company that does not have any material operations of its own, with its operations conducted in Hong Kong through its Operating Subsidiaries, using Hong Kong dollars. The reporting currency of Operating Subsidiaries is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. The assets and liabilities are translated into U.S. dollars from Hong Kong dollars at the year-end exchange rate. Its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The year-end and year-average exchange rates are as follows:

	August 31,
	2024		2023
	Year-end	Year-average	Year-end	Year-average
U.S. dollars: Hong Kong dollars	7.7975	7.8173	7.8425	7.8356

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

This prospectus contains information derived from various public sources and certain information from an industry information sheet commissioned by us and prepared by Frost & Sullivan, a third-party industry research firm, to provide information regarding our industry and market position. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Industry data, projections and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. Neither we, the Underwriters nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information

Overview

Headquartered in Hong Kong, we are a restaurant operator that operates three all-you-can-eat hotpot restaurant through our wholly-owned Operating Subsidiaries in Hong Kong. We have been in the restaurant services industry serving the Hong Kong market for over 5 years, which is a relatively short operating history compared to some of our established competitors. Our restaurants serves all-you-can-eat Thai and Japanese hotpot to our customers under the brand names “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)”. As of the date of this prospectus, we operate three restaurants located in Tsuen Wan District in the New Territories, Mong Kok District in Kowloon, and Kwun Tong District in Kowloon.

For the years ended August 31, 2024 and 2023, our revenue is generated from providing food and beverage to customers in our restaurants located in North Point, Mong Kok and Tsuen Wan. Our revenue increased by US$1,540,734 or 22.8%, from US$6,754,350 for the year ended August 31, 2023 to US$8,295,084 for the year ended August 31, 2024. Such increase was mainly attributable to the increase in customer demand as a result of the lifting of pandemic measures, in particular, the dine-in restrictions in catering business premises and other social distancing measures imposed by the Hong Kong government, which brought our restaurants back to normal business operation for the year ended August 31, 2024 and the upward adjustment in our selling price of our food in August 2023.

We reported net income of US$1,319,697 for the year ended August 31, 2024 and net loss of US$1,085,777 for the year ended August 31, 2023. As of August 31, 2024 and 2023, we had secured and guaranteed bank borrowings of US$3,477,875 and US$2,231,233, respectively, of which US$1,998,494 and US$542,963, respectively, were due on demand within one year and classified as current portion of liabilities. As of August 31, 2024 and 2023, we had amount due to a director of US$357,584 and US$84,157, respectively.

In the Company’s audited financials for the years ended August 31, 2024 and 2023, the Company’s independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. As of August 31, 2024 and 2023, we had net current liabilities of US$918,271 and US$2,475,571, respectively. This circumstance gave rise to substantial doubt that we would continue as a going concern subsequent to August 31, 2024. In assessing our liquidity, we monitor and evaluate our cash and cash equivalent and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations. As of August 31, 2024 and 2023, although we had net current liabilities in an amount of US$918,271 and US$2,475,571, respectively, we generated a positive cash flow from our operating activities in an amount of US$1,265,009 for the year ended August 31, 2024. To sustain our ability to support our operating activities, we considered supplementing the sources of funding through seeking financing via public offering by the sales of shares of the Company’s Ordinary Shares. Based on the above considerations, we believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months.

Competitive Strengths

We believe that the following competitive strengths differentiate us from our competitors:

•        We have a unique brand image that is recognised in Hong Kong.

•        Our restaurants are strategically situated in various prime locations in Hong Kong.

•        We are committed to provide safe, fresh, and quality food ingredient to our customers.

•        We have established and stable relationship with our major suppliers.

•        Our management team are highly experienced in the catering industry and restaurant management

Corporate History and Structure

Happy City Holdings Limited is a holding company with no operations of its own. We conduct our business in Hong Kong through, A-One President Limited, Topwell Gold Limited, Million Great International Limited, and East Harmony Limited, our Operating Subsidiaries in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of Happy City Holdings Limited.

Happy City Holdings Limited was incorporated as a BVI business company with limited liability on July 4, 2024 under the laws of the BVI. In connection with the incorporation, on the same date of its incorporation, Happy City Holdings Limited issued a total of 1 share of its ordinary shares to its sole shareholder, Happy City Group Limited, at the consideration of US$1. On August 14, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 4,000,000 for one (the “1st Share Split”), so that there were 4,000,000 ordinary shares issued and outstanding post-1st Share Split. On the same date of its 1st Share Split, the Company issued 2,000,000 ordinary shares in aggregate to six (6) shareholders, at the consideration of US$750,000 in aggregate. On September 13, 2024, the Company effectuated a further share split of its issued and outstanding shares at a ratio of 3 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that there were 18,000,000 ordinary shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date.

On March 4, 2025, the Company’s shareholders resolved to reclassify the Company’s authorized share capital from unlimited number of shares without par value into unlimited number of Class A Ordinary Shares, each having one (1) vote per share and Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). Pursuant to the Share Redesignation, the 18,000,000 authorized and issued shares held by the nine shareholders were redesignated into 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares in aggregate, that the issued shares of 750,000 ordinary shares each, held by Gain Best Investments Limited, Plenty Partner Enterprises Limited, Prime Kingdom Development Limited, Winning Consultants Limited, World Power Holdings Limited, CXQD International Limited, Kwong Yiu, Mak, and Wing Sum, Ho, are redesignated into 750,000 Class A Ordinary Shares each, and the issued shares of 12,000,000 ordinary shares held by Happy City Group Limited are redesignated into 12,000,000 Class B Ordinary Shares.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Split and Share Redesignation, as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

As of the date of this prospectus, Happy City is authorized by its Amended and Restated Memorandum and Articles of Association to allot unlimited number of Class A Ordinary Shares and unlimited number of Class B Ordinary Shares, of which 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares are issued and outstanding.

Happy City Holdings Limited’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has twenty (20) votes per share. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

We are offering 1,100,000 Class A Ordinary Shares, representing 15.49% of the Class A Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, 15.49% of the Class A Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and after giving effect to our initial public offering (assuming no exercise of the over-allotment option by the underwriters):

_________

(1)     Happy City Group Limited, a company incorporated in the BVI as a limited liability company, is an investment holding company which is owned as to 51%, 12%, 25% and 12% by Jantin Investments Group Limited, Po Yuk, Yeung, Un Si, Hoi and Wai Bun, Mui, respectively. Suk Yee, Kwan and Tak Shing, Lam owns 70% and 30% equity interest in Jantin Investments

Group Limited. Ms. Kwan is the spouse of Mr. Lam. Happy City Group Limited holds voting and/or dispositive power over 12,000,000 Class B Ordinary Shares as of the date of this prospectus. The principal business address of Happy City Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, British Virgin Islands VG1110.

(2)      Other existing shareholders (8 in total) consist of the following:

a.       Gain Best Investments Limited, a company incorporated in Samoa as a limited liability company, is an investment holding company which is 100% owned by Kuang Chun, Chu, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Gain Best Investments Limited.

b.       Plenty Partner Enterprises Limited, a business company formed in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Sik Chiu, Ng, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Plenty Partner Enterprises Limited.

c.       Prime Kingdom Development Limited, a business company formed in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Lai Ki, Leung, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Prime Kingdom Development Limited.

d.       Winning Consultants Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Guanghui, Mai, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Winning Consultants Limited.

e.       World Power Holdings Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Pak Kuen, Kwok, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by World Power Holdings Limited.

f.        CXQD International Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Jiahui, Lin, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by CXQD International Limited.

g.       Kwong Yiu, Mak, an individual, holds voting and/or dispositive power over 750,000 Class A Ordinary Shares as of the date of this prospectus.

h.       Wing Sum, Ho, an individual, holds voting and/or dispositive power over 750,000 Class A Ordinary Shares as of the date of this prospectus.

Our Subsidiaries

A-One President Limited was incorporated on January 24, 2020, under the laws of Hong Kong. A-One President Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Topwell Gold Limited was incorporated on October 18, 2019, under the laws of Hong Kong. Topwell Gold Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Million Great International Limited was incorporated on June 18, 2022, under the laws of Hong Kong. Million Great International Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Happy City Ventures Pte. Ltd. (“Happy City Singapore”) was incorporated on August 29, 2024, under the laws of Singapore. Happy City Singapore is a wholly owned subsidiary of Happy City, for the purpose of establishing its presence and tapping into the hotpot industry in Singapore. Since its incorporation, Happy City Singapore has not had any operation.

East Harmony Limited was incorporated on June 26, 2024, under the laws of Hong Kong. East Harmony Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Asia Virtue Limited was incorporated on April 22, 2024, under the laws of Hong Kong. Asia Virtue Limited is a wholly owned subsidiary of Happy City and has not had any operation since its incorporation.

Transfers of Cash to and from our Subsidiaries

Happy City Holdings Limited is a holding company with no operations of its own. It conducts its operation in Hong Kong through its Operating Subsidiaries. Happy City Holdings Limited relies on dividends or payments to be paid by its Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. Cash is transferred through our organization in the following manner: (i) funds are transferred from Happy City, our holding company incorporated in BVI, to our Operating Subsidiaries, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries to Happy City.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiaries in Hong Kong, to Happy City and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and Happy City will be able to pay our debts as they become due.

For the cash transfers between Happy City and the Operating Subsidiaries, and according to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets of exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Happy City’s subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Happy City. As of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions on foreign exchange and there are no limitations on the abilities of Happy City to transfer cash to or from Operating Subsidiaries, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Happy City and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to Happy City and U.S. investors and amounts owed. Since the only transfer of cash among Happy City and Operating Subsidiaries were in the form of dividends and there are no limitations on the abilities of Happy City to transfer cash to or from its subsidiaries or to investors under Hong Kong law, Happy City has not established cash management policies that dictate how funds are transferred.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. The PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

Happy City, our BVI holding company, since its incorporation, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Happy City and its subsidiaries, or by its subsidiaries to Happy City. For FY 2024 and FY2023, our Operating Subsidiaries have not declared any dividends to its then shareholders, before the incorporation of Happy City. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 38 and our consolidated financial statements and related notes included elsewhere in this prospectus for more information.

Risk Factors Summary

We face risks and uncertainties relating to our business and operation, including, but not limited to the following:

Risks Relating to Doing Business in the PRC

We are headquartered in Hong Kong and all of our operation and business are conducted through our Operating Subsidiaries in Hong Kong, a special administrative region of the PRC. We may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to doing business in the PRC in general. The PRC government may intervene or influence the current and future operations in Hong Kong at any time. See “Risk Factors — Risks Related to Doing Business in the PRC” beginning on page 18 for a more detailed discussion of the risks involved. These risks include but are not limited to, the following:

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our subsidiaries and may intervene or influence their operations, which could result in a material change in the operations of our Operating Subsidiaries and/or the value of Happy City’s Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain. See more detailed discussion of this risk factor on page 18 of this prospectus.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on a U.S. exchange and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiaries may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 24 of this prospectus.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business. See more detailed discussion of this risk factor on page 24 of this prospectus.

•        There are political risks associated with conducting business in Hong Kong. See more detailed discussion of this risk factor on page 25 of this prospectus.

Risks Relating to our Business and Industry

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

•        Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in its report.

•        We, through our subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our business and future prospects.

•        Our success depends significantly on the market’s recognition of our brand, and if we are not able to maintain or enhance our brand recognition, our business, financial condition and results of operations may be materially and adversely affected.

•        We may not be able to maintain and increase the sales and profitability of our existing restaurants.

•        Our future growth depends on our ability to open and profitably operate new restaurants.

•        The closure of our restaurant in North Point which featured our brand “Gyu! Gyu! Shabu Shabu” and integration of both of our brands into a new flagship restaurant in Kwun Tong may present operational, regulatory, and financial risks.

•        Health-related outbreaks amounting to diseases as well as negative publicity relating to such incidents may from time to time adversely affect our financial condition and results of operations in the future.

•        Our business is heavily dependent on the macroeconomic conditions of Hong Kong.

•        Our current restaurant locations or rental rates may become unattractive may affect our expansion plan.

•        Our success depends on our key management personnel and experienced and capable personnel, as well as our ability to attract, motivate and retain a sufficient number of capable employees.

•        The hotpot restaurant market in Hong Kong is highly competitive.

•        We, through our Hong Kong subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

•        We may not be able to implement our business strategies and future plans successfully.

•        We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

•        Our business, operating results and financial condition, have been, and may continue to be, materially and adversely affected by sustained outbreaks of the coronavirus (COVID-19).

•        We may incur losses or experience disruption of our operations as a result of act of god, unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        Failure to comply with data privacy, data protection, or any other laws and regulations related to data privacy and security, or the failure to protect client data or prevent breaches of our information systems, could expose us to liability or reputational damage and materially and adversely affect our business, financial condition, and results of operations.

For a detailed description of the risks above, please refer to pages 26 to 37.

Risks Related to Our Corporate Structure

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See more detailed discussion of this risk factor on page 38 of this prospectus.

•        Our corporate actions will be substantially controlled by our Controlling Shareholder, Happy City Group Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

•        We are incorporated under the law of the British Virgin Islands and conduct substantially all of your operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

•        The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S if the shareholders are dissatisfied with the conduct of our affairs.

For a detailed description of the risks above, please refer to pages 38 to 40.

Risks Relating to Our Class A Ordinary Shares and This Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this offering, including but not limited to the following:

•        The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Happy City Group Limited, which will hold in the aggregate 97.13% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

•        As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See more detailed discussion of this risk factor on page 42 of this prospectus.

•        There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

For a detailed description of the risks above, please refer to pages 40 to 50.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in Mainland China, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the

National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

Happy City is a holding company incorporated in the BVI with operating entities solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with all of our officers and members of the board of directors based in Hong Kong, and all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong. However, we cannot assure you that we will not be subject to PRC law and regulation, or be required to file with the CSRC if the Draft Rules on Overseas Listing were to be fully enacted in the future.

As advised and confirmed by China Commercial Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law and the Trial Administrative Measures will not have an impact on our business, operations or this Offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, the Draft Overseas Listing Regulations, and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong or an offering by a company like ours; (ii) as of date of this prospectus, our Operating Subsidiaries has in aggregate collected and stored the personal information of approximately less than one million Mainland China individuals and has acquired the clients’ separate consents; (iii) all of the data our Operating Subsidiaries has collected is stored in servers located in Hong Kong and (iv) as of the date of this prospectus, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator.

Moreover, as advised by David Fong & Co., pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not currently be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by China Commercial Law Firm, neither we nor our subsidiaries, including our Operating Subsidiaries in Hong Kong, are subject to Trial Administrative Measures, and neither we nor our subsidiaries are currently required to obtain any permission or approval from the Mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. Additionally, neither we nor our subsidiaries are required to obtain CSRC or CAC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval, and no permissions or approvals have been denied as of the date of this prospectus.

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, relevant Mainland China data privacy, cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities.

If Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, if any of our Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiaries, the business operation of our Operating Subsidiaries and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from enactment, interpretation and implementation of regulatory requirements and the actions taken by the PRC government affecting our business, overseas securities offerings and other capital market activities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities.

Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See Risk Factors — Risks Relating to Doing Business in the PRC — “If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 24.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. Upon the completion of this Offering, our Controlling Shareholder, Happy City Group Limited, will own 0% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 97.13% of our total voting power, assuming that the underwriters do not exercise their over-allotment option. The Class B Ordinary Shares outstanding are all ultimately and beneficially owned by Ms. Suk Yee, Kwan (our Director and Chief Executive Officer) and Mr. Tak Shing, Lam (our Director and the Chair of the Board), through Happy City Group Limited. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the

“CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor, AOGB CPA LIMITED, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered at Suite 2501-3, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong, Hong Kong and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 42.

Corporate Information

We have two principal executive offices, one in Hong Kong and one in Singapore. Currently, our Hong Kong principal executive office is located at Flat B, 6/F, Block 2, Golden Dragon Industrial Centre, 162-170 Tai Lin Pai Road, Kwai Chung, Hong Kong. Our Singapore principal executive officer is located at 30 Cecil Street, #19-08, Prudential Tower, Singapore 049712. Our registered office in the BVI is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. We and our Operating Subsidiaries maintain a website at https://gyugyushabushabu.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 22 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer:	Happy City Holdings Limited
Securities being Offered:	1,100,000 Class A Ordinary Shares of no par value each
Ordinary Shares Outstanding Prior to Completion of this Offering:	6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares
Ordinary Shares Outstanding Immediately after this Offering:	7,100,000 Class A Ordinary Shares, or up to 7,265,000 Class A Ordinary Shares, assuming full exercise of the over-allotment option, and 12,000,000 Class B Ordinary Shares
Initial Public Offering Price per Class A Ordinary Share:	US$5.00 per Class A Ordinary Share.
Over-allotment Option:

We have granted the underwriters an option for a period of 45 days after the closing of this Offering to purchase up to 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts.

Lock-up:

We, each of our directors, executive officers and shareholders holding 5% or more of the issued and outstanding Class A and Class B Ordinary Shares, will enter into a lock-up agreement with the Underwriters not to sell, transfer or dispose of any shares for a period of six months from the closing of the Offering, respectively. See “Shares Eligible for Future Sale” and “Underwriting.”

Listing:	Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market.
Nasdaq Capital Market Symbol:	HCHL
Transfer Agent:	Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.
Risk Factors:	See “Risk Factors” beginning on page 18 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.
Use of Proceeds:

The net proceeds to us from this Offering are approximately US$3.67 million or approximately US$4.42 million if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full, after deducting underwriting discounts, the non-accountable expense allowance and other estimated offering expenses payable by us, including cash expenses payable to the underwriters for their reasonable out-of-pocket expenses.

We intend to use the net proceeds of this Offering primarily for business expansion in Hong Kong and Southeast Asia region and working capital and other general corporate purposes. See “Use of Proceeds” on page 52 for additional information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Relating to Doing Business in the PRC

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of the business of our subsidiaries and may intervene or influence their operations, which could result in a material change in the operations of our Operating Subsidiaries and/or the value of Happy City’s Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

Our Operating Subsidiaries are located and operate its business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong, national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

All of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong. We face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and,

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Our Operating Subsidiaries are located, and operates, in Hong Kong, a special administrative region of the PRC. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiaries are located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. There is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We and our Operating Subsidiaries may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing

Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiaries will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiaries are incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we and our subsidiaries do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we nor our Operating Subsidiaries have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S since neither we nor our subsidiaries are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we and our subsidiaries were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we and our subsidiaries are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we and our subsidiaries may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiaries in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of providing the service offerings of our Operating Subsidiaries, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we and our subsidiaries are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiaries’ operations in Hong Kong, we and our subsidiaries are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we and our subsidiaries have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

All of our business and operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted by our Operating Subsidiaries in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to our Business and Operation

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in its report.

As of August 31, 2024 and 2023, we had net current liabilities of US$918,271 and US$2,475,571, respectively. Our auditor, AOGB CPA Limited, has raised substantial doubt about our ability to continue as a going concern.

As of August 31, 2024 and 2023, although we had net current liabilities in an amount of US$918,271 and US$2,475,571, respectively, we generated a positive cash flow from our operating activities in an amount of US$1,265,009 for the year ended August 31, 2024. Management plans to continue to focus on improving operational efficiency and cost reductions. Additionally, we plan to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations. Our ability to continue as a going concern depends upon our ability to improve operational efficiency, conduct cost reductions, acquire new customer, and secure additional financing. If we are unable to acquire new revenue generating customer and obtain additional financing in the future, there may remain substantial doubt about our ability to continue as a going concern, and, investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms or at all. Further, if we are unable to continue as a going concern, we may have to discontinue operations and liquidate our assets and may be compelled to receive less than the value at which those assets are carried on our audited financial statements, which would cause the shareholders to lose all or a part of their investment.

We, through our subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our business and future prospects.

We have a relatively short operating history compared to some of our established competitors. We opened our first and second specialty restaurants in 2020. However, due to our limited operating history, our historical performance and growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Our future revenues and cash flows may fluctuate significantly given our short operating history, rendering it difficult to predict our results of operations and prospects. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

•        our ability to introduce and manage new menu, product or restaurant theme in response to changes in customer demographics and consumer tastes and preferences;

•        the continued growth and development of the catering industry;

•        our ability to ensure that the quality of our services meets client expectations;

•        our ability to maintain the quality of our service, menu, food, and reputation;

•        our ability to maintain and enhance our relationships with our suppliers;

•        our ability to maintain or improve our operational efficiency;

•        our ability to defend ourselves in any legal or regulatory actions against us;

•        our ability to effectively manage our growth;

•        our ability to anticipate and adapt to changing market conditions and a competitive landscape, to compete effectively with our competitors in the catering industry; and

•        our ability to attract and retain qualified and skilled employees.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, we may continue to introduce new menu items, service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

Our future success depend significantly on the market’s recognition of our brands, and if we are not able to maintain or enhance our brand recognition, our business, financial condition and results of operations may be materially and adversely affected.

We operate all of our restaurants under our two brands, “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)”. Our growth and future success depends extensively on the market’s recognition of our brands, however, our ability to maintain our brand recognition depends on a number of factors of which are beyond our control including customer taste and preference. We must therefore continue to distinguish ourselves from other market players in the hotpot restaurant market in Hong Kong and strengthen customers’ preference towards our brands. Our ability to maintain and enhance our brand image depends, to a large extent, on our ability to promote our brands by opening new restaurants. This image depends on our ability to maintain the highest level of food quality and customer service across our restaurants to prevent customers from experiencing any instances of poor hygiene, bad food quality, poor customer service or personal injury which could tarnish our brands and our business. If we are unable to do so, the value of our brand will be diminished, and our business and results of operations may be materially and adversely affected. As we continue to grow in size, expand our food offerings and services and extend our geographic reach, maintaining quality and consistency may be more difficult and we cannot assure you that customers’ confidence in our brand name will not be diminished.

We may not be able to maintain and increase the sales and profitability of our existing restaurants.

The sales of existing restaurants will also affect our sales growth and will continue to be a critical factor affecting our revenue and profit. Our ability to increase existing restaurant sales depends in part on our ability to successfully implement our initiatives to increase customer traffic, seat turnover and spending per customer. Examples of these initiatives include offering innovative dishes and special beverage options, enhancing dining experience to attract repeat customers, ensuring food quality to enhance customer loyalty. There can be no assurance that we will be able to achieve our targeted sales growth and profitability for our existing restaurants. Also, we cannot ensure that existing restaurant sales will not decrease. If we are unable to achieve our targeted sales and profitability goals in our existing markets, our business, financial condition and results of operations may be materially adversely affected.

In addition, if we open new restaurants in our existing geographic markets, the sales performance and customer traffic of our existing restaurants near such new restaurants may decline as a result of increased competition. This may in turn adversely affect our business, financial condition and results of operations of our existing restaurants.

Our future growth depends on our ability to open and profitably operate new restaurants.

We may not be able to successfully enter into new markets. Our future growth depends on our ability to open and profitably operate new restaurants. Currently, we operate three restaurants under our two brands. We may not be able to open new restaurants as quickly as planned. Delays or failures in opening new restaurants could materially and adversely affect our growth strategy and our expected financial and operating results. In obtaining new restaurant sites, we may face intense competition from our competitors in the catering service industry. We may also encounter delays when applying for relevant material licenses including the general restaurant license and liquor license during the approval process from the FEHD, for which the timeline is beyond our control. Even if we can open additional restaurants as planned, these new restaurants may neither be profitable nor have results comparable to our existing restaurants for a period of time. This growth strategy and the substantial efforts associated with the development of each additional restaurant may cause our operating results and profits to fluctuate. Uncertainties known to us at the time of this prospectus which are subject to factors out of our control include, but are not limited to, our ability to identify suitable locations for our new restaurants while taking into account factors such as industry competition, customer demographics, property lease terms, the estimated investment payback periods, accessibility and convenience of our planned location.

Expanding our operations is also subject to FEHD licensing requirements (including but not limited to health, ventilation, gas safety, and building safety requirements), approval of the size and condition of our selected restaurant sites. For further information regarding the FEHD licensing requirements, please refer to the section titled “Regulations — Licenses, approvals and permits necessary for our business operations”. There can be no assurance that our HK subsidiary will be able to obtain or convert all of the approvals, licenses and permits required for any expanded business operations in a timely manner, and our HK subsidiary may experience difficulties or failures in obtaining the necessary approvals, licenses and permits for new restaurants, which could adversely affect the business operations, financial condition and prospects of our HK subsidiary, subject us to negative publicity and delay our restaurant openings and overall expansion plan.

We may also open new restaurants in markets where we have little or no operating experience. Those new markets may have different competitive conditions, consumer tastes and discretionary spending patterns from our existing markets. As a result, we may not be able to open new restaurants in these markets on a timely basis or at all. If the new restaurants do open, they may be less profitable compared with restaurants in our existing markets. Consumers in a new market may not be familiar with our brand and we may need to build brand awareness in that market through advertising and promotional activities, which could result in higher expenses than originally planned. We may find it more difficult in new markets to hire, motivate and retain qualified employees who share our business philosophy and culture. Opening restaurants in new markets may record lower average sales, lower average spending per customer, higher construction costs, higher occupancy costs or higher operating costs than restaurants in existing markets. And we may take longer to set up similar logistics chains with suitable quality control in such new markets. Sales at restaurants opened in new markets may take longer than expected to ramp up and reach, or may never reach, expected sales and profit levels, thereby affecting our overall profitability. There can be no assurance that we will be able to maintain our profitability as we continue to expand into new markets.

Food safety concerns and concerns about the health risk of our products may have an adverse effect on our business.

Food safety is a top priority for us, and we dedicate substantial resources so our customers may enjoy safe and high-quality food products. However, in the catering services industry we face risks of food contamination and related liability claims. Our food quality depends partly on the quality of food ingredients and raw materials provided by our suppliers and we may be unable to detect all defects in our supplies. Any food contamination occurring at our restaurants or during the transportation from our suppliers to our restaurants that we fail to detect or prevent could adversely affect the quality of food served in our restaurants. As a restaurant operator, we are susceptible to liabilities arising from claims and complaints of foodborne illnesses incidents even if they may be due to matters beyond our control, including improper customer use of our hotpots.

Any failure to detect defective food supplies, or to observe proper hygiene, cleanliness and other quality control requirements or standards in our operations could adversely affect the quality of the food that we offer at our restaurants, which could lead to related liability claims, complaints and negative publicity, reduced customer traffic at our restaurants, imposition of penalties on us by relevant authorities and compensation ordered by courts and revocation or suspension of our food and beverage licenses. Similarly, some of our products contain dairy, fats, sugar and other compounds and allergens, the health effects of which are the subject of public scrutiny, including the suggestion that excessive consumption of dairy, sugar and other compounds can lead to a variety of adverse health effects. An unfavorable report on the health effects of other compounds present in our products, or negative publicity or litigation arising from other health risks such as obesity, could significantly reduce the demand for our beverages and food products. Additionally, there may be new laws and regulations that could impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings. A decrease in customer traffic as a result of these health concerns or negative publicity could materially and adversely affect our image and our business.

In the event of negative publicity from the media regarding foodborne illnesses, negative publicity from articles of industry findings or research reports criticizing our food quality or any customer complaints due to poor hygiene, bad food quality, poor customer service or personal injury regardless of their genuineness or validity, could force us to divert management from other business concerns and, in turn, adversely affect our business. If complaints are not handled properly, effectively and efficiently, the reputation of our brand and our restaurants, rather than a single restaurant, may be affected. If we fail to restore and maintain our reputation, we may lose the ability to retain our customers or attract new customers, which may materially and adversely impair our restaurant business and may jeopardize our results of operations, financial conditions and business prospects.

Fluctuations in the cost of both ingredients used in our restaurants and our supply chain inputs may lead to declines in our margins and operating results.

Our operation and growth depends on reliable sources of food ingredients such as poultry, meat, seafood, vegetables and beverages at stable competitive prices delivered to us in a timely manner. However, the prices and supply of food ingredients are subject to a variety of factors, some of which are beyond our control. These factors include fluctuations in aggregate supply and demand and external conditions, such as seasonal shifts, climate, natural disasters, diseases, suppliers’ ceasing operations, delays in logistics and transportation, labor strikes or changes in laws and regulations. Our business prides itself in its ability to offer delicious Chinese food to patrons for an affordable price. Any rise in our costs, particularly a rise in the cost of the ingredients we use, may lead to declines in our margins and operating costs.

Our suppliers may also be affected by increasing costs of production and transportation, rising labor costs and other expenses that they may pass onto us from time to time. Moreover, since we generally do not enter into long-term contracts with our suppliers, there is no assurance that we can continue to purchase food ingredients from our suppliers at commercially agreeable prices and that those supplies will arrive in a timely manner. We cannot ensure that our major suppliers will continue to provide us with food ingredients and beverages that satisfy our selection criteria and quality requirements at reasonable prices and in a timely manner. If we are unable to manage our costs, or to pass such additional costs onto our customers, or to locate alternative suppliers within a short period of time on commercially viable terms in the event that our relationship with major suppliers deteriorates, our profit margin could be adversely affected. Alternatively, we may be required to remove certain menu offerings of our restaurants, which in turn could adversely affect our results of operations.

Our current restaurant locations or rental rates may become unattractive and the lack of new suitable locations on commercially viable terms, or any increase in rental costs may result in a failure to renew the existing tenancy agreements of our leased properties or a failure to seek new premises elsewhere for existing and new restaurants, and/or may affect our expansion plan.

All our restaurant premises are leased properties, and we may be exposed to fluctuations in our rental costs. We may be unable to accurately predict rental rates when we renew our existing tenancy agreements and substantial increase in rentals will adversely affect our profitability and financial position. In addition, some of our less desirable locations may be subject to long-term non-cancelable leases, so that even if we decide to close such restaurants, we may nonetheless be required to perform our obligations under such leases or pay penalties for terminating the leases, which will increase our operating costs. As such, any non-renewal or early termination of tenancy agreement could cause disruption to our business and as a result adversely affect our profitability and financial position.

The profitability of any restaurant depends substantially on its locations and we maintain stringent selection criteria. In particular, we require our restaurants to be located in areas with high foot traffic of people (such as shopping malls or major shopping area) seeking for dining options, close to public transportation (with direct access or within 5 minutes’

walk to metro and/or bus terminals) and easy access by customers. The floor area of each of our restaurants must be large enough to accommodate customers’ needs. In view of our stringent criteria in selecting restaurant locations, commercially viable choices in Hong Kong are limited. Neighborhood or economic conditions where our restaurants are located could deteriorate in the future, thus resulting in potentially reduced sales in these locations. If we cannot obtain desirable locations at reasonable prices, our ability to effect our growth strategy will be adversely affected. If we are to relocate or open new restaurants, we cannot assure that we would be able to find suitable premises for our restaurants at commercially viable terms. There is also no assurance that we can negotiate the terms of renewal with the landlords before the expiry of our existing tenancy agreements.

The closure of our restaurant in North Point which featured our brand “Gyu! Gyu! Shabu Shabu” and integration of both of our brands into a new flagship restaurant in Kwun Tong may present operational, regulatory, and financial risks.

Our restaurant branded “Gyu! Gyu! Shabu Shabu” located at North Point, Hong Kong were closed in March 2025 due to the expiration of the lease. We then opened a new flagship restaurant of 11,000 square feet in Kwun Tong, Hong Kong, that features both our brands of “Thai Pot” and “Gyu! Gyu! Shabu Shabu” and offers Japanese and Thai all-you-can-eat hotpot. Given the new restaurant only recently began operational, we cannot guarantee that whether the closure of the existing restaurant and the transition to the new location may temporarily disrupt business operations, leading to potential loss of revenue and customer attrition during the transition period. The successful integration of two distinct hotpot brands under a single location involves logistical, branding, and operational complexities.

The location where our new restaurants opened may have different competitive conditions, consumer tastes and discretionary spending patterns from our existing restaurant that had commenced operation for years. We cannot assure that the new restaurant may achieve the similar level of operational efficiency or generate similar level of revenue as our old restaurants, these new restaurants may neither be profitable nor have results comparable to our existing restaurants for a period of time. Furthermore, any failure to effectively merge menus, service standards, or branding could dilute customer experience and harm the Company’s reputation. There is no guarantee that the combined-brand concept will resonate with customers as intended, which could result in lower-than-expected foot traffic and profitability. The opening of the new restaurant also requires a significant upfront capital expenditure, including fit-out costs, marketing, and staff training, which could strain financial resources if the new location does not achieve projected revenue in a timely manner. The opening of the new restaurants in North Point may record lower average sales, lower average spending per customer, higher occupancy costs or higher operating costs than restaurants in existing district. Sales at the new restaurant opened may never reach, expected sales and profit levels, thereby affecting our overall profitability. There can be no assurance that we will be able to maintain our profitability.

Lastly, although we have acquired all necessary licenses and abided by all regulations relevant to the new restaurant’s operations, given that the new restaurant operates in a new premise and facilities, we cannot guarantee that the operations of such may be in compliance with relevant permits or licenses, such as the fire protections or hygiene permits, as the staff may be unfamiliar with the new facilities. If the new restaurant or us fail to comply with the existing laws and regulations, we may incur significant compliance costs or expenses or result in the assessment of damages, imposition of fines against us or a suspension of any part of the new restaurant, which could materially and adversely affect our financial condition and operation results, and our reputation and profitability could be materially adversely affected.

Our business depends significantly on market recognition of our brands. Measures taken to prevent intellectual property infringement or taken to protect our brands may be insufficient.

We registered four trademarks associated with the logos and brand names of “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” in Hong Kong. Any occurrence of counterfeiting or imitation could negatively impact our reputation and brand name and could result in a reduction of our market share, cause a long-term or even permanent decline in our sales and profitability and increase our administrative costs in respect of detection and enforcement of our intellectual property rights.

We consider our trademarks, brand names and other intellectual property to be material for our business. Preventing intellectual property infringement is difficult, costly and time-consuming. Continued unauthorized use of our intellectual properties by unrelated third parties may damage our reputation and brand image. The measures we have taken to protect our trademark and other intellectual property rights may not be adequate to prevent unauthorized use of our intellectual properties by unrelated third parties. If we are unable to adequately protect our trademark and other intellectual properties, our brand image may be harmed, and our results of operations may suffer as a result.

In addition, if our competitors infringe, misappropriate or otherwise violate any eventual intellectual property rights obtained by us that are critical to our competitive position despite efforts to prevent such infringement, we may be required to commence litigation proceedings to protect and enforce our trademark and other intellectual property rights. Although we and our subsidiaries have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Moreover, any negative publicity and complaints regarding any infringing party’s unauthorized use of any eventual intellectual property rights obtained by us and tied to brands and logos such as “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” could also confuse, dilute or tarnish, directly or indirectly, our restaurants’ brand appeal, which could materially damage our results of operations, profitability and business prospects.

We rely on a limited number of third-party suppliers and service providers to provide products and services to us, and the loss of any of these suppliers or service providers or a significant interruption in the operations of these suppliers or service providers could negatively impact our business.

We work with a limited number of raw material suppliers, delivery service providers and fulfillment service providers in the daily operations of our restaurants. As we continue to expand our operations and, in turn, our customer base, our existing suppliers and service providers may not be able to adequately accommodate the growth of our business, and we may not be able to find additional suppliers and service providers who can meet our requirements, standards and expectations.

Any significant interruption in the businesses of our suppliers and service providers could have a material adverse effect on the availability, quality and cost of our supplies, our customer relationships and restaurant operations. For example, during the outbreak of COVID-19, in certain regions in mainland China, operations of our suppliers in these regions have been adversely impacted by lockdown measures and travel restrictions, which further led to temporary increases in freight costs. In addition, our limited agreements with suppliers and service providers generally do not prohibit them from working with our competitors, and these parties may be more incentivized to prioritize the orders of our competitors in case of a short supply. Any deterioration in our cooperative relationships with our suppliers and service providers, any adverse change in our contractual terms with them, or the suspension or termination of our agreements with them could have a material adverse effect on our business, financial condition and results of operations. If we were to change suppliers, there is no assurance that we will be able to find suitable replacements in time, or at all, or that our contractual terms with any new supplier or service provider will be as favorable as our exiting arrangements.

We depend on our key management personnel and experienced and capable personnel, as well as our ability to attract, motivate and retain a sufficient number of capable employees.

Our future success is dependent on the continued availability and service of our key management personnel for formulating and implementing our overall business development strategies, making major business decisions and overseeing day-to-day management of our restaurants. Our executive Directors have vast experience in the catering services industry in Hong Kong. Our culinary directors, executive chef and general manager have over approximately 10, 8 and 10 years of experience in the catering services industry in Hong Kong, respectively. If any of our key management personnel ceases to be involved in Happy City or its subsidiaries in the future and if we are unable to locate and replace any of our lost key management personnel and employees, our overall management and administration, implementation of business development strategy and operations, and hence our overall financial performance may be adversely affected. Similarly, if any of our key management joins a competitor or forms a competing business, we may lose customers, know-how and key professionals and staff members.

In view of the highly service-oriented nature of the catering services industry, our success depends upon our ability to attract, motivate and retain a sufficient number of competent employees, such as our executive chef, general manager and restaurant managers, in order to maintain the operation of our existing restaurants and to meet the anticipated increase in demand of manpower associated with our expansion plans. Our rapid growth also requires us to hire, train and retain a wide range of personnel who can adapt to a dynamic, competitive and challenging business environment and are capable of helping us conduct effective marketing, innovate new menu offerings, and develop operational and service-based capabilities. We will need to continue to attract, train and retain personnel at all levels, such as skillful servers and line cooks, as we expand our business and operations. We may also need to offer attractive compensation and other benefits packages, including share-based compensation, to attract and retain employees and provide our employees with sufficient training to help them to realize their career development and grow with us. Individuals with sufficient experience in the restaurant market are in short supply and competition for such employees is intense. Any failure to attract, train, retain or motivate key management and experienced and capable personnel could severely disrupt our business and growth.

If we are unable to motivate and retain enough competent employees at commercially viable costs, we may encounter a higher employee turnover rate or widespread employee dissatisfaction, in which case we may be unable to ensure the quality of food and services for our customers. Any of these disruptions could have a material adverse impact on our business and results of operations.

Our restaurants’ liquor licenses are held by individuals and therefore subject to the good standing of these individuals with the authorities.

As of the date of this prospectus, all liquor licenses issued by the Liquor Licensing Board of Hong Kong and associated with our restaurants are held by individuals who are either our executive Directors or full-time employees. Individual holders of liquor licenses are subject to the Dutiable Commodities (Liquor) Regulations (the “DCR”) and the Dutiable Commodities Ordinance (Chapter 109 of the Laws of Hong Kong), as amended (the “DCO”) which places specified limitations on such individual holders of liquor licenses.

Pursuant to regulation 15 of the DCR, transfer of a liquor license must be conducted in the prescribed form with the consent of the liquor license holder. In case of illness or temporary absence of the liquor license holder, under regulation 24 of the DCR, the secretary to the Liquor Licensing Board may, in his or her discretion, authorize any person to manage the licensed premises, upon application by the liquor license holder. A license holder must make an application for new issue of a liquor license to the Liquor Licensing Board of Hong Kong in order to submit an application for cancellation of a liquor license. In case of death or insolvency of the liquor license holder, his or her executor or administrator or trustee may carry on the business in the licensed premises until expiration of the license pursuant to section 54 of the DCO. Each liquor license is valid for a period of two years or a lesser period, subject to continuous compliance with the requirements under the relevant legislation and regulations. If any of our individual license holders associated with our restaurants commits an offence and is liable on conviction under section 17(3B) of the DCO, they may be subject to a fine of HK$1,000,000 and imprisonment for two years.

If the relevant executor, administrator or trustee of a license holder associate refuses to give consent to a transfer application when a transfer is required due to a license holder’s resignation, or a license holder fails to make an application with respect to his or her illness or temporary absence, or makes a cancellation application without our consent, or if an application by a license holder for new issue of a liquor license is required in case of that license holder’s death or insolvency, the relevant hotpot restaurant associate with the individual holder’s license may have to suspend or cease its sale of liquor for the time being, which may adversely affect our business and profitability. Similarly, if any of our individual license holders commits any offense under section 17(3B) of the DCO, that individual holder may be subject to imprisonment and their absence could have a material adverse effect on our business and results of operations.

Any failure to maintain, renew or comply with the terms and conditions of our licenses may affect our operations.

Operating a restaurant in Hong Kong is subject to various licensing requirements and there can be no assurance that such licenses will be renewed from time to time. Any number of licensing regulations or laws that we are subject to may become more stringent. In particular, if the requirements for obtaining and maintaining general restaurant licenses, liquor licenses, hygiene permits, approval on fire protection and other relevant permits in Hong Kong become more stringent in future, it is likely to increase our compliance costs. There is no assurance that our existing licenses will be successfully renewed upon expiry, or that the new restaurants that we open or relocate will obtain all the requisite licenses in order to continue normal operations.

If we fail to comply with the existing laws and regulations, or future legislative changes, we may incur significant compliance costs or expenses or result in the assessment of damages, imposition of fines against us or a suspension of any part of our business, which could materially and adversely affect our financial condition and operation results. In addition, there is no assurance that we can comply with more stringent licensing requirements. Should this happen, our restaurants may have to cease certain or all operations, and our reputation and profitability could be materially adversely affected.

Our insurance coverage may be insufficient to protect us against potential liabilities arising in the course of operations.

We maintain various insurance policies, such as employees’ compensation insurance, fire insurance and public liability insurance. However, our insurance coverage is still limited in terms of amount, scope and benefit. Consequently, we are exposed to risks including, but not limited to, accidents or injuries in our restaurants and office that are beyond the scope of our insurance coverage, or other accidents for which we do not currently maintain insurance, loss of key management and personnel, business interruptions, natural disasters, terrorist attacks and social instability or any other events beyond our control. Any business disruption, litigation or legal proceedings or natural disaster, such as epidemics, pandemics or earthquakes, or other events beyond our control could result in substantial costs and the diversion of our resources. Our business, financial condition and results of operations may be materially and adversely affected as a result.

Failure of our information technology system or its security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. For example, we utilize information technology to communicate with the suppliers, various service providers, such as logistics, and to manage our restaurants and inventory. Each of our restaurants has installed a “POS” System that we rely on to monitor our daily operations and to collect accurate up-to-date financial and operating data for business analysis or inventory/food items management. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions or failures due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, software failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Similarly, if technical issues arise, any failure by a technical support services, termination of services by third-party service providers or cessation of business relationship with third-party service providers, could lead to interruptions in our operations and adversely affect our business.

Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information of our customers, employee or suppliers, we may suffer reputational, competitive and/or business harm. While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

The hotpot restaurant market in Hong Kong is highly competitive and we may not successfully compete against our competitors.

As a hotpot restaurant operator, we face intense competition within the hotpot restaurant market from a diverse group of restaurant chains and individual restaurant operators who are engaged in the production of similar products. While restaurants in Hong Kong serving hotpot dining compete with us directly, we also compete with restaurants in different market segments to a lesser extent. In addition, we face intense competition from new market entrants. Our Group’s results of operations and business prospects may be adversely affected in the event that we are not able to stay competitive in terms of our pricing and quality of food offered and service rendered.

As we intend to further expand our restaurant network, we have to compete with other restaurant operators as well as retailers for premises and experienced personnel. The competition for suitable locations may increase the bargaining power of landlords, thereby potentially leading to high rental costs for suitable locations. We may also have to offer higher wages to experienced management and restaurant staff in order to recruit or retain them. Such instances will increase the operating costs of our Group, thereby affecting our financial position and results of operations.

We have experienced the adverse effects of intense competition in our industry, with competitors actively recruiting our talented workforce. This competitive pressure has led to increased turnover and wage inflation, which has had a tangible impact on our business operations. We are committed to implementing strategies to retain our skilled workforce, including offering competitive compensation and benefits packages and providing a positive work environment. However, our vulnerability to competitors’ recruitment efforts, which may further disrupt our operations, increase labor costs, and affect our service quality.

We compete with other restaurants on an array of attributes such as food quality, customer service, pricing and overall dining experience. Some of our competitors may have larger customer bases, stronger brand reputation, longer operating history, greater financial, marketing and other resources. If we are not able to compete with existing competitors and new market entrants effectively, our business and results of operations may be adversely affected.

Our business depends to a significant extent upon general economic conditions, consumer demand, taste preferences and discretionary spending patterns. We also may not be able to develop new products in a timely manner to respond to such change, which may adversely affect our financial conditions and future growth.

The catering service industry is affected by consumer taste and preference. We cannot assure you that we can continue to maintain our menu to develop new products and maintain an attractive menu to suit changing customer demands. We cannot ensure that hotpot dining will continue to be well received by our customers or that the hotpot dining market will grow at the expected growth rate. Similarly, we need to anticipate and respond to customers’ changing preferences in the catering services industry. If we are unable to identify new trends in terms of new recipes or food ingredients, our business may lose popularity. If there is a decline in popularity of hotpot dining among our customers and if we fail to run our existing hotpot restaurants in a profitable manner, or we fail to change our cuisine served to adapt to market changes, our financial performance may be adversely affected.

Our business is significant exposed to the volatility of the general economic conditions and reductions in disposable income levels and discretionary consumer spending. Any material decline in the amount of discretionary spending in Hong Kong may have a material adverse effect on our business, results of operations and financial conditions. Consumers’ willingness to dine out or be served by us may fluctuate as a result of changes in national, regional or global economic conditions, disposable income, discretionary spending, lifestyle choices, publicity of our restaurants and its menu or our competitors. Future economic conditions such as employment levels, business conditions, housing, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits. The demand for our service and menu items may be adversely affected from time to time by economic downturns. If the weak economy continues for a prolonged period of time or worsens, the consumers may choose to spend discretionary money less frequently which could result in a decline in consumers’ preference to dine out, or the amount they spend while dining out. Moreover, if the negative economic conditions persist for an extended period of time, consumers might ultimately make long-lasting changes to their discretionary spending behaviour, including dining out less frequently on a permanent basis. Accordingly, adverse changes to consumer preferences or consumer discretionary spending, each of which could be affected by many different factors which are out of our control, could harm our business, financial condition or results of operations. Our growth will depend in part upon our ability to anticipate, identify and respond to changing economic and other conditions and the impact that they may have on discretionary consumer spending. If we fail to successfully adapt our business strategy, brand image and product portfolio to changes in market trends or shifts in consumer preferences and spending patterns, our business, financial conditions and results of operations may be materially and adversely affected.

A severe or prolonged downturn in the global economy could materially and adversely affect our business and financial condition.

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and Mainland China generally. Economic conditions in Hong Kong are sensitive to Mainland China and the global economic conditions. Any major changes to Hong Kong’s social and political landscape will have a material impact on our business. Any deterioration in the Hong Kong economy may lead to contraction of consumer discretionary expenditure on food, fear of a recession and decrease in consumer confidence. These factors may lead to a reduction in customer traffic and average spending per dine-in customer per visit at our restaurants, which could materially and adversely affect our financial condition and results of operations.

The growth rate of the Chinese economy had already been slowing since 2010. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats, and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations, and tariffs. Any severe or prolonged slowdown in the global economy may materially and adversely affect our business, results of operations and financial condition.

Additionally, the outbreak of war in Ukraine in 2022 has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial conditions, liquidity and business outlook of our business.

We, through our Hong Kong Operating Subsidiaries, have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

Our Operating Subsidiaries have a relatively short operating history compared to some of our established competitors. Our Operating Subsidiaries opened its first hotpot restaurant in 2020. Our Operating Subsidiaries only has a limited operating history with regard to such business upon which an evaluation of our prospects can be based. Our future revenues and cash flows may fluctuate significantly given our short operating history, rendering it difficult to predict our results of operations and prospects.

There is no assurance that we will sustain profitability or positive cash flow from the existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter given the rapidly evolving market in which we operate and our relatively short operating history. These risks and challenges include our ability to, among other things:

•        build a well-recognized brand;

•        maintain and expand our client base;

•        maintain and enhance our relationships with partners;

•        attract, retain, and motivate qualified employees;

•        anticipate and adapt to changing market conditions and a competitive landscape;

•        Mitigate potential cybersecurity threats and protect sensitive client and company data;

•        manage our future growth;

•        ensure that the performance of the services of our Operating Subsidiaries meet client expectations;

•        maintain or improve the operational efficiency of our Operating Subsidiaries;

•        navigate a complex and evolving regulatory environment;

•        defend ourselves in any legal or regulatory actions against us and our Operating Subsidiaries;

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, our Operating Subsidiaries may continue to introduce new service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the Offering, to expand operations beyond our current level. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

We may incur losses or experience disruption of our operations as a result of act of god, unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

In addition, our business could also be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or other disasters that are beyond our control. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H5N1 flu, H7N9 flu, avian flu, Swine flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where our directors and management and a majority of our employees currently reside. Consequently, we and subsidiaries are highly susceptible to factors adversely affecting Hong Kong. Political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption.

In addition, our results of operations could be adversely affected to the extent that any natural disaster, including the pandemic, harms the Chinese or Hong Kong economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and our inability to timely and successfully recover could materially disrupt our businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

Health-related outbreaks amounting to epidemics and/or pandemics of infectious or contagious diseases, diseases of animals, foodborne illnesses as well as negative publicity relating to such incidents may from time to time adversely affect our financial condition and results of operations in the future.

Any outbreak, epidemic and/or pandemic of infectious or contagious diseases, such as Severe Acute Respiratory Syndrome (SARS) and COVID-19 in Hong Kong, could lead to a reduction in our customer traffic and total customer spending. During the COVID-19 pandemic, the Hong Kong government issued many COVID-19 Catering Business Premises Directions which significantly restricted the operation of catering businesses, such as restricting dine-in service, limiting the number of seats per table, imposing a minimum distance between tables and mandatory closure of restaurant for disinfection if any employee or customer of such restaurant is infected with COVID-19, which have materially and adversely affected the catering services industry in Hong Kong. There is no guarantee that there will not be any further major outbreak of COVID-19 or outbreak of other infectious or contagious diseases in Hong Kong and that the Hong Kong government will not impose similar or more stringent restrictions on the operation of our restaurants again. We anticipate that any further major outbreak of COVID-19 or the outbreak of other infections or contagions in Hong Kong could have a material adverse impact on the macroeconomic condition of Hong Kong, which, in turn, will negatively affect our business operations, financial performance and business prospects.

In addition, any negative publicity relating to the aforementioned and other health-related matters such as excessive level of medicine and chemicals contained in poultry and seafood, or outbreak of Bovine Spongiform Encephalopathy (also known as mad cow disease) or Avian influenza A(H7N9) (also known as bird flu) may affect consumers’ perception of food safety in general. An outbreak of any epidemics or pandemics in Hong Kong, especially in the areas where we have restaurants, may result in quarantines, temporary closures of our restaurants, travel restrictions or the sickness or death of key personnel and our customers. Any of the above may cause material disruptions to our operations, which, in turn, may materially and adversely affect our financial condition and results of operations.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Our business and results of operations could be adversely affected by difficulties in recruitment and retention of our employees.

As restaurant operations are highly service-oriented in general, our success depends in part upon our ability to attract, retain and motivate a sufficient number of qualified employees, including restaurant managers, chef and kitchen personnel and service personnel, all of whom are necessary for our daily operations. Given that qualified individuals with sufficient experience in the restaurant industry are in relatively short supply in Hong Kong, and competition for these employees is intense, there is no assurance that our Operating Subsidiaries will not experience difficulties in recruiting staff in the future. Any failure to recruit and retain sufficient qualified employees could delay planned new restaurant openings, cause disruptions to our Operating Subsidiaries’ existing daily operations or lead to employee dissatisfaction, all of which could have an adverse effect on our business and results of operations.

In addition, competition for qualified employees could also require us to pay higher wages, which could result in higher labor costs. It is expected that our labor costs will increase owing to the expected expansion of our business and the increase in the salary level of employees in the catering industry in Hong Kong. Due to the intense competition in the restaurant industry, we may be unable to pass the increased labor costs to our customers through raising our menu prices, in which case our profit margins could be adversely affected. Accordingly, any failure to attract qualified personnel at a desirable level of labor costs could adversely affect our business and results of operations.

Risks Related to our Corporate Structure

We rely on dividends and other distributions of equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Happy City is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Happy City and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to Happy City and U.S. investors and amounts owed. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the BVI.

We are a business company incorporated under the laws of the BVI. We conduct our operations in Hong Kong, outside the United States and substantially all of our assets are located outside the United States. In addition, all our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Even if you are successful in bringing an action of this kind, the laws of the BVI or Hong Kong could render you unable to enforce a judgment against our assets or the assets of our directors and officers. For further information regarding the relevant laws of the BVI and Hong Kong, please refer to the section titled “Regulations”.

We have been advised by our BVI legal counsel, Ogier, that there is uncertainty as to whether the courts of the BVI would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in the BVI against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

The U.S. and the BVI do not have a treating providing for reciprocal recognition and enforcement of judgments of courts of the U.S. in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the U.S. based on civil liability, whether or not predicated solely upon the U.S. federal securities laws would not be enforceable in the BVI. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation. Furthermore, it is uncertain that BVI courts would: (i) recognize or enforce judgments of U.S. courts obtained in actions against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws; or (ii) entertain original actions brought in the BVI against us or other persons predicated upon the Securities Act.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of the U.S. courts obtained against us, our subsidiaries, or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against us, our subsidiaries or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of the U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against our subsidiaries, or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities.”

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under BVI statutory law are derivative actions, actions brought by one or more shareholders for relief from unfair prejudice, oppression and unfair discrimination and/or to enforce the BVI Act or the Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Memorandum and Articles of Association, and are entitled to payment of the fair value of their respective shares upon dissenting from certain enumerated corporate transactions.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to BVI law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI law and the constitutional documents of the company, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; or (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BCA dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BCA and the Memorandum and Articles of Association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BCA also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares.”

Risks Relating to Our Class A Ordinary Shares and This Offering

The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Happy City Group Limited, which will hold in the aggregate 97.13% of the voting power of our voting shares following the completion of this Offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, the Company is authorized by its Amended and Restated Memorandum and Articles of Association to allot unlimited number of Class A Ordinary Shares of no par value and unlimited number of Class B Ordinary Shares of no par value. As of the date of this prospectus, there are currently 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. The Class B Ordinary Shares are convertible into Class A Ordinary Shares, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one Class A Ordinary Share for each Class B Ordinary Share. The holder of Class B Ordinary Shares would have, upon conversion of its Class B Ordinary Shares into Class A Ordinary Shares, one vote per Class A Ordinary Share held on all matters submitted to a vote of our shareholders. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Our Controlling Shareholder, Happy City Group Limited is owned as to 51% by Jantin Investments Group Limited, which in turn ultimately owned by Suk Yee, Kwan (Happy City’s Director and Chief Executive Officer) and Tak Shing, Lam (Happy City’s Director and the Chair of the Board), and Ms. Kwan is the sole director of Jantin Investment Group Limited. Ms. Kwan is the spouse of Mr. Lam, and by virtue of this relationship, Ms. Kwan and Mr. Lam are deemed as the beneficial owners of the shares held by Happy City Holdings Limited. The Class B Ordinary Shares outstanding are all ultimately and beneficially owned by Ms. Kwan and Mr. Lam representing 97.56% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this Offering,

Ms. Kwan and Mr. Lam, will hold 97.13% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, through Happy City Group Limited, Ms. Kwan and Mr. Lam will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class A Ordinary Shares in the future, the one-to-twenty voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Happy City Group Limited owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if Happy City Group Limited were to dispose of certain of its shares of our Class B Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of Happy City Group Limited’s controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions.

Happy City Group Limited may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class B Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our ordinary shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Through Happy City Group Limited, Ms. Suk Yee, Kwan (Happy City’s Director and Chief Executive Officer) and her spouse, Mr. Tak Shing, Lam (Happy City’s Director and the Chair of the Board) beneficially own the majority of the voting power of our outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committees consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor, AOGB CPA LIMITED, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is headquartered at Suite 2501-3, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong, Hong Kong and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is not affected by and not subject to the Determination Report announced by the PCAOB on December 16, 2021. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditors headquartered in mainland China and Hong Kong because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Our Class A Ordinary Shares have been approved for listing on Nasdaq Capital Market, however, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares has been determined by negotiation between us and the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.-listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other financial services firms; political, social and economic conditions in Mainland China and Hong Kong;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholder;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market, however, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution. See “Dilution”. In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements.

There will be 7,100,000 Class A Ordinary Shares outstanding immediately after this Offering, or 7,265,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline. In connection with this Offering, we, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Class A and Class B Ordinary Shares have agreed not to sell any of our Class A Ordinary Shares or are otherwise subject to similar lockup restrictions for six months after the closing date without the prior written consent of the representatives of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors may, by resolution of directors, authorize a distribution (including dividend and interim dividend) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as and when they fall due.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any further dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. See “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the British Virgin Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules”.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our client base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon the initial public offering price of US$5.00 per Class A Ordinary Share, Happy City will receive net proceeds from this Offering, after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, of approximately US$3.67 million, assuming the underwriters do not exercise their over-allotment option.

We plan to use the net proceeds we received from this Offering as follows:

•        Approximately US$1.83 million or 50% for our business expansion in Hong Kong and Southeast Asia region; and

•        The balance of US$1.84 million or 50% for working capital and other general corporate purposes.

We are not acquiring any assets, or financing the acquisition of other businesses with the proceeds of the Offering in connection with our business expansion in Hong Kong and Southeast Asia region. Instead, our business expansion plan is opening more hotpot restaurant in Hong Kong and Southeast Asia region, which does not involve acquisition of assets or business.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Happy City, our BVI holding company, since its incorporation, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Happy City and its subsidiaries, or by its subsidiaries to Happy City. For FY 2024 and FY2023, our Operating Subsidiaries have not declared any dividends to its then shareholders, before the incorporation of Happy City.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do currently have no plan to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiary to us, and such other factors as our board of directors may deem relevant.

Subject to the BVI Act and our Memorandum and Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to Happy City’s shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) we will be able to pay our debts as they fall due; and (b) the value of our assets exceeds our liabilities.

Our holding company rely on dividends paid by our Operating Subsidiary for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of August 31, 2024 on (i) an actual basis, and (ii) a pro forma as adjusted basis giving effect to the sale of 1,100,000 Class A Ordinary Shares in this Offering at the initial public offering price of US$5.00 per share and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

Happy City’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Shares.”

	As of August 31, 2024
	Actual	Pro forma(1)
Cash and cash equivalents	$2,935,971	6,601,436

Class A Ordinary Shares and Class B Ordinary Shares of no par value, unlimited number of Class A Ordinary Shares and Class B Ordinary Shares authorized; 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares issued and outstanding as of August 31, 2024, on an actual basis; 7,100,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares issued and outstanding on a pro forma as adjusted basis	$750,001	4,415,466
Accumulated deficit	$(145,090)	(145,090)
Accumulated other comprehensive loss	$(2,939)	(2,939)
Total Shareholders’ Equity	$601,972	4,267,437

Indebtedness
Bank borrowings	3,477,875	3,477,875
Amount due to a director	357,584	357,584
Total Indebtedness	3,835,459	3,835,459
Total capitalization	$4,437,431	8,102,896

____________

(1)      Gives effect to the sale of 1,100,000 Class A Ordinary Shares (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) in this Offering at the Offering Price of US$5.00 per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses.

DILUTION

If you invest in our Class A Ordinary Shares in this Offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share in this Offering and the net tangible book value per Class A Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share.

As of August 31, 2024, we had a historical deficit in net tangible book value of approximately US$624,061, or US$0.035 per Ordinary Share (both Class A and Class B Ordinary Share). Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding on August 31, 2024.

The calculation in this section assumes that 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares were issued and outstanding as of August 31, 2024. After giving effect to the sale of Class A Ordinary Shares in this Offering at the initial public offering price of US$5.00 per Class A Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at August 31, 2024 would have been US$3,041,404, or US$0.159 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.194 per Ordinary Share to existing investors and immediate dilution of $4.841 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Share in this Offering:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Initial public offering price per Class A Ordinary Share	$5.00	$5.00
Deficit in net tangible book value per Ordinary Share as of August 31, 2024	$(0.035)	$(0.035)
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	$0.194	$0.232
Pro forma as adjusted net tangible book value per Ordinary Share after this Offering	$0.159	$0.197
Dilution per Ordinary Share to new investors in this Offering	$4.841	$4.803

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the Offering would be US$0.197, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.232, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this Offering would be US$4.803.

The following table summarizes, on a pro forma as adjusted basis as of August 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated discounts to the underwriters, non-accountable expense allowance and other estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	18,000,000	94.24%	$750,001	12.00%	$0.04
New investors(1)	1,100,000	5.76%	$5,500,000	88.00%	$5.00
Total	19,100,000	100.00%	$6,250,001	100.00%	$0.33

____________

(1)      Not including over-allotment shares.

CORPORATE HISTORY AND STRUCTURE

Happy City is a holding company with no material operation of its own, and it conducts operations through its wholly-owned Operating Subsidiaries, namely A-One President Limited, Topwell Gold Limited, Million Great International Limited, and East Harmony Limited.

Happy City Holdings Limited was incorporated as a BVI business company with limited liability on July 4, 2024 under the laws of the BVI. In connection with the incorporation, on the same date of its incorporation, Happy City Holdings Limited issued a total of 1 share of its ordinary shares to its sole shareholder, Happy City Group Limited, at the consideration of US$1. On August 14, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 4,000,000 for one (the “1st Share Split”), so that there were 4,000,000 ordinary shares issued and outstanding post-1st Share Split. On the same date of its 1st Share Split, the Company issued 2,000,000 ordinary shares in aggregate to six (6) shareholders, at the consideration of US$750,000 in aggregate. On September 13, 2024, the Company effectuated a further share split of its issued and outstanding shares at a ratio of 3 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that there were 18,000,000 ordinary shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date.

On March 4, 2025, the Company’s shareholders resolved to reclassify the Company’s authorized share capital from unlimited number of shares without par value into unlimited number of Class A Ordinary Shares, each having one (1) vote per share and Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). Pursuant to the Share Redesignation, the 18,000,000 authorized and issued shares held by the nine shareholders were redesignated into 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares in aggregate, that the issued shares of 750,000 ordinary shares each, held by Gain Best Investments Limited, Plenty Partner Enterprises Limited, Prime Kingdom Development Limited, Winning Consultants Limited, World Power Holdings Limited, CXQD International Limited, Kwong Yiu, Mak, and Wing Sum, Ho, are redesignated into 750,000 Class A Ordinary Shares each, and the issued shares of 12,000,000 ordinary shares held by Happy City Group Limited are redesignated into 12,000,000 Class B Ordinary Shares.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Split and Share Redesignation, as if these events had occurred at the beginning of the earliest period presented.

Corporate Structure

As of the date of this prospectus, Happy City is authorized by its Amended and Restated Memorandum and Articles of Association to allot unlimited number of Class A Ordinary Shares and unlimited number of Class B Ordinary Shares, of which 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares are issued and outstanding.

Happy City Holdings Limited’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has twenty (20) votes per share. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

We are offering 1,100,000 Class A Ordinary Shares, representing 15.49% of the Class A Ordinary Shares issued and outstanding following completion of the Offering, assuming the underwriter do not exercise the over-allotment option. Following this Offering, assuming that the underwriters do not exercise their over-allotment option, 15.49% of the Class A Ordinary Shares of the Company will be held by public shareholders.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and after giving effect to our initial public offering (assuming no exercise of the over-allotment option by the underwriters):

____________

(1)      Happy City Group Limited, a company incorporated in the BVI as a limited liability company, is an investment holding company which is owned as to 51%, 12%, 25% and 12% by Jantin Investments Group Limited, Po Yuk, Yeung, Un Si, Hoi and Wai Bun, Mui, respectively. Suk Yee, Kwan and Tak Shing, Lam owns 70% and 30% equity interest in Jantin Investments Group Limited. Ms. Kwan is the spouse of Mr. Lam. Happy City Group Limited holds voting and/or dispositive power over 12,000,000 Class B Ordinary Shares as of the date of this prospectus. The principal business address of Happy City Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, British Virgin Islands VG1110.

(2)      Other existing shareholders (8 in total) consist of the following:

a.       Gain Best Investments Limited, a company incorporated in Samoa as a limited liability company, is an investment holding company which is 100% owned by Kuang Chun, Chu, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Gain Best Investments Limited.

b.       Plenty Partner Enterprises Limited, a business company formed in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Sik Chiu, Ng, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Plenty Partner Enterprises Limited.

c.       Prime Kingdom Development Limited, a business company formed in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Lai Ki, Leung, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Prime Kingdom Development Limited.

d.       Winning Consultants Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Guanghui, Mai, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Winning Consultants Limited.

e.       World Power Holdings Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Pak Kuen, Kwok, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by World Power Holdings Limited.

f.        CXQD International Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Jiahui, Lin, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by CXQD International Limited.

g.       Kwong Yiu, Mak, an individual, holds voting and/or dispositive power over 750,000 Class A Ordinary Shares as of the date of this prospectus.

h.       Wing Sum, Ho, an individual, holds voting and/or dispositive power over 750,000 Class A Ordinary Shares as of the date of this prospectus.

Our Subsidiaries

A-One President Limited was incorporated on January 24, 2020, under the laws of Hong Kong. A-One President Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Topwell Gold Limited was incorporated on October 18, 2019, under the laws of Hong Kong. Topwell Gold Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Million Great International Limited was incorporated on June 18, 2022, under the laws of Hong Kong. Million Great International Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Happy City Ventures Pte. Ltd. (“Happy City Singapore”) was incorporated on August 29, 2024, under the laws of Singapore. Happy City Singapore is a wholly owned subsidiary of Happy City, for the purpose of establishing its presence and tapping into the hotpot industry in Singapore. Since its incorporation, Happy City Singapore has not had any operation.

East Harmony Limited was incorporated on June 26, 2024, under the laws of Hong Kong. East Harmony Limited is a wholly owned subsidiary of Happy City and is one of our operating entities.

Asia Virtue Limited was incorporated on April 22, 2024, under the laws of Hong Kong. Asia Virtue Limited is a wholly owned subsidiary of Happy City and has not had any operation since its incorporation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We operate three all-you-can-eat hotpot restaurants and specialize in Thai and Japanese Hotpot under the brand names “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” in Hong Kong. As of the date of this prospectus, we operate three restaurants located in Tsuen Wan in the New Territories, Mong Kok in Kowloon, and Kwun Tong in Kowloon. We have been in the restaurant services industry in Hong Kong for over 5 years. We primarily compete in the Hong Kong hotpot restaurant market.

The Group opened its first and second specialty hotpot restaurant under the brand name “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” that features Japanese-style hotpot in 2020. Sparking a new trend of Thai-style hotpot in Hong Kong, the Group opened its first Thai-style specialty hotpot restaurant under the brand name “Thai Pot (泰金鍋)” in 2022. The Group redesignated its Gyu! Gyu! Shabu Shabu restaurant in Tsuen Wan and rebranded to Thai Pot restaurant in July 2024. In 2025, upon expiration of the lease agreement of our “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” restaurant in North Point, we opened a new flagship restaurant of 11,000 square feet in Kwun Tong that features both our brands of “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” and offers Japanese and Thai all-you-can-eat hotpot to further increase market penetration and our profitability.

Key Factors that Affect Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.

Macroeconomic conditions in Hong Kong

We generate all our revenue from restaurant operations in Hong Kong and our economic growth is closely related to the macroeconomic conditions of Hong Kong. Any deterioration in the Hong Kong economy may lead to contraction of consumer discretionary expenditure on food, fear of a recession and decrease in consumer confidence. These factors may lead to a reduction in customer traffic and average spending per dine-in customer per visit at our restaurants, which could materially and adversely affect our financial condition and results of operations.

Our business and growth also depends, to a significant extent, on discretionary customer spending, which is influenced by general economic conditions. Accordingly, we may experience decline in sales during economic downturns or prolonged periods of high unemployment rates. Any material decline in the amount of discretionary spending in Hong Kong may have a material adverse effect on our business, results of operations and financial conditions.

Market competition

As a hotpot restaurant operator, we face intense competition within the hotpot restaurant market from a diverse group of restaurant chains and individual restaurant operators who are engaged in the production of similar products. While restaurants in Hong Kong serving hotpot dining compete with us directly, we also compete with restaurants in different market segments to a lesser extent. In addition, we face intense competition from new market entrants. Our Group’s results of operations and business prospects may be adversely affected in the event that we are not able to stay competitive in terms of our pricing and quality of food offered and service rendered.

We compete with other restaurants on an array of attributes such as food quality, customer service, pricing and overall dining experience. Some of our competitors may have larger customer bases, stronger brand reputation, longer operating history, greater financial, marketing and other resources. If we are not able to compete with existing competitors and new market entrants effectively, our business and results of operations may be adversely affected.

Price of raw materials and consumables

Our operation and growth depend on reliable sources of food ingredients such as poultry, meat, seafood, vegetables and beverages at stable competitive prices delivered to us in a timely manner. However, the prices and supply of food ingredients are subject to a variety of factors, some of which are beyond our control. These factors include fluctuations in aggregate supply and demand and external conditions, such as seasonal shifts, climate, natural disasters, diseases, suppliers’ ceasing operations, delays in logistics and transportation, labor strikes or changes in laws and regulations. Our business prides itself in its ability to offer delicious Chinese food to patrons for an affordable price. Any rise in our costs, particularly a rise in the cost of the ingredients we use, may lead to declines in our margins and operating costs.

Our suppliers may also be affected by increasing costs of production and transportation, rising labor costs and other expenses that they may pass onto us from time to time. Moreover, since we generally do not enter into long-term contracts with our suppliers, there is no assurance that we can continue to purchase food ingredients from our suppliers at commercially agreeable prices and that those supplies will arrive in a timely manner. We cannot ensure that our major suppliers will continue to provide us with food ingredients and beverages that satisfy our selection criteria and quality requirements at reasonable prices and in a timely manner. If we are unable to manage our costs, or to pass such additional costs onto our customers, or to locate alternative suppliers within a short period of time on commercially viable terms in the event that our relationship with major suppliers deteriorates, our profit margin could be adversely affected. Alternatively, we may be required to remove certain menu offerings of our restaurants, which in turn could adversely affect our results of operations.

Rental costs

All our restaurant premises are leased properties and we may be exposed to fluctuations in our rental costs. We may be unable to accurately predict rental rates when we renew our existing tenancy agreements and substantial increase in rentals will adversely affect our profitability and financial position. In addition, some of our less desirable locations may be subject to long-term non-cancelable leases, so that even if we decide to close such restaurants, we may nonetheless be required to perform our obligations under such leases or pay penalties for terminating the leases, which will increase our operating costs. As such, any non-renewal or early termination of tenancy agreement could cause disruption to our business and as a result adversely affect our profitability and financial position.

The success of any restaurant depends substantially on its locations and we maintain stringent selection criteria. In particular, we require our restaurants to be located in areas with high foot traffic of people seeking for dining options (such as shopping malls or major shopping area), close to public transportation (with direct access or within 5 minutes’ walk to metro and/or bus terminals) and easy access by customers. The floor area of each of our restaurants must be large enough to accommodate customers’ needs. In view of our stringent criteria in selecting restaurant locations, commercially viable choices in Hong Kong are limited. Neighborhood or economic conditions where our restaurants are located could deteriorate in the future, thus resulting in potentially reduced sales in these locations. If we cannot obtain desirable locations at reasonable prices, our ability to effect our growth strategy will be adversely affected. If we are to relocate or open new restaurants, we cannot assure that we would be able to find suitable premises for our restaurants at commercially viable terms. There is also no assurance that we can negotiate the terms of renewal with the landlords before the expiry of our existing tenancy agreements.

Labor costs

As restaurant operations are highly service-oriented in general, our success depends in part upon our ability to attract, retain and motivate a sufficient number of qualified employees, including restaurant managers, chef and kitchen personnel and service personnel, all of whom are necessary for our daily operations. Given that qualified individuals with sufficient experience in the restaurant industry are in relatively short supply in Hong Kong, and competition for these employees is intense, there is no assurance that our Operating Subsidiaries will not experience difficulties in recruiting staff in the future. Any failure to recruit and retain sufficient qualified employees could delay planned new restaurant openings, cause disruptions to our Operating Subsidiaries’ existing daily operations or lead to employee dissatisfaction, all of which could have an adverse effect on our business and results of operations.

In addition, competition for qualified employees could also require us to pay higher wages, which could result in higher labor costs. It is expected that our labor costs will increase owing to the expected expansion of our business and the increase in the salary level of employees in the catering industry in Hong Kong. Due to the intense competition in the restaurant industry, we may be unable to pass the increased labor costs to our customers through raising our menu prices, in which case our profit margins could be adversely affected. Accordingly, any failure to attract qualified personnel at a desirable level of labor costs could adversely affect our business and results of operations.

Impact of COVID-19

Any outbreak, epidemic and/or pandemic of infectious or contagious diseases, such as Severe Acute Respiratory Syndrome (SARS) and COVID-19 in Hong Kong, could lead to a reduction in our customer traffic and total customer spending. During the COVID-19 pandemic, the Hong Kong government issued many COVID-19 Catering Business Premises Directions which significantly restricted the operation of catering businesses, such as restricting dine-in service, limiting the number of seats per table, imposing a minimum distance between tables and mandatory closure of restaurant for disinfection if any employee or customer of such restaurant is infected with COVID-19, which have materially and adversely affected the catering services industry in Hong Kong. These restrictions have resulted in a shift from dine-in orders to takeaway/online food delivery orders. We are usually charged a fee by the online food delivery platforms equal to an agreed percentage of the price of the food items for each delivery order fulfilled by them. There is no assurance that we will be able to partly or fully transfer such cost to the customers by price adjustment, in which event our profitability may be materially and adversely affected. There is also no assurance that the online food delivery platforms will not increase such fees in the future. There is no guarantee that there will not be any further major outbreak of COVID-19 or outbreak of other infectious or contagious diseases in Hong Kong and that the Hong Kong government will not impose similar or more stringent restrictions on the operation of our restaurants and food factory again. We anticipate that any further major outbreak of COVID-19 or the outbreak of other infections or contagions in Hong Kong could have a material adverse impact on the macroeconomic condition of Hong Kong, which, in turn, will negatively affect our business operations, financial performance and business prospects.

In addition, any negative publicity relating to the aforementioned and other health-related matters such as excessive level of medicine and chemicals contained in poultry and seafood, or outbreak of Bovine Spongiform Encephalopathy (also known as mad cow disease) or Avian influenza A(H7N9) (also known as bird flu) may affect consumers’ perception of food safety in general. An outbreak of any epidemics or pandemics in Hong Kong, especially in the areas where we have restaurants, may result in quarantines, temporary closures of our restaurants, travel restrictions or the sickness or death of key personnel and our customers. Any of the above may cause material disruptions to our operations, which, in turn, may materially and adversely affect our financial condition and results of operations.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and financial reporting requirements under the SEC rules. They include the financial statements of the Company and its subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

In preparing our consolidated financial statements, our board of directors had given careful consideration of our future liquidity in light of the fact that our current liabilities exceeded our current assets as at August 31, 2024 and 2023. We are of the opinion that, taking into account of focusing in the improvement in operational efficiency and cost reductions and the plan of raising capital via private placement or public offering in the event that we do not have adequate liquidity to meet our current obligations, we have sufficient working capital to meet in full our financial obligations as they fall due in the foreseeable future. Hence, the consolidated financial statements have been prepared on going concern basis.

Key Components of Results of Operations

	For the years ended August 31,		Variance
	2024	2023	Amount	Percentage
	US$	US$	US$	%
	(Audited)	(Audited)
Revenue	$8,295,084	$6,754,350	$1,540,734	22.8%
Cost of revenue	(6,033,172)	(5,984,430)	(48,742)	0.8%
Gross profit	2,261,912	769,920	1,491,992	193.8%

Operating expenses:
Selling and marketing expenses	(149,571)	(463,796)	314,225	(67.8)%
Employee compensation and benefits	(228,679)	(224,574)	(4,105)	1.8%
Other general and administrative expenses – third parties	(526,574)	(826,191)	299,617	(36.3)%
Other general and administrative expenses-related parties	(46,052)	(247,174)	201,122	(81.4)%
Total operating expenses	(950,876)	(1,761,735)	810,859	(46.0)%

Income (loss) from operations	1,311,036	(991,815)	2,302,851	(232.2)%

Other income (expense):
Other income – third parties	53,163	41,591	11,572	27.8%
Other income – related parties	133,678	92,811	40,867	44.0%
Interest expenses	(182,098)	(166,970)	(15,128)	9.1%
Total other income (expense), net	4,743	(32,568)	37,311	(114.6)%

Income (loss) before income taxes	1,315,779	(1,024,383)	2,340,162	(228.4)%
Income tax benefit (expense)	3,918	(61,394)	65,312	(106.4)%
Net income (loss)	$1,319,697	$(1,085,777)	$2,405,474	(221.5)%

Revenue

Our revenue is generated from providing food and beverage to customers in our restaurants located in North Point, Mong Kok and Tsuen Wan. The following table sets forth the breakdown of our revenue by location of our restaurants for the years ended August 31, 2024 and 2023, respectively:

	For the years ended August 31,		Variance
	2024	2023	Amount	Percentage
	US$	US$	US$	%
	(Audited)	(Audited)
Revenue
North Point	$2,550,083	$2,441,432	$108,651	4.5%
Mong Kok	3,555,385	2,495,804	1,059,581	42.5%
Tsuen Wan	2,184,432	1,800,328	384,104	21.3%
Others	5,184	16,786	(11,602)	(69.1)%
Total revenue	$8,295,084	$6,754,350	$1,540,734	22.8%

Our revenue increased by US$1,540,734 or 22.8%, from US$6,754,350 for the year ended August 31, 2023 to US$8,295,084 for the year ended August 31, 2024. Such increase was mainly attributable to the increase in customer demand as a result of the lifting of pandemic measures, in particular, the dine-in restrictions in catering business premises and other social distancing measures imposed by the Hong Kong government, which brought our restaurants back to normal business operation for the year ended August 31, 2024 and the upward adjustment in our selling price of our food in August 2023.

Others represent the revenue recognized for the expiry of membership points in our loyalty program.

Cost of Revenue

Our cost of revenue consists of cost directly related to revenue generating activities, which primarily includes food and beverages cost, operating expenses for the hotpot restaurants, personnel-related compensation expenses, including salaries and related retirement benefit for operations personnel, and other cost directly related to the revenue.

The following table sets forth the breakdown of our cost of revenue for the years ended August 31, 2024 and 2023, respectively:

	For the years ended August 31,		Variance
	2024	2023	Amount	Percentage
	US$	US$	US$	%
	(Audited)	(Audited)
Cost of revenue
Food and beverages	$2,397,669	$2,459,167	$(61,498)	(2.5)%
Payroll and employee benefits expenses	1,296,886	1,394,527	(97,641)	(7.0)%
Utilities expenses (restaurants)	183,609	183,260	349	0.2%
Building management fee (restaurants)	367,734	355,467	12,267	3.5%
Depreciation of property and equipment	574,539	411,014	163,525	39.8%
Depreciation of right-of-use assets	804,350	803,707	643	0.1%
Others	408,385	377,288	31,097	8.2%
Total cost of revenue	$6,033,172	$5,984,430	$48,742	0.8%

Our cost of revenue remained relatively stable at US$6,033,172 and US$5,984,430 for the years ended August 31, 2024 and 2023, respectively.

Food and Beverages

Our cost of food and beverages remained relatively stable at US$2,397,669 and US$2,459,167 for the years ended August 31, 2024 and 2023, respectively. Despite the increase in our revenue for the year ended August 31, 2024, our cost of food and beverages for the year ended August 31, 2024 remained stable as compared to the year ended August 31, 2023, which was mainly attributable to our successful negotiation with our suppliers and also sourcing new suppliers which supply us with the same quality of food and beverages but at a reduced cost for the year ended August 31, 2024.

Payroll and Employee Benefits Expenses

Restaurant operation is highly service-oriented and labor-intensive. Payroll and employee benefits expenses of operation personnel, which primarily consisted of salaries and other allowances and retirement benefit scheme contributions of operation personnel. Our payroll and employee benefits expenses remained relative stable at US$1,296,886 and US$1,394,527 for the years ended August 31, 2024 and 2023, respectively.

Utilities Expenses (restaurants)

Our utilities expenses for our restaurants primarily consist of expenses incurred for electricity, gas and water utilities for the operation of the restaurants. Our utilities expenses for restaurant remained relatively stable at US$183,609 and US$183,260 for the years ended August 31, 2024 and 2023, respectively.

Building Management Fee (restaurants)

Our building management fee for our restaurants remained relatively stable at US$367,734 and US$355,467 for the years ended August 31, 2024 and 2023, respectively.

Depreciation of Property and Equipment

Our depreciation of property and equipment for the operation of our restaurant increased by US$163,525 or 39.8%, from US$411,014 for the year ended August 31, 2023 to US$574,539 for the year ended August 31, 2024. Such increase was mainly attributable to the addition of the property and equipment we purchased for the operation of our restaurants during the year ended August 31, 2024.

Depreciation of Right-of-Use Assets

Our depreciation of right-of-use assets for the operation of our restaurant remained relatively stable at US$804,350 and US$803,707 for the years ended August 31, 2024 and 2023, respectively.

Other Expenses

Our other expenses mainly represent repair and maintenance expenses, cleaning expenses, consumable expenses and sundry expenses incurred in the ordinary course of operation of our restaurants. Our other expenses remained relatively stable at US$408,385 and US$377,288 for the years ended August 31, 2024 and 2023, respectively.

Gross Profit and Gross Profit Margin

The following table sets forth the breakdown of our gross profit and gross profit margin for the years ended August 31, 2024 and 2023, respectively:

	For the years ended August 31,		Variance
	2024	2023	Amount	Percentage
	US$	US$	US$	%
	(Audited)	(Audited)
Overall gross profit	$2,261,912	$769,920	$1,491,992	193.8%
Overall gross profit margin	27.3%	11.4%	15.9%

Our overall gross profit increased by US$1,491,992 or 193.8%, from US$769,920 for the year ended August 31, 2023 to US$2,261,912 for the year ended August 31, 2024. Our overall gross profit margin increased from 11.4% for the year ended August 31, 2023 to 27.3% for the year ended August 31, 2024. Such increase in our overall gross profit and gross profit margin was mainly attributable to (i) the increase in our revenue as a result of the increase in customer demand and upward adjustment in our selling price of our food in August 2023 as stated above; and (ii) our successful negotiation with our suppliers and also sourcing new suppliers which supply us with the same quality of food and beverages but at a reduced cost, which led our cost of food and beverages remained relatively stable for the year ended August 31, 2024, as compared to the year ended August 31, 2023.

Operating Expenses

Selling and Marketing Expenses

Our selling and marketing expenses mainly represented the advertising and promotion expenses incurred to promote our brand image and awareness.

Our selling and marketing expenses decreased by US$314,225 or 67.8%, from US$463,796 for the year ended August 31, 2023 to US$149,571 for the year ended August 31, 2024. Such decrease was mainly attributable to the decrease in marketing expenses we incurred to advertise our brand and restaurants during the year ended August 31, 2024, as compared to the year ended August 31, 2023.

Employee Compensation and Benefits

Our employee compensation and benefits under operating expenses primarily consisted of salaries and other allowances and retirement benefit scheme contributions for management and administrative personnel.

Our employee compensation and benefits for our management and administrative personnel remained relatively stable at US$228,679 and US$224,574 for the years ended August 31, 2024 and 2023, respectively.

Other General and Administrative Expenses

Our other general and administrative expenses, including other general and administrative expenses to our third parties and our related parties, primarily consisted of bank and credit card charges, office expenses, legal and professional fee, travelling expenses, entertainment expenses, etc.

Our other general and administrative expenses decreased by US$500,739 or 46.7%, from US$1,073,365 for the year ended August 31, 2023 to US$572,626 for the year ended August 31, 2024. Such decrease was mainly attributable to (i) the decrease in our entertainment expenses by US$319,940 we incurred for the year ended August 31, 2024; and

(ii) the decrease in our management fee paid to our related party by US$202,230 for the year ended August 31, 2024 as such service has been ceased for the year ended August 31, 2024. We expect our general and administrative expenses, including, but not limited to, staff costs, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently become a public company upon the completion of this Offering.

Other Income (Expense)

Other Income

Our other income includes other income received from the third parties and other income received from our related parties. Our other income received from the third parties primarily consists of bank interest income and government subsidies under anti-pandemic fund. Our other income received from our related parties mainly consists of manpower support income received from our replated parties, which we have provided our manpower resources for our related parties, and others. Our total other income increased by US$52,439 or 39.0%, from US$134,402 for the year ended August 31, 2023 to US$186,841 for the year ended August 31, 2024, which was mainly attributable to the increase in manpower support income received from our related parties by US$40,867 for the year ended August 31, 2024.

Interest Expenses

Our interest expenses primarily comprised interest on bank borrowings, which amounted to US$182,098 and US$166,970 for the years ended August 31, 2024 and 2023, respectively.

Net Income (loss)

As a result of the foregoing, we reported net income of US$1,319,697 for the year ended August 31, 2024 and net loss of US$1,085,777 for the year ended August 31, 2023.

Liquidity and Capital Resources

Our liquidity and working capital requirements mainly represent the payments for purchases of food ingredients and beverages, staff costs, property rentals and other operating expenses incurred for our business operations.

As of August 31, 2024 and 2023, we had a negative working capital of US$918,271 and US$2,475,571, respectively. Despite having a working capital deficiency as of August 31, 2024 and 2023, we generated a positive cash flow from operating activities of US$1,265,009 for the year ended August 31, 2024.

Going forward, we expect to fund our working capital and other capital requirements with a combination of various sources, including but not limited to, cash generated from our operations and the net proceeds from this Offering as well as other possible equity and debt financings as and when appropriate. In light of the above, we believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows generated from our operations and the estimated net proceeds from this Offering.

The following table summarises our cash flows for the years ended August 31, 2024 and 2023.

	For the years ended August 31,
	2024	2023
	US$	US$
	(Audited)	(Audited)
Net cash provided by (used in) operating activities	$1,265,009	$(676,224)
Net cash used in investing activities	(771,738)	(9,546)
Net cash provided by financing activities	2,257,192	392,089
Effect on exchange rate change on cash and cash equivalents	770	(8,990)

Net increase (decrease) in cash and cash equivalents	2,750,463	(293,681)
Cash and cash equivalents at the beginning of the year	184,738	487,409
Cash and cash equivalents at the end of the year	2,935,971	184,738

Operating activities

Our cash flows generated from operating activities was principally generated from the receipts from our restaurant operations, while our cash used in operating activities was principally used for payments for purchases of food ingredients and beverages, staff costs, property rentals and other operating expenses incurred for our business operations. Our net cash provided by operating activities amounted to US$1,265,009 for the year ended August 31, 2024, mainly derived from (i) the net income for the year of US$1,319,697; and (ii) various non-cash items of US$1,378,889, such as depreciation on property and equipment and right-of-use assets, which was partially offset by (i) the decrease in accounts payable, accruals and other liabilities of US$546,671 as a result of the settlement; and (ii) the payment of our lease for our operations of US$862,357 for the year ended August 31, 2024.

Our net cash used in operating activities amounted to US$676,224 for the year ended August 31, 2023, mainly derived from (i) the net loss for the year of US$1,085,777; (ii) the decrease in accounts payable, accruals and other liabilities of US$287,995 as a result of the settlement; and (iii) the payment of our lease for our operations of US$853,861 for the year ended August 31, 2023, which was partially offset by (i) various non-cash items of US$1,214,721, such as depreciation on property and equipment and right-of-use assets; and (ii) the decrease in prepaid expenses, rental deposit and other receivables of US$253,310 as a result of the utilisation of the prepaid expenses.

Investing activities

Our net cash used in investing activities was US$771,738 for the year ended August 31, 2024, mainly attributable to the purchase of property and equipment.

Our net cash used in investing activities was US$9,546 for the year ended August 31, 2023, mainly attributable to the purchase of property and equipment.

Financing activities

Our net cash provided by financing activities was US$2,257,192 for the year ended August 31, 2024, mainly attributable to (i) the proceeds from bank borrowings of US$1,587,584; and (ii) the proceeds from shares allotments to our investors of US$750,000 for the year ended August 31, 2024.

Our net cash provided by financing activities was US$392,089 for the year ended August 31, 2023, mainly attributable to the proceeds from bank borrowings of US$1,556,645, which was partially offset by (i) the repayment of bank borrowings of US$698,298; and (ii) the repayment to a director of US$466,258 for the year ended August 31, 2023.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of August 31, 2024:

Contractual obligations	Payments due by period
	Total	Less than 1 year	1 – 3 years	More than 3 years
Bank borrowings	$3,844,833	$2,046,250	$545,420	$1,253,163
Future lease payments	1,504,189	866,395	637,794	—
	$5,349,022	$2,912,645	$1,183,214	$1,253,163

Capital Expenditures

For the year ended August 31, 2024, we purchased US$771,738 of property and equipment, mainly for use in our operations. For the year ended August 31, 2023, we purchased US$9,546 of property and equipment, mainly for use in our operations.

Subsequent to August 31, 2024 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of August 31, 2024 or as of the date of this prospectus.

Inflation

Our Operating Subsidiaries are impacted by inflationary increases in wages, benefits and other costs. Hong Kong’s tight labor market and shortage of culinary talent poses a challenge for our Operating Subsidiaries struggling to hire and retain quality chefs and service staff. Offering competitive pay and work conditions in order to attract sufficient skilled labor is crucial but also difficult when trying to control costs. Staff retention requires ongoing effort and costs as well and labor issues have been persistent challenges. Besides, food and beverage costs, rent, utilities, and labor costs are all major expenses for restaurants which are continuously rising over the past years due to inflation. Inflation has caused (i) the costs of food and beverages to increase; (ii) wage rate to increase in an effort to preserve the wage satisfaction of our employees, and (iii) an erosion of our consumers’ purchasing power and disposable income prompting individuals to exercise fiscal constraint and to choose to dine out less often. Managing costs amid intense price competition is a key challenge. We must, therefore, strike a balance in managing our costs competitiveness while striving to maintain price, organize staffing levels and innovate to cater to consumer preferences. If inflation or other factors were to significantly increase our Operating Subsidiaries’ business costs, they may be unable to pass through price increases to their customers. If our Operating Subsidiaries are not able to pass increased wage and other costs resulting from inflation onto their clients, our profitability may decline. There can be no assurance that future cost increases can be offset by increased menu prices or that increased menu prices will be fully absorbed by our Operating Subsidiaries’ customers without resulting in any change to their visit frequencies or spending patterns.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, and income taxes, of which the details are set out in our consolidated financial statements.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Critical accounting estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Allowance for expected credit loss

We have adopted the loss rate methodology to estimate historical losses on accounts receivable. The Company has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We have also adopted a current lifetime expected credit losses methodology to measure impairments of other financial assets, which results in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. No credit loss on accounts receivable and other financial assets was made for the years ended August 31, 2024 and 2023.

INDUSTRY

This section contains information from the Frost & Sullivan Industry Information Sheet commissioned by us and prepared by Frost & Sullivan, to provide information regarding the catering services industry and the Company’s market position in Hong Kong.

The information presented in this section contains information from the Frost & Sullivan Industry Information Sheet commissioned by us and prepared by Frost & Sullivan, to provide information regarding the catering services industry and the Company’s market position in Hong Kong. We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Market size of Overall Catering Services in Hong Kong

The COVID-19 pandemic has significantly affected the catering industry in Hong Kong, primarily due to social distancing measures and a notable decline in tourism. Many restaurants have encountered substantial challenges, including reduced customers dining out and decreased revenues, and a significant number of restaurants have resulted in permanent closures. From 2019 to 2020, the overall market size of the catering services industry in Hong Kong has significantly declined by approximately 17.3%. As the pandemic persisted throughout 2020 to 2022, the catering industry has experienced in a prolonged stagnation as the social distancing measures and tourism was yet to recover from the lockdown during the time.

From 2023, the relaxation of COVID-19 related preventive measures has led to a resurgence in demand and tourism, positively impacting the catering industry. The overall catering services in Hong Kong recovered to a total market size of HK$111.7 billion in 2024. According to Frost & Sullivan, the overall market size of the catering services industry is expected to grow at a compound annual growth rate (CAGR) of approximately 4.3% from 2025 to 2029, potentially reaching HK$137.7 billion by August 2029.

Market Size of Overall Catering Services in Hong Kong (HK$ billion)
160
140
120
100
80
60
40
20
0
116
95.9
8
89.8
98.2
111.7
116.3
121.1
126.3
132
137.7
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Census and Statistics Department of Hong Kong, Frost and Sullivan (year ending August 31)

Market Size of Hotpot Restaurant in Hong Kong

As part of the overall catering services, the hotpot restaurants in Hong Kong faced similar difficulties as other restaurants in the catering services industry Hong Kong during the period affected by the COVID-19 pandemic. From 2019 to 2021, the overall market size of the hotpot restaurant industry in Hong Kong has significantly declined by approximately 42.9%. The hotpot restaurants are more affected in general than other restaurants in catering services due to the nature of hotpot being a socialising food option for bigger groups to gather. Since the relaxation of the COVID-19 related preventive measures, the market size of hotpot restaurant market in Hong Kong has recovered to the size of HK$6.3 billion and HK$7.4 billion in 2023 and 2024 respectively. According to Frost & Sullivan, the overall market size of hotpot restaurant market in Hong Kong is expected to grow at a CAGR of approximately 5.4% from 2025 to 2029, potentially reaching HK$9.9 billion by August 2029, which is expected to outperform the overall catering services industry in Hong Kong. According to Frost & Sullivan, the specialty hotpot restaurant market takes up approximately 2.7% of the market size of overall catering services in Hong Kong in 2024, which is also expected to increase to approximately 2.9% by 2029.

Specialty hotpot restaurants often feature specific themes or concepts, such as regional cuisines or innovative broths with unique flavours. This thematic focus enhances the dining experience and attracts customers looking for something distinct. Specialty hotpot typically offers premium and often artisanal ingredients, as compared to regular non-specialty hotpot which typically focus on classic ingredients. Specialty hotpot may offer rare seafood, organic vegetables, or specially sourced meats that are not commonly available in regular non-specialty hotpot venues. Specialty hotpot restaurants generally provide a more curated dining experience, including attentive service and unique presentation, as compared to regular non-specialty hotpot that often prioritize affordability and quantity over quality.

Of which, the revenue of specialty hotpot restaurants which contributed HK$2.8 billion of the hotpot restaurant market in Hong Kong in 2019, has recovered to HK$2.4 billion and HK$3.0 billion in 2023 and 2024 respectively. According to Frost & Sullivan, the overall market size of specialty hotpot restaurant market in Hong Kong is expected to grow at a CAGR of 6.3% from 2024 to 2029, potentially reaching HK$4.0 billion by August 2029, which is expected to outperform the overall hotpot restaurant market and the overall catering services industry in Hong Kong.

The future of specialty hotpot in Hong Kong is promising as it adapts to evolving customer demands for unique experiences, high-quality ingredients, and health-conscious options. In contrast, non-specialty hotpot may struggle to compete as customers in Hong Kong increasingly seek out innovative and personalized dining experiences.

Market Size of Hotpot Restaurant Market in Hong Kong
(HK$ billion)
12
10
8
6
4
2
0
4.5
2.8
3.3
2
2.6
1.6
3.2
2
3.9
2.4
4.7
3
4.9
3.2
5.1
3.3
5.3
3.5
5.6
3.7
5.9
4
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E
Specialty
Non-specialty

Source: Frost and Sullivan (year ending August 31)

Top 10 Specialty Hotpot Restaurant Chains in Hong Kong (Year ended August 31, 2024)

Rank	Company/Brand	Major type of hotpot offered	Provision of all-you- can-eat hotpot	No. of hotpot restaurants	Revenue of hotpot business (HK$ million)	Market share in of hotpot restaurant market in Hong Kong
1	Masterbeef Group 牛大人	Hotpot	Yes	9	437.9	14.6%
2	Haidilao International Holding Ltd 海底撈	Hotpot	No	5	357.5	11.9%
3	Coucou Hotpot 凑凑火鍋	Hotpot	Yes	11	274.0	9.1%
4	616 Catering Management Limited 616 餐飲管理	Hotpot	No	16	250.6	8.4%
5	Nabe Urawa 牛気	Shabu shabu	Yes	10	197.0	6.6%
6	The Great Restaurant 一品鷄煲	Hotpot	No	7	127.3	4.2%
7	Mou Mou Club 牛涮鍋	Shabu shabu	Yes	7	123.0	4.1%
8	Gyujin Shabu Shabu & Sukiyaki Restaurant 牛陣	Shabu shabu	Yes	7	92.0	3.1%
9	Taiwan Bussan Hotpot 犇殿台灣火鍋	Hotpot	Yes	4	90.6	3.0%
10	The Group	Shabu shabu and Thai-style hotpot	Yes	3	64.5	2.2%
	Others				985.6	32.8%
					3,000.0	100.0%

Source: Frost and Sullivan

In the year ended August 31, 2024, the Group operated 3 specialty hotpot restaurants in Hong Kong, accounting for approximately 2.2% of the market share in the specialty hotpot restaurant market in Hong Kong. The Group is also the only top 10 specialty hotpot restaurant chains in Hong Kong that offers Thai-style hotpot.

Market Drivers

Highly Fragmented and Recovery from COVID-19:    The overall catering services industry in Hong Kong is by a highly fragmented, featuring domestic and international competitors. As reported by the Hong Kong Census and Statistics Department, there were over 14,900 food and beverage establishments in Hong Kong in 2022. Notably, approximately 90% of these are small and medium-sized enterprises. With the swift recovery of the tourism sector and the full reopening of borders after the relaxation of the COVID-19 preventive measures, the catering services industry is well-positioned for growth, with the number of restaurants is expected to have reached around 15,300 in 2023. Hong Kong’s diverse demographics and varied dietary preferences contribute to a competitive market landscape across all cuisines.

Beloved Local Favourite:    Hotpot is a beloved dining experience in Hong Kong, appealing to both locals and tourists. The interactive nature of hotpot, where customers cook their own ingredients at the table, enhances the social aspect of dining, making it a popular choice for gatherings. The availability of a wide variety of fresh and high-quality ingredients, including meats, seafood, vegetables, and specialty sauces, attracts consumers. This diversity allows for customization, catering to different dietary preferences and tastes.

Trend in Specialty Hotpot:    As health awareness among customers has led to a preference for fresh and nutritious dining options. Hotpot, often featuring fresh ingredients and broth, aligns well with this trend, appealing to health-conscious customers. In particular, hotpot restaurants are increasingly incorporating innovative elements, such as themed dining experiences, premium ingredients, and unique broths. In particularly for speciality hotpots, this helps attract a broader audience and keeps the dining experience fresh and exciting, and accordingly the specialty hotpot segment is expected to thrive in the coming years.

Entry Barriers

Capital:    Opening a restaurant in Hong Kong involves substantial initial start-up costs, which includes expenses such as rental, interior design, staff recruitment, equipment acquisition, and marketing. Additionally, a significant amount of capital is necessary to cover daily operational costs, as it typically takes time for a new entrant to reach its breakeven point and start generating profit.

Relationship with Suppliers:    Building strong relationships with suppliers is essential for newly opened restaurants. The freshness and quality of ingredients directly influence the taste of the dishes, making it imperative for restaurants to partner with reliable suppliers to ensure high food quality. However, new entrants may face challenges and takes considerably long time to establish these partnerships, as existing competitors often have the advantage of long-standing relationships that enable them to secure superior quality ingredients.

Securing Prime Location:    Identifying, negotiating, and finalizing a commercial lease is a lengthy process that adds complexity and uncertainty to establishing a new restaurant in Hong Kong. Prime locations are usually in high competition and landlords tend to favour established and larger market players due to their proven track record and credibility, giving these businesses an advantage in securing rental locations in prime areas than new entrants.

Regulatory Requirements:    In order to start a new restaurant in Hong Kong, restaurant owners are required to obtain several licenses prior to opening, this includes General Restaurant License from the Food and Environmental Hygiene Department and, if liquor is sold, Liquor License from the Liquor Licensing Board. The process of obtaining the licenses will take up to several months, so new entrants will need to ensure that the regulatory requirements are met in order to prevent delays in restaurant opening.

Competition

Brand Awareness:    Reputation is vital to a restaurant’s success in the catering industry as customers rely on trust on the restaurant to choose which restaurant to dine, and, in particular, a reputable brand is more likely to attract customers than general as customers will associate reputable brand with positive experiences, quality food, and excellent service.

Marketing plays an important part in outreaching to potential customers to build brand image and it is easier for reputable brands than individual restaurants to achieve so. Brand awareness also fosters customer loyalty, which is essential for the long-term success of a restaurant. Familiarity with a brand encourages repeat visits and recommendations, amplifying word-of-mouth marketing.

Service:    Customer service is an important element when a customer chooses which restaurants to dine. Unwelcoming customer service can significantly hinder a restaurant’s success, as the dining experience involves not just food quality but also the service atmosphere. Negative interactions create a poor ambiance that can overshadow even the best culinary offerings, leading to negative word-of-mouth. In today’s digital age, a single instance of poor service can deter potential customers who might avoid a restaurant with such a reputation.

Customer service is essential to customer loyalty, which translates into sustaining success and revenue. Customers are more likely to return to places where they feel valued; if they experience indifference, they will seek alternatives. Prioritizing welcoming and attentive service is thus crucial for building a loyal customer base and ensuring long-term viability in the competitive landscape.

Technology:    The adoption of technology in restaurants is essential for enhancing operational efficiency and improving customer experience. Systems such as point-of-sale (POS) solutions, online reservation platforms, and digital payment methods streamlines operations, reduces wait times, and minimizes human error, allowing staff to focus on delivering superior service and reduce cost from the management’s perspective.

Integrating online food delivery platforms to the daily operations of a restaurant is essential for adapting to evolving consumer habits nowadays. By participating in these platforms, restaurants can capture additional revenue, thereby driving growth and profitability in a fragmented and highly competitive market.

BUSINESS

Overview

We operate three all-you-can-eat hotpot restaurants and specialize in Thai and Japanese Hotpot under the brand names “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” in Hong Kong. As of the date of this prospectus, we operate three restaurants located in Tsuen Wan in the New Territories, Mong Kok in Kowloon, and Kwun Tong in Kowloon. We have been in the restaurant services industry in Hong Kong for over 5 years. We primarily compete in the Hong Kong hotpot restaurant market.

The Group opened its first and second specialty hotpot restaurant under the brand name “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” that features Japanese-style hotpot in 2020. Sparking a new trend of Thai-style hotpot in Hong Kong, the Group opened its first Thai-style specialty hotpot restaurant under the brand name “Thai Pot (泰金鍋)” in 2022. Building on such success, the Group redesignated its Gyu! Gyu! Shabu Shabu restaurant in Tsuen Wan and rebranded to Thai Pot restaurant in July 2024. In 2025, upon expiration of the lease agreement of our “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” restaurant in North Point, we opened a new flagship restaurant of 11,000 square feet in Kwun Tong that features both our brands of “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” and offers Japanese and Thai all-you-can-eat hotpot.

According to Frost & Sullivan, we accounted for approximately 2.2% of the market share and rank 10th in the specialty hotpot restaurant market in Hong Kong through the 3 hotpot restaurants we operated in 2024. We are also the only top 10 specialty hotpot restaurant chains in Hong Kong that offers Thai-style hotpot in 2024.

For the years ended August 31, 2024 and 2023, our revenue is generated from providing food and beverage to customers in our restaurants located in North Point, Mong Kok and Tsuen Wan. Our revenue increased by US$1,540,734 or 22.8%, from US$6,754,350 for the year ended August 31, 2023 to US$8,295,084 for the year ended August 31, 2024. Such increase was mainly attributable to the increase in customer demand as a result of the lifting of pandemic measures, in particular, the dine-in restrictions in catering business premises and other social distancing measures imposed by the Hong Kong government, which brought our restaurants back to normal business operation for the year ended August 31, 2024 and the upward adjustment in our selling price of our food in August 2023.

Our Operations

General information

We currently operate two restaurants on our own under the brand name “Thai Pot (泰金鍋)” that specializes in Thai-style hotpot and one restaurant under the brand names “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” and “Thai Pot (泰金鍋)” that specializes in both Japanese-style and Thai-style hotpot in Hong Kong.

Our restaurant branded “Gyu! Gyu! Shabu Shabu” located at Shop 110-111, 1/F, Harbour North Phase 2, 123 Java Road, North Point were closed in March 2025 due to the expiration of the lease. We then opened a new flagship restaurant of 11,000 square feet in Kwun Tong that features both our brands of “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” and offers Japanese and Thai all-you-can-eat hotpot.

We have not entered into any licensing or franchising arrangements with any third parties to operate any of our restaurants. The following table sets out the general information of our restaurants (in chronological order of their commencement):

Brand	Style	Address	Commencement	Approximate gross floor area (square feet)	Approximate seating capacity (person)
Gyu! Gyu! Shabu Shabu (牛牛日式火鍋放題)	Japanese	Shop 110-111, 1/F, Harbour North Phase 2, 123 Java Road, North Point	2020 (Shop closed in March 2025 due to expiration of the lease agreement)	4,000	108
Thai Pot (泰金鍋)*	Thai	Shop 1010, 1/F, OP Mall, 100 Tai Ho Road, Tsuen Wan	2020	4,000	92
Thai Pot (泰金鍋)	Thai	6/F, Chong Hing Square, 601 Nathan Road, Mong Kok	2022	8,000	200

Brand	Style	Address	Commencement	Approximate gross floor area (square feet)	Approximate seating capacity (person)
Gyu! Gyu! Shabu Shabu (牛牛日式火鍋放題) x Thai Pot (泰金鍋)	Japanese and Thai	10/F, One Pacific Centre, 414 Kwun Tong Road, Kwun Tong, Kowloon	2025	11,000	120

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*        Note: Rebranded from Gyu! Gyu! Shabu Shabu to Thai Pot in July 2024.

The following are pictures of our restaurants:

Gyu! Gyu! Shabu Shabu

觀塘店
限定
帆布袋禮包
"免費送"
數量有限 送完截止
帆布袋內有
神秘禮品
活動內容
❶消費任何火鍋放題套餐
❷按入座人數關注泰金鍋
Instagram或小紅書
❸請於結帳時向店員
出示已關注泰金鍋
ig或小紅書的頁面
– 活動只適用於觀塘亞太中心分店
– 活動適用於泰金鍋午市或晚市任何火鍋放題
– 套餐數量有限，送完即止
– 請於結帳時向店員出示已關注泰金鍋
Instagram或小紅書的頁面
– 如有任何爭議，本公司保留最終決定權
泰金鍋
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00:00 AM
C
00:00 AM
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GYU!
GYU!
shabu shabu

Thai Pot

Our restaurants are situated in prime locations: Tsuen Wan in the New Territories, Mong Kok in Kowloon, and Kwun Tong in Kowloon. These locations were strategically chosen by our executive Directors to attract potential customers in areas with a high foot traffic (such as shopping malls or major shopping area) seeking for dining options, all in close proximity to public transport (with direct access or within 5 minutes’ walk to metro and/or bus terminals). We believe that the strategic locations of our restaurants are crucial to increase our brand awareness and help us attract potential customers and retain our customers.

All our restaurants are operated on leased properties. To prevent disruption of our business, we generally enter into leases of three to four years with our landlords and we endeavor to renew each lease approximately three to six months before the expiry of such lease. We have not encountered any difficulty in renewing the leases for our restaurants since the commencement of our business.

Our licenses

There are two principal types of licenses required for the operation of our Group’s restaurants in Hong Kong. They are (a) food business license, including restaurant license for restaurant operation, which is required to be obtained before commencement of the relevant food business operation; and (b) liquor license, which is to be obtained before commencement of sale of liquor in the restaurant premises.

Our opening hours & services

Save for adverse weather conditions, our restaurants are generally open from 11:00 a.m. – 12:00 p.m. daily for both dine-in or takeaway/delivery orders, with main focus during lunch and dinner hours. In general, we also limit customers to 60, 90, 100 or 120 minutes for all-you-can-eat (depending on their budget and selection) in order to increase turnover of our tables and in turn, increase our number of customers and enhance our business flow.

Our mission is to offer quality all-you-can-eat hotpot at an affordable price to the general public. We focus on food quality at our restaurants. All our dining tables have built-in induction cookers and we have effective ventilation system in place at all our restaurants to maintain air circulation. At our hotpot restaurants, other than traditional hotpot which is to be enjoyed by a group of people sharing the same soup base, we also offer individual hotpot for customers to enjoy hotpot with their own personal chosen soup base.

As we have a wide selection of ingredients for hotpot and there are many other food and beverage items on offer, our customers can choose certain hotpot ingredients and hot dishes to go with the hotpot from the pickup counter. For certain ingredients and hot dishes that require additional cooking or preparation, we have installed an electronic order system in our restaurants so that customers can conveniently order certain hot dishes and hotpot ingredients by scanning a QR code using their mobile phones at their tables. Our management believe that the use of an environmental friendly electronic order system would increase operational efficiency.

Our food

At our restaurants, our customers can enjoy our featured all-you-can-eat hotpot with a time limit of 60, 90, 100 or 120 minutes during lunch and dinner hours, where we also offer hotpot set meals with a time limit of 60 minutes during lunch hours to cater the dining needs of customers who wants to enjoy a light hotpot option. We also offer non-hotpot set at certain restaurants to cater the dining needs of customers during lunch hours which we serve cooked dishes for customers who wants to enjoy a standard portion set meal.

For our featured all-you-can-eat hotpot, we offer unlimited buffet food which includes ample selection of chilled or frozen meat, seafood, vegetables and noodles for hotpot cooking, also with various hot dishes and desserts prepared by our chef and several beverage options including our homemade beverages and soft drinks, to our customers within the time limit. On top of the aforementioned buffet food, depending on the price tier that the customer chooses, our customer can also enjoy all-you-can-eat featured premium meat, which includes Danish pork, premium beef from the U.S. and Australia, M6 and M8 Wagyu beef from Australia and top-tier A5 Miyazaki Wagyu beef from Japan, as well as various corresponding tiered seafood which includes scallops and abalone.

In short, we maintain a standardized menu for all-you-can-eat across all our restaurants with slight modifications in terms of food and beverages offered in individual restaurants depending on the price tier that our customer chooses. For example, we offer live seafood in Thai Pot restaurants, where we also serve Thai skewers, Thai salad and various Thai specialty dishes. We also offer live prawn catching at our Thai Pot restaurants to enhance our customer experience, which we believe is one of our gimmicks to retain our customers, and also offers our customers to enjoy the fresh prawns they caught in the hotpot. At our Gyu! Gyu! Shabu Shabu restaurant, we offer Japanese-styled dishes such as Japanese oden and Kabayaki Unagi Eel to our customers.

We believe soup base is one of the crucial elements for customers to choose a hotpot restaurant. We could attract new customers and retain existing customers with unique and appealing soup base. As such, we offer our customers different types of hotpot soup base, with Thai or Japanese twist, at each of our restaurants. Our different types of hotpot soup base includes options such as Thai Tom Yum Kung Soup, Collagen Pork Bone Soup, Japanese Bonito Soup, Medicated Diet Spicy Soup, where each features different signature ingredients. We believe being able to offer various soup bases is one of our main appeals to our customer, and our individual hotpot option also attracts our customers to visit as they are able to enjoy their personal preferred soup base as compared to sharing the same soup base with their group.

Currently, as a premium option, we also offer Mu Kratha, which is a type of combined barbeque and hotpot popular in Thailand, at our Thai Pot restaurants and Kami-nabe, which is a type of paper hotpot popular in Japan, at our Gyu! Gyu! Shabu Shabu restaurant, respectively.

Our hotpot also offers all-you-can-drink beverages as part of the packages. Apart from regular soft drinks, we also prepare special house-drinks to complement our food offerings. These specialty drinks include our homemade thai iced tea, thai iced green tea and lemongrass drink in our Thai Pot restaurants. Our customers are also able to enjoy all-you-can-drink alcoholic beverages for an additional charge.

We strive to respond to all feedback from our restaurant staff and customers. We also adjust our all-you-can-eat options should there be fluctuation in food costs, operational and other seasonal factors. Our management regularly reviews our menu and works with our executive chef to develop new food dishes and special beverage options to meet our customer’s desire for novelty. When we come up with new food ideas, our executive chef will develop the sample dishes or beverages for taste tests by our management. We will update our menu with the new dishes or beverages after our management has officially approved them.

Commitment to food quality

Our commitment to food quality is demonstrated by the meat and seafood we source, which we believe is one of the main features of what we appeal to our customers and how we stand out from our competitors. We source Danish pork, premium beef from the U.S. and Australia, M6 and M8 Wagyu beef from Australia and top-tier A5 Miyazaki Wagyu beef from Japan, which we believe is more appealing to our customers as compared to what our competitors offer.

We keep fresh seafood tanks in each of our Thai Pot restaurants to preserve the freshness of the live prawns we offer in our restaurants.

In order to preserve our food quality, we endeavor to use fresh ingredients in our restaurants as much as possible and we generally arrange for suppliers to deliver all fresh ingredients that do not require a lot of processing to our restaurants directly. We offer various types of chilled and frozen meat or seafood on our menu to cater for our customers’ varying tastes, preferences and budgets.

Daily management

Each of our restaurants is managed by (i) a restaurant manager who reports to our executive Directors and operations manager and accounting manager regarding the day-to-day operations of the restaurant, including staff matters, service quality control, dining environment, customer service, handling customer complaints, the collection of payments from our customers, daily reconciliation of the summary sales records in our system with the actual amounts received in cash or by electronic payments (such as credit card, octopus or other e-wallet payments) as well as cash management and settlement for the restaurant; and (ii) a head chef who reports to our executive chef and is responsible for the overall operation of the kitchen in that restaurant, including food preparation, inventory control and replenishment, food quality control, storage and food safety matters.

Kitchen

Before closing hours each day, the head chef at each restaurant will assess the remaining ingredients at the restaurant and complete a purchase requisition to place order for ingredients, beverages and other supplies in preparation for the next day. Ingredients are generally delivered to our restaurants by our suppliers before opening hours of the restaurant on the next day so that we will have sufficient time for food preparation. Our kitchen staff will inspect the ingredients delivered by our suppliers as well as the expiry date and condition of the ingredients to ensure that they meet our standards. After acceptance, ingredients are properly stored to ensure that they will be consumed on a “first-in-first-out” basis.

Before our restaurants open for business, the head chef will inspect the hygienic conditions of the kitchen. Each kitchen is divided into different sections for handling different work, such as preparation area for the ingredients for hotpot, cooking area for the hot dishes and area for making our homemade beverages. The head chef assigns kitchen staff to work in these different sections and we believe this division of work prevents cross contamination between raw and cooked food.

We have a set of internal guidelines for our food preparation which cover the recipes of our food offerings, the operational procedures for preparation of food and the quality standard required for our food offerings. These guidelines generally comply with the food hygiene code issued by the FEHD. The head chef is responsible for supervising and monitoring the food preparation process and ensuring that all our kitchen staff strictly comply with these internal guidelines in order to control and standardize the quality, flavor, presentation and hygienic condition of our food offerings at each of our restaurants.

Serving customers

We endeavor to offer a pleasant dining experience for our customers through attentive customer service. The restaurant manager in each restaurant provides on-the-job training to all front-line service staff in the restaurant and holds briefing session with them before the restaurant opens for business each day to maintain and enhance the quality of our customer services. During these briefing sessions, the restaurant manager will discuss service-related matters (such as food handling and personal hygiene), review staff performance and discuss customer feedback. We believe these daily performance reviews with our front-line service staff encourages them to provide a consistently high level of customer service to our customers.

When there is any customer complaint in relation to our food quality or services at any of our restaurants, the relevant restaurant manager will promptly investigate and resolve the matter. The restaurant manager also details each complaint and how the complaint was handled in reports to our management. Our operations department then maintains and updates the complaint log for our internal records and for future training purposes.

Loyalty Membership Program

We have procured a third party service provider to operate our loyalty program via a mobile application which offers discount and rewards to returning customers. Returning customers, through our loyalty program, accumulates membership points with their dining spending at our restaurants to redeem discounts towards their future visits with us. We believe this would attract our customers to visit our restaurants more frequently and maintain their loyalty with us. Through the mobile application, our customers can receive our latest promotions. As of the date of this prospectus, we have approximately 31,000 members registered with our loyalty program.

Cash management and settlement

Our customer settle their bills in cash or by electronic payments (such as credit card, octopus or other e-wallet payments). Our cashier/restaurant supervisor will conduct a daily reconciliation of the summary sales records with the cash received and the electronic payments receipts after the close of business. The cashier/restaurant supervisor at each of our restaurants will submit the cash received records and electronic payments receipts to our finance and accounting department once every week in general. Our general manager normally collect and consolidate the cash and deposits any excess cash in our bank account on a weekly basis. We also maintain a certain level of petty cash at our restaurants to pay suppliers who require cash payment at the point of delivery to our restaurants directly.

Suppliers

We maintain a list of suppliers approved by our operations department for our restaurants to order ingredients and beverages from, which currently consist of over 20 suppliers. Our suppliers are generally selected based on (i) their capacity and business operations; (ii) the quality and stability in their supply of the products offered; (iii) their overall reputation; (iv) the pricing of their products quoted; (v) the terms and conditions they quoted, such as minimum order quantities, payment terms, delivery schedules and discounts offered; (vi) their compliance with all relevant quality standards imposed by government authorities; and (vii) their ability to meet our requirements relating to transportation and storage, especially in relation to the handling of perishable ingredients.

We review the list of suppliers on a regular basis based on the aforementioned criteria and our operations department is in charge of maintaining the list and conducting regular reviews. We believe there is little difficulty in replacing any of our existing suppliers as the ingredients we require are generally readily available in the markets.

Ordering of Ingredients

Our restaurants rely on our suppliers to procure our ingredients, beverages and other supplies. In general, based on the individual needs of each restaurant, the head chef of individual restaurant will complete a purchase order list before closing each day and place orders with the suppliers on the list approved by our operations department. Delivery will typically be made the following day by the supplier to the restaurants directly. Most deliveries from our suppliers to our restaurants are generally made before the operating hours of our restaurants so that our kitchen staff will have time to sort out, store or prepare the ingredients.

When deliveries are made to our restaurants by our suppliers and before accepting the deliveries, our kitchen staff at the restaurants check (i) the brand, type, quantity and quality of the deliveries against the invoices or purchase orders; and (ii) the expiry date and condition of the ingredients (including their texture, temperature, smell, packaging, color and overall appearance) to make sure there are no signs of food contamination. If the delivered items fail to meet our quality control standards, we will return them to our suppliers and such incident would also be reported to our operations department and our executive Directors for them to determine whether any follow-up work is required, including whether such supplier should be removed from our list of approved suppliers, whether we should arrange for a replacement of the items or obtain a refund from such supplier and whether we should order from another approved supplier instead.

We generally settle payments to our suppliers on a monthly basis. After accepting the deliveries made by our suppliers, our suppliers’ invoices will be sent to our operations department to check against the monthly statements issued by our suppliers. Our finance and accounting department will also check such monthly statements and reconcile them against our payment records.

Inventory management and storage

Our daily purchases mainly consist of food ingredients and beverages. Our head chef at each of our restaurant is in charge of monitoring the inventory level of our ingredients and beverages and keeping records of our purchases for our accounting department to review the items purchased, the quantity purchased as well as the movement of the purchase price of such items.

Our ingredients are generally categorized into perishable and non-perishable. Perishable ingredients that we purchase include fresh ingredients such as vegetables, meat and live seafood whereas our non-perishable ingredients include frozen food, dried food, beverages and canned food. Our inventory is managed on a first-in-first-out basis. We order perishable ingredients on a daily basis to maintain a minimal but sufficient level to reduce wastage, maintain freshness and quality of food and avoid excessive overstocking of ingredients which is prone to short shelf life, after the daily review of our inventory in each of our restaurants. During the daily review of our inventory, in the unlikely event that unused perishable ingredients which have exceeded their maximum shelf life/are considered inedible/have perished will be disposed of immediately. For non-perishable items, we maintain an adequate level of inventory based on operational needs and replenish them on a regular basis.

After inspecting the deliveries from our suppliers, we store them in accordance with (i) the instructions printed on the product labels; (ii) the instructions from suppliers, including the expiry dates (if applicable); and (iii) their appropriate temperature. Pursuant to our internal guidelines, we store certain ingredients in different areas of our kitchen to preserve their freshness and prevent cross contamination. For perishable items, we abide by appropriate temperature storage limitations. Non-perishable items are usually stored at room temperature in our storage areas, whereas ingredients requiring further processing and processed ingredients are stored in refrigerators to preserve their freshness.

While our ingredients are in storage, our restaurant staff perform regular inspections on (i) our refrigerators are properly maintained; and (ii) the stored ingredients so that they remain fresh and edible and have not passed the expiry dates. We also perform regular stock count for a majority of the inventory stored so our records are accurate and up-to-date. Our storage guidelines generally comply with the food hygiene code issued by the FEHD.

Cost and Quality control

As we offer all-you-can-eat buffet at our restaurants, we monitor our overall ingredient and beverage costs closely and adjust our pricing when it is beneficial to our operations. We specifically review our prices every three months with reference to our profit margin during our track record. In order to maintain our competitiveness, for the major ingredients, we generally order from our approved suppliers list at agreed prices approved by our operations department. To prevent excessive overstocking of ingredients which is prone to short shell life, we closely monitor our inventory level on a daily basis for perishable ingredients. We believe our stringent protocol on inventory management helps us reduce necessary costs and maintain our competitiveness.

Further, the managers of each restaurant compiles a monthly report regarding the individual restaurants for our executive Directors to keep track of the individual restaurant’s performance including operating costs and profit margins, to check whether there are any unusual fluctuations.

If any of our current suppliers raise their prices for ingredients and beverages, we will take steps to minimize any negative impact on our financial performance by (i) seeking alternative suppliers who can provide similar ingredients and beverages at a lower or comparable cost; (ii) reviewing our menu to explore options for reducing the use of those items; and (iii) assessing the possibility of price increase to our customers in order to maintain our profit margins.

While controlling our cost, we are also committed to delivering quality food to our customers. From procurement of ingredients to serving the ingredients or cooked dishes to our customers, we have stringent procedures in place to ensure the process adheres not only the food hygiene code issued by the FEHD, but also of the highest standards we strive to serve our customers with. Our management visit our restaurants regularly basis to check on our food quality, customer service (where applicable) and hygienic condition so that our restaurants comply with our internal operating procedures.

We consider customer feedback to be a vital component as we believe our success builds on customer’s satisfaction. We actively gather reviews on our restaurants on social media and restaurant review sites to identify recurring issues. Our management review these key issues with our restaurant managers to enhance the overall dining experience of our customers and improve the financial performance of our Group. During the years ended August 31, 2024 and 2023, we did not receive any material customer complaint and were not the subject of any investigation by any Hong Kong government authorities.

Hygiene and Safety

Pursuant to the Hygiene Manager and Hygiene Supervisor Scheme introduced by the FEHD, our restaurant managers and head chefs in each of our restaurants are considered the designated hygiene manager and hygiene supervisor. To comply with FEHD regulations and uphold our own hygiene standards, our restaurants are cleaned and sanitized daily following our internal procedures. We also engage third party experts to perform pest control in our restaurants on a regular basis/should the need arise. Our fresh seafood tanks are thoroughly cleaned and serviced on a regular basis in accordance with the FEHD guidelines. Additionally, we require all kitchen staff to maintain high standards of personal hygiene and cleanliness by as part of our stringent protocols for handling food.

We adhere to the safety manuals provided by the Occupational Safety and Health Council in Hong Kong, which outline measures to prevent common accidents in our restaurants. We have established work safety guidelines and policies to promote occupational health and safety, ensuring compliance with relevant laws and regulations. During the years ended August 31, 2024 and 2023, we did not record any material incident of work injuries nor did we experience any material claim in relation to work injuries.

Our Competitive Strengths

Unique brand image in Hong Kong

We operate three all-you-can-eat hotpot restaurants and specialize in Thai and Japanese Hotpot under the brand names “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” in Hong Kong. According to Frost & Sullivan, as of August 31, 2024, not only we ranked the 10th place in the Top 10 specialty hotpot restaurant chains in Hong Kong in terms of revenue and market share, we are the only specialty hotpot restaurant chains in the Top 10 that offers mixed style hotpot, including Shabu Shabu-style and Thai-style hotpot. We believe we have a unique brand image that is recognized in Hong Kong. Also, we believe that the network and experience of our management team and the proven track record of our brands have enabled us to gain a competitive advantage to compete for strategic locations for our restaurants and to negotiate for more favorable terms with our landlords and suppliers. Leveraging on the above, we believe we can capture further growth by opening more hotpot restaurants utilizing the proceeds from this Offering. Please see “Our Growth Strategies”.

Strategic locations of our restaurants

Our restaurants are situated in prime locations: Tsuen Wan in the New Territories, Mong Kok in Kowloon, and Kwun Tong in Kowloon. These locations were strategically chosen by our executive directors to attract potential customers in areas with a high foot traffic of people seeking for dining options (such as shopping malls or major shopping area) and all in close proximity to public transport (with direct access or within 5 minutes’ walk to metro and/or bus terminals). We believe that the strategic locations of our restaurants are crucial to increase our brand awareness and help us attract potential customers and retain our customers.

Our specialty and our strong commitment to food quality

We believe we can retain our customers if we continue to offer them fresh and quality food at an affordable price and hence we have been able to achieve our business growth in revenue and profits partly to our strong commitment to food quality. We endeavor to use fresh ingredients as much as possible and we generally arrange for suppliers to deliver all perishable ingredients to the restaurants directly to preserve their freshness. We strive to offer quality food and, as a hotpot restaurant, we offer quality ingredients available in the market to our customers. For example, we source Australian Wagyu beef and Japanese Miyazaki Wagyu beef as our signature options for our all-you-can-eat hotpot packages. In addition, we have fresh seafood tanks in our Thai Pot restaurants to offer fresh prawns to our customers. We offer certain types of chilled and frozen meat or seafood on our menu to cater for our customers’ varying tastes and preferences. In order to preserve the quality of the ingredients used in our restaurants, we have stringent review procedures when choosing suppliers to our approved supplier list, and we also have stringent internal measures for the operation of our restaurants to maintain food safety, quality of our food and excellent customer services to retain our customers.

We also endeavor to introduce seasonal fresh and quality ingredients and refine our menu and launch new food and beverage items on our menu regularly in response to changing food trends and our customers’ tastes and preferences as well as the feedback from our restaurant staff and customers. Before launching any new food and beverage offering, our executive Directors work with our executive chef to prepare and refine the sample dishes/beverages until they reach a certain standard before they are offered to our customers. We also work to refine our existing food and beverage offerings from time to time in order to enrich our customers’ dining experience at our restaurants. All these steps help us to retain our existing customers and attract potential customers.

Established and stable relationship with our major suppliers

As of the date of this prospectus, we maintained business relationship since our establishment in 2020 with our five largest suppliers during the years ended August 31, 2024 and 2023. Our strong and stable relationships with our major suppliers allow us to ensure timely and reliable supply of quality ingredients at competitive prices, which is crucial to our operations. This enables us to provide safe and quality food to our customers at attractive and competitive prices to appeal our customers.

Experienced management team

Our management team are highly experienced in the catering industry and restaurant management. Founded in 2019, we have been able to develop our brands and appeal to the public under the leadership of our executive directors, who has over 10 years of experience in restaurant management.

Our executive chef, who has over approximately 8 years of experience in the catering services industry, is responsible for the creation of new dishes and control of output quality and is critical to our operations due to his years of experience in the catering services industry. To that end, he is in charge of the daily operations, the procurement of ingredients and managing our relationship with the suppliers. Further, our general manager, who has over approximately 10 years of experience in the catering services industry, is responsible for overseeing the daily operation of our restaurants and customer service.

All of them joined our Group since our founding in 2019 and have established good rapport with our executive Directors. We believe our executive Directors and senior management teams’ vision, industry knowledge, experience and management skills will enable our Group to continue to achieve our business growth in revenue and profits in the future while implementing our business expansion plans as part of our growth strategies.

Our Growth Strategies

We intend to leverage our track record, our brand that we have developed and the experience of our management team to facilitate an expansion plan that we believe will increase our share in the specialty hotpot restaurant market in Hong Kong and expand into other cities of the Southeast Asia region.

This expansion plan includes the opening of more hotpot restaurants in Hong Kong and, in particular, establishing our presence in Singapore as a stepping stone and further tap into the specialty hotpot market in the Southeast Asia region. In preparation for our expansion plan to expand into the Southeast Asia region, we have established our presence in Singapore which aims to serve as the gateway and allows easy access for us to enter the key cities in the Southeast

Asia region and facilities the operations in the region. Also leveraging on our management’s insights and cultural understanding to the region, we believe we are able to navigate the business landscapes of the Southeast Asia region and capture the growth opportunities by expanding to the Southeast Asia region.

Recently, in 2025, we opened a new flagship restaurant of 11,000 square feet that features both Japanese and Thai all-you-can-eat hotpot in Kwun Tong to further increase market penetration and our profitability.

Furthermore, as part of our expansion plan, we plan to open 3 more hotpot restaurants in Hong Kong and Singapore by the end of 2029 utilizing the proceeds from this Offering. We estimate that each restaurant would require capital investment of HK$7,000,000 (approximately US$897,436) for upfront expenditures such as renovation costs and rental deposits. While implementing the above strategies and our expanding business plans, we will adhere to prudent financial management with aim to maintain our current profit margin.

Sales and Marketing

We promote our brand names “Thai Pot (泰金鍋)” and “Gyu! Gyu! Shabu Shabu (牛牛殿堂日式火鍋放題)” through our loyalty membership program, promotions on restaurant review sites and collaboration with influencers on various social media platforms and Youtube. To increase our exposure, we hosted promotion events such as big eater contests and we plan to host more promotional activities in the future.

Pricing Model

All our restaurants have a standard pricing policy. We offer all-you-can-eat packages of 60, 90, 100, and 120 minutes and we also offer lunch sets during lunch hours. To determine our prices, we generally consider the costs of our ingredients, our operating costs, market trends and spending patterns of customers. For the alcoholic beverages, we charge an additional standard price for the enjoyment throughout the all-you-can-eat period as a package. We impose a standard 10% service charge on all our dine-in customers.

In general, we aim to achieve a gross profit margin of at least 20% when determining our prices. Our senior management normally review our prices for each of our restaurants with reference to our profit margin and individual business performance for the previous period, competition from other nearby restaurants, prevailing market prices of raw materials and other operating costs once every three months on an individual basis and adjust our pricing to ensure our profitability (if needed). We may also adjust pricing in response to sudden increases in the cost of ingredients.

Customers

We believe we have developed a broad, loyal and diverse customer base over the years. We believe our customer base extends across age groups and includes both locals and overseas visitors. We believe our brand is well received in the Southeast Asia region. Occasionally, at the request of travel agents, we also served our signature hotpot sets at our Thai Pot restaurants to tour groups from Thailand, which we understand they are aware of us through word-of-mouth. Accordingly, we believe we have the potential to expand into other cities in the Southeast Asia region.

Suppliers

Our purchases from suppliers mainly include food ingredients and beverages that we offer to our customers. We source our food ingredients and beverages from suppliers in Hong Kong. We generally do not enter into long-term agreement with our suppliers. Instead, we place orders for food ingredients and beverages from our suppliers, in the form of purchase order, on an order-by-order basis after seeking and confirming quotations from the suppliers, which we believe is standard practice in the catering industry. Our purchase order includes order information such as price, quantity, delivery schedule, and payment details. While we maintain our own suppliers list with agreed rates, we typically do not have minimum purchase requirements. From time to time, certain beverage and ice-cream suppliers, to induce our Operating Subsidiaries to sell their products in our restaurants, they offer us with discount or incentives for our purchase orders, sometimes in exchange for promoting their products in our restaurants, such as putting their advertisement materials or logos in our restaurants.

We have maintained strong business relationships with our suppliers to meet our customer’s needs in an effective and efficient manner. We select our suppliers based on their past performances, prices, quality, payment terms and timeliness of delivery.

For the years ended August 31, 2024 and 2023, purchases from our five largest suppliers in aggregate accounted for approximately 50.3% and 45.0% of our total purchases, respectively, and our purchases from our largest supplier accounted for approximately 17.1% and 12.5% of our total purchases, respectively.

Employees

Restaurant operations are typically very labor-intensive due to their service-oriented nature. As of August 31, 2024, we had a total of 104 employees, as compared to 68 on August 31, 2023.

The following is a breakdown of our full-time and part-time employees as of August 31, 2024:

Function	Number of Full-Time Employees	Number of Part-Time Employees	Total Number of Employees
Restaurant managers	5	—	5
Kitchen staff	17	10	27
Waiter/Waitress	8	59	67
Operations	1	—	1
Finance, accounting and human resources	4	—	4
Total	35	69	104

All our employees are local workers and are not covered by collective bargaining agreements. We offer competitive salaries, discretionary performance-based bonuses and a defined contribution to an MPF scheme to each of our employees. We have complied with the statutory minimum wage requirement provided under the Minimum Wage Ordinance for the years ended August 31, 2024 and 2023.

Intellectual Property

We, through Topwell Gold Limited, our operating entity, own and maintain the registered domains https://gyugyushabushabu.com. We have the following trademarks registered in Hong Kong:

Country	Trademark	Trade Mark Number	Classes	Status
Hong Kong		305836348	43	Registered
Hong Kong		305279770	43	Registered
Hong Kong		305279761	43	Registered
Hong Kong		305099897	43	Registered

Insurance

We maintain adequate insurance which includes without limitation (i) public liability insurance; (ii) property insurance; (iii) business interruption insurance; (iv) employees’ compensation liability insurance; and (v) money risk insurance. We believe our current insurance coverage aligns with industry standards in Hong Kong and is typical for a business of our nature and size. We will continue to assess our insurance needs and make necessary adjustments to ensure it remains appropriate as our circumstances evolve.

Facilities

We do not own any real property. We lease our restaurants in Hong Kong. The following table sets out the details of the leases of our restaurants:

Property location	Approximate gross floor area	Lease term	Current Rent	Purpose
Shop 110-111, 1/F, Harbour North Phase 2, 123 Java Road, North Point, Hong Kong	4,000 square feet	April 1, 2020 to March 31, 2025 (lease term has ended and we did not renew the lease)	HK$163,150 (approximately US$20,870) monthly for the first three years HK$172,939 (approximately US$22,123) monthly for the fourth and fifth years	Restaurant — Gyu! Gyu! Shabu Shabu (Shop closed in March 2025 due to expiration of the lease agreement)
Shop 1010, 1/F, OP Mall, 100 Tai Ho Road, Tsuen Wan, Hong Kong	4,000 square feet	July 6, 2024 to July 5, 2027	HK$145,000 (approximately US$18,549) monthly	Restaurant — Thai Pot
6/F, Chong Hing Square, 601 Nathan Road, Mong Kok, Hong Kong	8,000 square feet	December 15, 2021 to December 14, 2025	HK$280,000 (approximately US$35,818) monthly	Restaurant — Thai Pot
10/F, One Pacific Centre, No.414 Kwun Tong Road, Kwun Tong, Kowloon	11,000 square feet	December 1, 2024 to November 30, 2027	HK$145,000 (approximately US$18,549) monthly for the first year HK$165,000 (approximately US$21,107) monthly for the second year HK$185,000 (approximately US$23,665) monthly for the third year	Restaurant — Gyu! Gyu! Shabu Shabu x Thai Pot

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Litigation and Other Legal Proceedings

As of the date of this prospectus, we had not been involved in any legal proceedings, investigations, or claims nor had we been aware of any pending or threatened litigation, arbitration, or other claims which would have a material adverse impact on our operations, financial position, and reputation. Furthermore, we had not been involved in any incidents of material noncompliance with the applicable laws and regulations, as summarized in ‘‘Regulatory’’ in this prospectus, which may have adversely affected our results of operations and financial condition in all material respects.

REGULATIONS

Overview

Our Group’s business operations are conducted through our three restaurants in Hong Kong and are primarily subject to Hong Kong laws and regulations.

This section summarizes the most significant rules and regulations that affect our business activities.

There are two principal types of licenses required for the operation of our Group’s restaurants in Hong Kong:

(a)     general restaurant license to be obtained before commencement of the relevant restaurant; and

(b)    liquor license, to be obtained before commencement of sale of liquor in the restaurant premises.

Licenses, approvals and permits necessary for our business operations

Business registration license

The Business Registration Ordinance (Cap. 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

Our Operating Subsidiaries have obtained valid business registration certificates and have not been refused by the Inland Revenue Department for its applications for renewal of the business registration certificates.

General restaurant license

Any person operating a restaurant in Hong Kong is required to obtain a general restaurant license from the Food and Environmental Hygiene Department (“FEHD”) under the Public Health and Municipal Services Ordinance (Cap. 132 of the Laws of Hong Kong) (“PHMSO”) and the Food Business Regulation (Cap. 132X of the Laws of Hong Kong) (“FBR”) before commencing the restaurant business operation. It is provided under section 31(1) of the FBR that no person shall carry on or cause, permit or suffer to be carried on any restaurant business except with a general restaurant license. The FEHD will consider whether certain requirements in respect of health, ventilation, gas safety, and building safety (including free of unauthorized building works) imposed by the FEHD, Electrical and Mechanical Services Department and Buildings Department are met before issuing a restaurant license. In deciding whether to grant a general restaurant license, the FEHD will also consult the Buildings Department, the Fire Services Department and the Planning Department in assessing the suitability of premises for use as a restaurant, where the fulfillment of the Buildings Department’s structural standard and the fulfillment of the Fire Services Department’s fire safety and mechanical ventilating requirements are considered. The FEHD may grant a provisional general restaurant license if the premises have fulfilled the essential requirements in accordance with the FBR pending fulfillment of all outstanding requirements for the issue of a full general restaurant license.

A provisional general restaurant license is valid for a period of six months or a lesser period, and a full general restaurant license is generally valid for a period of one year, both subject to payment of the prescribed license fees and continuous compliance with the requirements under the relevant legislation and regulations. A provisional general restaurant license is renewable in exceptional circumstances for only a further period not exceeding six months and a full general restaurant license is renewable annually.

As at the date of this prospectus, our restaurants have obtained valid general restaurant licenses and have not been refused by the FEHD for their applications for renewal of the general restaurant licenses.

Restricted food permit

Under sections 30(1), 31A and schedule 2 of the FBR, and according to guidelines of the FEHD, no person shall sell, or offer or expose for sale, or possess for sale or for use in the preparation of any article of food for sale, any of the foods specified in schedule 2 of the FBR (including sashimi and non-bottled drinks) except with permission of the Director of the FEHD. One of our restaurant, Thai Pot, has obtained permission of the Director of the FEHD to sell sashimi and sushi.

Under section 35 of the FBR, any person who is guilty of an offence under section 30(1) of the FBR may be subject to fine up to HK$50,000, imprisonment up to six months, and HK$900 for each day during which that the offence has continued where the offence is a continuing offence.

Demerit points system

The demerit points system is a penalty system operated by the FEHD to sanction food businesses for repeated violations of relevant hygiene and food safety legislation. Under the system:

(a)     if, within a period of 12 months, a total of 15 demerit points or more have been registered against a licensee in respect of any licensed premises, the license in respect of such licensed premises will be subject to suspension for seven days (“First Suspension”);

(b)    if, within a period of 12 months from the date of the last offence leading to the First Suspension, a total of 15 demerit points or more have been registered against the licensee in respect of the same licensed premises, the license will be subject to suspension for 14 days (“Second Suspension”);

(c)     thereafter, if, within a period of 12 months from the date of the last offence leading to the Second Suspension, a total of 15 demerit points or more have been registered against the licensee in respect of the same licensed premises, the license will be cancelled;

(d)    for multiple offences found during any single inspection, the total number of demerit points registered against the license will be the sum of the demerit points for each of the offences;

(e)     the prescribed demerit points for a particular offence will be doubled and trebled if the same offence is committed for the second and the third time within a period of 12 months; and

(f)     any alleged offence pending, that is the subject of a hearing and not yet taken into account when a license is suspended, will be carried over for consideration of a subsequent suspension if the licensee is subsequently found to have violated the relevant hygiene and food safety legislation upon the conclusion of the hearing at a later date.

Business Licensing Regime — Professional Certification System

Under the FBR, any person who intends to carry on a food business is required to obtain a full food business license issued by the FEHD. When applying for a full license, an applicant may choose to apply for a provisional license at the same time, which enables the applicant to have ample time to complete the remaining works during the six-month license period for compliance with all licensing requirements for a full license.

From 1 March 2023, the FEHD introduces a new Professional Certification System (“New PCS”) and adopts an approach of “license first, inspection later” for the issue of full licenses. Under the New PCS, the FEHD accepts a Certificate of Compliance (Health Requirements) for full food business license, final layout plans and final ventilation plans (if applicable) provided by an authorized person registered under section 3(1) of the Buildings Ordinance (Cap. 123 of the Laws of Hong Kong) (“BO”) or a registered structural engineer under section 3(3) of the BO (AP/RSE) as the certification for compliance with all health requirements for the issue of a full license. After issuance of the full license, the FEHD staff will conduct on-site audit checks to confirm premises’ compliance with all health requirements. If any information in the relevant documents certified correct by an AP/RSE is found to be incorrect, false or misleading, or if the declaration made is found to be false after on-site audit checks, the FEHD will carry out follow-up action, such as consideration of instigating prosecution, cancellation of the license issued or referring the case to other departments concerned for follow-up.

The New PCS is currently applicable to full application of general restaurant, light refreshment restaurant and food factory. Applicants under the New PCS must comply with all licensing requirements imposed by other relevant government departments, and can choose between the current system (i.e. to issue full license upon the completion of final on-site check by FEHD officer) or the New PCS for the application of full licenses. Subject to smooth implementation of the PCS and support from the trade, the FEHD will consider extending the new measure to other food business licenses.

Hygiene manager and hygiene supervisor scheme

To strengthen food safety supervision in licensed food premises, the FEHD has introduced the Hygiene Manager (“HM”) and Hygiene Supervisor (“HS”) Scheme (“HMHS Scheme”). Under the HMHS Scheme, all food establishments producing high-risk food are required to appoint an HM and an HS; and all other food establishments are required to appoint an HM or an HS. General restaurants which accommodate over 100 customers are required to appoint an HM and an HS.

Food business operators are required to train up their staff or appoint qualified persons to take up the posts of HM or HS. According to “A Guide to Application for Restaurant Licenses (September 2024 Edition)” issued by the FEHD, one of the criteria for the issuance of a provisional general restaurant license is the submission of a duly completed nomination form for HM and/or HS, together with a copy of their relevant course certificate(s).

Liquor regulations

Liquor license

In Hong Kong, a person must obtain a liquor license from the Liquor Licensing Board under the Dutiable Commodities (Liquor) Regulations (Cap. 109B of the Laws of Hong Kong) (“DCLR”) before commencement of sale of liquor for consumption in the premises. It is provided under section 17(3B) of the Dutiable Commodities Ordinance (Cap. 109 of the Laws of Hong Kong) (“DCO”) that where regulations prohibit the sale or supply of any liquor except with a liquor license, no person shall sell, or advertise or expose for sale, or supply, or possess for sale or supply, liquor except with a liquor license.

Regulation 25A of the DCLR prohibits the sale of liquor at any premises for consumption on those premises or at a place of public entertainment or a public occasion for consumption at the place or occasion except with a liquor license. The Liquor Licensing Board will consider the fitness of the applicant to hold the license, the suitability of the premises to which the application relates in selling or supplying intoxicating liquor and the public interest before granting the liquor license. A liquor license will only be issued when the relevant premises have also been issued with a full or provisional general restaurant license, except exempted by the Liquor Licensing Board. A liquor license will only be valid if the relevant premises remain licensed as a restaurant. All applications for liquor license are referred to the Commissioner of Police and the District Officer concerned for comments. A liquor license is only granted if the applicant can devote sufficient time and attention to the proper management of the liquor-licensed premises.

Under regulation 15 of the DCLR, any renewal, transfer or amendment of a liquor license must be made in the form as determined by the Liquor Licensing Board. For a transfer application, consent of the holder of the liquor license is required. Under regulation 24 of the DCLR, in case of illness or temporary absence of the holder of liquor license, the secretary to the Liquor Licensing Board may in his/her discretion authorize any person to manage the licensed premises. The application under such regulation is required to be made by the holder of liquor license. For any application for cancellation of the liquor license made by the holder of liquor license, an application for new issue of a liquor license shall be made to the Liquor Licensing Board.

Under section 54 of the DCO, in case of death or insolvency of the holder of liquor license, his/her executor or administrator or trustee may carry on the business in the licensed premises until expiration of the license.

A liquor license is valid for a period of two years or a lesser period, subject to continuous compliance with the requirements under the relevant legislation and regulations. Any person who contravenes section 17(3B) of the DCO commits an offence and is liable on conviction to a fine of HK$1 million and to imprisonment for two years.

As at the date of this prospectus, our restaurants have obtained valid liquor licenses and have not been refused by the Liquor Licensing Board for their applications for renewal of the liquor licenses.

The Factories and Industrial Undertakings (Fire Precautions in Notifiable Workplaces) Regulations (Cap. 59V of the Laws of Hong Kong) (“FIU(FPNW)R”)

The FIU(FPNW)R are designed to ensure that the proprietor of every workplace shall maintain a means of escape from the workplace in good condition and free from obstruction. Under regulation 5(1) of the FIU(FPNW)R, the proprietor of every notifiable workplace shall maintain in good condition and free from obstruction every doorway, stairway and passageway within the workplace which affords a means of escape from the workplace in case of fire. Regulation 14(5) of the FIU(FPNW)R stipulates that the proprietor of any notifiable workplace who contravenes regulation 5(1) without reasonable excuse commits an offence and is liable to a fine of HK$400,000 and imprisonment for six months.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the FIU(FPNW)R.

Fire Safety (Commercial Premises) Ordinance (Cap. 502 of the Laws of Hong Kong) (“FS(CP)O”)

The FS(CP)O serves to better protect occupants, users, and visitors of certain kinds of commercial premises and buildings from the risk of fire. Under Schedule 4 of the FS(CP)O, a building is a specified commercial building if the building was constructed to be used for the purposes of office or business (but excluding buildings constructed to be used for the purposes of a factory), and was either constructed or the plans of the building works of which were first submitted to the Building Authority on or before 1 March 1987.

An owner or occupier of specified commercial building may be required to comply with all or any of the following fire safety measures, including (a) provision of or improvement on fire service installations and equipment, such as automatic sprinkler system, automatic cut-off devices for mechanical ventilating systems, emergency lighting, fire hydrant and hose reel system, manual fire alarms and portable fire extinguishers, and (b) construction requirements, such as provision of adequate means of access from the premises in the event of fire and to the premises to facilitate access for firefighting and rescue, and provision of measures to inhibit the spread of fire and to ensure integrity of building structure.

An owner or occupier of the premises should appoint a Registered Fire Service Installation Contractor to carry out works on the provision of or the improvement on fire service installations and equipment.

An owner or occupier of the specified commercial building may be directed to comply with the fire safety measures by means of Fire Safety Direction or Fire Safety Improvement Direction from the relevant enforcement authority. Failure to comply with such directions will allow the Director of Fire Services to apply for Fire Safety Compliance Order or Fire Safety Improvement Compliance Order, or Prohibition Order to prohibit occupation of the relevant building or part thereof.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the FS(CP)O.

Fire Safety (Buildings) Ordinance (Cap. 572 of the Laws of Hong Kong) (“FSBO”)

The FSBO aims to provide better protection from the risk of fire for occupants, users, and visitors of certain kinds of composite buildings, which is a building constructed or intended to be used partly for domestic purposes and partly for non-domestic purposes.

Similar to the regulations under the FSBO, an owner or occupier should appoint a Registered Fire Service Installation Contractor to carry out the works on the provision of or the improvement on fire service installations and equipment.

The Director of Fire Services will issue Fire Safety Directions specifying the requirements of fire safety measures to the occupiers to comply with requirements to provide or improve emergency lighting and an automatic cut-off device for the mechanical ventilating system in non-common areas. Failure to comply with such directions will allow the Director of Fire Services to apply for Fire Safety Compliance Order or Prohibition Order to prohibit occupation of the relevant building or part thereof.

As at the date of this prospectus, our Group has not been subject to any Fire Safety Compliance Order or Prohibition Order.

Environmental Regulations

Air Pollution Control Ordinance (Cap. 311 of the Laws of Hong Kong) (“APCO”)

The APCO is the main legislation controlling air pollutants from industrial and commercial activities and other polluting sources. The Environmental Protection Department is responsible for enforcing provisions in the APCO and its subsidiary legislations.

The Air Pollution Control (Smoke) Regulations (Cap. 311C of the Laws of Hong Kong) (“APC(S)R”) stipulates that dark smoke emission from any chimney or relevant plant must not exceed (i) 6 minutes in any period of 4 hours, or (ii) 3 minutes continuously at any one time. The darkness of smoke is determined by comparing the shade of smoke to the shades on a Ringlemann Chart. It is an offence for the management of a restaurant to allow its chimney, flue or related facilities to emit dark smoke exceeding the stipulated standard. Restaurants should follow guidelines from the Environmental Protection Department on the control of cooking fumes and odors from restaurants and food business.

Any person or company who commits an offence under the APO shall be liable to prosecution. The maximum fines for convictions under the APO range from HK$100,000 to HK$500,000 and 6 to 12 months’ imprisonment.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the APCO.

Health and Safety Regulatory Compliance

The Public Health and Municipal Services Ordinance (Cap. 132 of the Laws of Hong Kong) (“PHMSO”)

The legal framework for food safety control in Hong Kong is set out in Part V of the PHMSO and the relevant sub-legislation thereunder. The PHMSO requires manufacturers and sellers of food to ensure that their products are fit for human consumption and comply with requirements in respect of food safety, food standards and labelling.

Section 50 of the PHMSO prohibits the preparation, advertising and sale of food or drugs that are injurious to health in Hong Kong. Anyone who fails to comply with the said section shall be guilty of an offence which carries a maximum penalty of HK$10,000 and three months’ imprisonment. Section 52 of the PHMSO provides that, subject to the defences in section 53 of the PHMSO, if a seller sells to the prejudice of a purchaser any food or drug which is not of the nature, substance or quality of the food or drug demanded by the purchaser, the seller shall be guilty of an offence which carries a fine up to HK$10,000 and imprisonment up to three months.

According to section 54 of the PHMSO, any person who sells or offers for sale any food intended for, but unfit for, human consumption, or any drug intended for use by human but unfit for that purpose, shall be guilty of an offence which carries a fine up to HK$50,000 and imprisonment up to six months.

Section 61 of the PHMSO provides that it shall be an offence for any person who gives with any food or drug sold by him, or displays with any food or drug exposed for sale by him, any label which falsely describes the food or drug, or is calculated to mislead as to its nature, substance or quality. Further, any person who publishes or is a party to the publication of an advertisement falsely describing any food or drug or is likely to mislead as to the nature, substance or quality of any food or drug shall be guilty of an offence which carries a fine up to HK$50,000 and imprisonment up to six months.

The FEHD is one of the designated authorities responsible for the enforcement of the PHMSO and the relevant sub-legislation thereunder. It may take samples of all kinds of food products at their points of entry to Hong Kong, and may prohibit or restrict importation of food products. The FEHD also has the power to examine any food which is intended for human consumption, and it may seize and remove such food or its packaging if it appears that such food is unfit for human consumption.

Food Hygiene Code

The Food Hygiene Code (“Code”) published by the FEHD provides a set of model requirements to help food businesses achieve a higher degree of compliance with food regulations in compliance with the PHMSO and its subsidiary legislation. The Code applies to all food premises licensable under the FBR including, but not limited to, restaurants and food factories. The Code is not a substitute for the food regulations and the licensing requirements and conditions, but rather to be used in association with the food regulations and the applicable licensing requirements and conditions for easier compliance and more consistent enforcement.

The Code covers various aspects of good practices of food hygiene and food safety, including general design and construction of food premises; cleaning, sanitizing and maintenance of food premises, equipment and utensils; safe food handling; and personal health, hygiene and training of food handlers.

Failure to observe any provisions of the Code by a food business will not itself render it liable to any criminal proceedings, but may be relied upon by any party to the proceedings as tending to establish or to negative any liability which is in question to those proceedings, in any proceedings whether civil or criminal including proceedings for an offence under the PHMSO.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the PHMSO.

Consumer Goods Safety Ordinance (Cap. 456 of the Laws of Hong Kong) (“CGSO”)

The CGSO imposes a duty on manufacturers of certain consumer goods to ensure that the consumer goods they supply are safe and for incidental purposes.

Section 4(1) of the CGSO requires consumer goods to be reasonably safe having regard to all of the circumstances including (a) the manner in which, and the purpose for which the products are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods, instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar bodies for consumer goods of the description which applies to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means to make the consumer goods safer.

According to section 2(1) of the Consumer Goods Safety Regulation (Cap. 456A of the Laws of Hong Kong) (“CGSR”), where consumer goods on their packages are marked with, or where any labels affixed to or any documents enclosed in their packages contain, any warning or caution regarding the safe keeping, use, consumption or disposal, such warning or caution shall be in both the English and the Chinese languages. Such warnings and cautions, as required by section 2(2) of the CGSR, shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the CGSO and CGSR.

Food and Drugs (Composition and Labelling) Regulations (Cap. 132W of the Laws of Hong Kong) (“FD(CL)R”)

The FD(CL)R, which are under the PHMSO, contains provisions governing the advertising and labeling of food.

Regulation 3 of the FD(CL)R provides that the composition of foods specified in Schedule 1 shall be up to the specified standards. Pursuant to Regulation 5 of the FD(CL)R, any person who advertises for sale, sells or manufactures for sale any food which does not conform to the relevant requirements as to the composition prescribed in Schedule 1 to the FD(CL)R commits an offense and is liable to a fine of HK$50,000 and imprisonment for six months.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the FD(CL)R.

Cyber Security and Data Protection Laws in Hong Kong

Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) (the “PDPO”)

The PDPO protects the privacy interests of living individuals in relation to personal data. The ordinance covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose. The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the PDPO. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the PDPO.

Other Regulations Relating to Our Business Operations

The Employment Ordinance (Cap. 57 of the Laws of Hong Kong) (“EO”)

The EO provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

The EO provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the Employment Ordinance, any employer who wilfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the EO provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who wilfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the EO.

The Mandatory Provident Fund Schemes Ordinance (Cap. 485 of the Laws of Hong Kong) (“MPFSO”)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

The amount to be contributed and/or deducted by an employer for a contribution period is in the case of a casual employee who is a member of an industry scheme, an amount determined by reference to a scale specified in an order made in accordance with the MPFSO.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the MPFSO.

The Employees’ Compensation Ordinance (Cap. 282 of the Laws of Hong Kong) (“ECO”)

The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries sustained by or death of the employees caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases suffered by the employees.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labour of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the ECO.

The Minimum Wage Ordinance (Cap. 608 of the Laws of Hong Kong) (“MWO”)

The prescribed minimum hourly wage rate (currently set at HK$40 per hour) for every employee is govern by the MWO. Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the MWO.

The Occupiers Liability Ordinance (Cap. 314 of the Laws of Hong Kong) (“OLO”)

The OLO regulated the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the premises. The OLO imposes a common duty of care on an occupier of premises to take reasonable care of the premises in all circumstances so as to ensure that his visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the OLO.

The Occupational Safety and Health Ordinance (Cap. 509 of the Laws of Hong Kong) (“OSHO”)

The OSHO provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Under the OSHO, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by:

(a)     providing and maintaining plant and systems of work that are safe and without risks to health;

(b)    making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances as regards any workplace under the employer’s control;

(c)     providing all necessary information, instructions, training and supervision to the employee to ensure the safety and health at work;

(d)    providing and maintaining means of access to and egress from the workplace that are safe and without any risks to health; and

(e)     providing and maintaining a working environment for the employees that is safe and without risks to health.

An employer who fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 or on conviction on indictment to a fine of HK$10,000,000. An employer who intentionally knowingly or recklessly fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months or on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

The Commissioner for Labor may by virtue of section 9(1) of the OSHO issue an improvement notice against non-compliance of the OSHO. The Commissioner for Labor may also by virtue of section 10(1) of the OSHO issue a suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. An employer who fails to comply with an improvement notice without reasonable excuse commits an offence punishable by a fine of HK$400,000 and imprisonment for 12 months. An employer who contravenes a suspension notice without reasonable excuse commits an offence punishable by a fine of HK$1,000,000 and imprisonment for 12 months.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the OSHO.

The Inland Revenue Ordinance (Cap. 112 of the Laws of Hong Kong) (“IRO”)

The IRO imposes taxes on property, earnings and profits in Hong Kong. Pursuant to section 14(1) of the Inland Revenue Ordinance, profits tax shall be charged for each year of assessment on every person carrying on a trade, profession or business in Hong Kong in respect of his/her/its assessable profits arising in or derived from Hong Kong for that year from such trade, profession or business (excluding profits arising from the sale of capital assets). Section 51C of the IRO requires every person carrying on a trade, profession or business in Hong Kong to keep sufficient records of his/her/its income and expenditure and to retain such records for a period of not less than seven years. Failure to comply with section 51C of the IRO without reasonable excuse may be liable to a maximum fine of HK$100,000.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the IRO.

The Trade Descriptions Ordinance (Cap. 362 of the Laws of Hong Kong) (“TDO”)

Food products sold in Hong Kong are subject to the TDO. The TDO was amended in July 2013 to expand the scope of certain provisions, including the prohibition of false trade description in respect of goods and services in the course of trade, prohibition on certain unfair trade practices and the introduction of a civil, compliance-based enforcement mechanism.

Section 2 of the TDO provides that a trade description (including fitness for purpose, performance and manufacturing details) which is false to a material degree; or though not false, is misleading, that is to say, likely to be taken for a trade description of a kind that would be false to a material degree, would be regarded as false trade description.

Section 7 of the TDO provides that it is an offence for any person, in the course of his trade or business, to apply a false trade description to any goods; or supply or offer to supply any goods to which a false trade description is applied. It is also an offence for any person to have in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied.

To amount to a false trade description, the falsity of the trade descriptions has to be to a material degree. Trivial errors or discrepancies in trade descriptions would not constitute an offence. What constitutes a material degree will vary with the facts.

Sections 13E, 13F, 13G, 13H and 13I provide that a trader who engages in relation to a consumer in a commercial practice that (a) is a misleading omission; or (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product, commits an offense.

Contravention of the prohibitions in the TDO is an offence, with a fine up to HK$500,000 and imprisonment up to five years. However, the TDO also empowers regulators with the ability to accept (and publish) written undertakings from businesses and individuals not to continue, repeat or engage in unfair trade practices in return of which regulators will not commence or continue investigations or proceedings relating to that matter. Regulators will also be empowered to seek an injunction against businesses and persons engaging in unfair trade practices or who have breached their undertakings.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the TDO.

The Competition Ordinance (Cap. 619 of the Laws of Hong Kong)

The Competition Ordinance came into full effect in Hong Kong on December 14, 2015, which prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

As at the date of this prospectus, our Group has not been subject to any fine, penalty or prosecution in relation to the Competition Ordinance.

Compliance with the Relevant Requirements

We confirmed that we and our Operating Subsidiaries have obtained all relevant licenses and certificates for our existing operations in Hong Kong. As advised by David Fong & Co., our counsel with respect to Hong Kong law, we are not aware of any non-compliance with all applicable laws, regulations, rules, codes and guidelines in Hong Kong that would have affected our business and operations during the year ended August 31, 2024 and 2023.

MANAGEMENT

Directors and Executive officers	Age	Position
Tak Shing, Lam	61	Chair of the Board and Director
Suk Yee, Kwan	56	Chief Executive Officer and Director
Wai Man, Ao	55	Chief Financial Officer
Lai Mong, Lim	56	Chief Operating Officer
Ho Wai Alan, Chung	47	Independent Director
Wai Ming, Yiu	43	Independent Director
Eddie Shing Cheuk, Kam	50	Independent Director

Tak Shing, Lam is our Director and the Chair of the Board. Mr. Lam has over 10 years of experience in the catering service industry. He is the co-founder of Happy City group of restaurants and companies, and served as the directors of the our Operating Subsidiaries. He also currently serves as the CEO of Farm House Restaurant, a Michelin Star Cantonese fine dining restaurant, since 2012. Prior to that, Mr. Lam co-founded Superior Fastening Technology Group (former subsidiary of Superior Fastening Technology Ltd, which was listed on the Singapore Stock Exchange in 2003) and served as its chairman and CEO from 1988 to 2003. He is also currently the director of Superior Fastening (HK) Limited since November 2013, the director of Max Gold Limited since August 2012 and the director of Marvellous Tech Limited since October 2020. From January 2021 to June 2024, he was a director of Vincent International Limited. Mr. Lam received his Certificate in Basic Science for Electroplaters from Hong Kong Productivity Centre in 1983. He is the director of the Association of Restaurant Managers in Hong Kong.

Suk Yee, Kwan is our Chief Executive Officer and Director. Ms. Kwan has over 10 years of experience in the catering service industry. Together with Mr. Lam, Ms. Kwan’s spouse, Ms. Kwan co-founded the Happy City group of restaurants and companies. Ms. Kwan is currently serving as the directors of our Operating Subsidiaries. She also currently serves as the director of Farm House Restaurant, a Michelin Star Cantonese fine dining restaurant, since 2012. Prior to that, Ms. Kwan served as the executive director of Superior Fastening Technology Group (formerly subsidiary of Superior Fastening Technology Ltd, which was listed on the Singapore Stock Exchange in 2003) from 1990 to 2003. Ms. Kwan received her Hong Kong Certificate of Education Examination from Lok Sin Tong Wong Chung Ming Secondary School in 1985 and obtained a Diploma in Secretarial Studies from Hong Kong School of Commerce in 1989. She was awarded the Business Excellence Award by the Golden Bauhinia Women Entrepreneur Association in 2022 and the Greater Bay Area Outstanding Female Entrepreneur Award by the Hong Kong Small and Medium Enterprises Association in 2023.

Wai Man, Ao is our Chief Financial Officer. Ms. Ao has over 25 years of experience in accounting, finance and corporate management. From May 2019 to June 2025, she has served as accounting & financing manager of Hi-Speed Supply Chain Limited, where she managed cashflow, booking closing, year-end audit and tax. From March 2006 to January 2019, she served as finance manager of Superior Fastening (Hong Kong) Limited (formerly subsidiary of Superior Fastening Technology Ltd, which was listed on the Singapore Stock Exchange in 2003), where she managed the accounting and finance, taxation and audit. From June 2004 to March 2005, she worked as the accountant at Cara International Holding Limited. From January 2000 to April 2004, she worked as accounting and marketing manager of Billion Jade Limited. From 1998 to 2000, she worked as assistant to managing director at Classic Diamond Limited. Ms. Ao obtained her bachelor’s degree in accounting and finance from University of Greenwich British and her master’s degree in science finance and investment at University of Greenwich British. She is currently an associate member of CPA Australia, a member certified tax adviser at the Taxation Institute of Hong Kong.

Lai Mong, Lim is our Chief Operating Officer. Mr. Lim is a seasoned sales professional with over 20 years of experience in diverse industries. Since November 1, 2024, Mr. Lim has joined Happy City as part of Company’s plan to expand into the Southeast Asia region, in particular, Singapore, and he will be responsible for implementing the business strategies with his in-depth knowledge to the region. From 2020 to present, Mr. Lim has been serving as the sales director of X-One Pte. Ltd. From 2004 to 2019, he served as sales manager of Superior Fasteners (S) Pte. Ltd. (formerly subsidiary of Superior Fastening Technology Ltd, which was listed on the Singapore Stock Exchange in 2003), where he managed sales operations. Mr. Lim has also served as application engineer of AEM-Evertech

Holdings Ltd. (now known as AEM Holdings Pte. Ltd.) from 1999 to 2003, production manager of Olivine Electronics Pte Ltd from 1994 to 1999 and worked as engineering assistant of Advanced Micro Devices, Inc. from 1990 to 1993. Mr. Lim holds a diploma in electrical engineering from Singapore Polytechnic.

Ho Wai Alan, Chung is our independent director and the chair of the nominating committee and the member of the audit committee and the compensation committee. Mr. Chung has over 15 years’ experience in the area of financial and securities advisory. Mr. Chung is currently the non-executive director of Japan Kvosei Group Company Limited (HKEX: 627) since July 2023, the executive director of CIS Securities Asset Management Limited since January 2021 and has been its responsible officer for Type 1 (dealing in securities), Type 2 (dealing in futures contracts), Type 4 (advising on securities) and Type 9 (asset management) regulated activities since December 2018. From April 2012 to February 2015, Mr. Chung was the vice president of HPI Financial Group Limited. From July 2009 to April 2012, he was a wealth management manager at Hongkong and Shanghai Banking Corporation Limited. Mr. Chung was a financial consultant at AXA Wealth Management (Hong Kong) Limited from April 2006 to February 2009. Mr. Chung obtained a Bachelor of Arts in economics and statistics from the University of Western Ontario, Canada in April 2000.

Wai Ming, Yiu is our independent director and the chair of the compensation committee and the member of the audit committee and the nominating committee. Mr. Yiu has extensive experience in legal and commercial matters. Mr. Yiu is currently the independent director of PTL Limited (Nasdaq: PTLE), the Senior Executive of Liu & Co., a Hong Kong law firm since 2022, and served as Senior Executive of H.T.Ngan & Co., a Hong Kong law firm from 2019 to 2022. From 2018 to present, Mr. Yiu has been serving as the Principal Consultant of Anchor Business Solution, a business consultancy firm, in which Mr. Yiu provides resolutions to complex business issues, project management to corporate transactions, and advices to the senior management of the corporate clients. From 2013 to present, Mr. Yiu also has been serving as the Managing Director of Riches Enterprise Limited, a business consultancy firm. From 2011 to 2018, Mr. Yiu served as the General Manager of Jinlifeng Group Hong Kong Limited, managing its sales and marketing effort. From 2006 to 2011, Mr. Yiu served as the Business Account Manager of Hang Seng Bank Limited. Mr. Yiu received Bachelor of Business from Edith Cowan University in 2005.

Eddie Shing Cheuk, Kam is our independent director and the chair of the audit committee and the member of the nominating committee and the compensation committee. Mr. Kam has over 27 years of experience in auditing, professional accounting and worked for several Hong Kong listed companies of various industries and served senior roles in financial management and secretarial functions. Mr. Kam is currently a non-executive director of Pangaea Connectivity Technology Limited (HKEX: 1473); an independent non-executive director of Ever Harvest Group Holdings Limited (HKEX: 1549), Genes Tech Group Holdings Company Limited (HKEX: 8257), CityChamp Watch & Jewellery Group Limited (HKEX: 256) and Alpha Financial Group Limited. Mr. Kam has been the chief executive officer and executive director of Get Nice Holdings Limited (HKEX: 64) since June 2022. He holds a bachelor’s degree in accountancy and a master’s degree in corporate governance from the Hong Kong Polytechnic University. He is currently a fellow member of the Hong Kong Institute of Certified Public Accountants, a member of The Institute of Chartered Accountants in England and Wales, an associate member of The Hong Kong Chartered Governance Institute and The Chartered Governance Institute in the United Kingdom and Ireland.

Family Relationships

Mr. Tak Shing, Lam, our Chairman and Director, is the husband of Ms. Suk Yee, Kwan, our Director and Chief Executive Officer. Other than as disclosed, none of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated, with the CCP.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Terms of Directors

Pursuant to our Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

Our board of directors consists of 5 directors, comprising 2 executive directors and 3 independent directors. A director is not required to hold any shares in our Company to qualify to serve as a director.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We established three committees under the board of directors: an Audit Committee, a Compensation Committee and a Nominating Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Mr. Ho Wai Alan, Chung, Mr. Wai Ming, Yiu, and Mr. Eddie Shing Cheuk, Kam. Mr. Eddie Shing Cheuk, Kam is the chair of our audit committee. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee consists of Mr. Ho Wai Alan, Chung, Mr. Wai Ming, Yiu, and Mr. Eddie Shing Cheuk, Kam. Mr. Wai Ming, Yiu is the chair of our compensation committee. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee consists of Mr. Ho Wai Alan, Chung, Mr. Wai Ming, Yiu, and Mr. Eddie Shing Cheuk, Kam. Mr. Ho Wai Alan, Chung is the chair of our nominating committee. We have determined that Mr. Ho Wai Alan, Chung, Mr. Wai Ming, Yiu, and Mr. Eddie Shing Cheuk, Kam satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee is responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Memorandum and Articles of Association or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. A shareholder may in certain limited exceptional circumstances have the right to seek damages if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee assists the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We adopted (i) a written code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Agreements with Executive Officers and/or Directors

We have entered into employment agreements with our senior executive officers and/or directors.

Happy City entered into separate standard employment agreements with: (a) Ms. Suk Yee, Kwan, the Director and Chief Executive Officer, on November 1, 2024; (b) Mr. Tak Shing, Lam, the Director and the Chair of the Board, on November 11, 2024; (c) Mr. Lai Mong, Lim, the Chief Operating Officer, on November 1, 2024; and (d) Wai Man, AO, respectively (collectively, the Directors and Officer Employment Agreements) (Ms. Kwan, Mr. Lam, Mr. Lim, and Ms. Ao are collectively referred as the Named Directors and Officers). The initial term of employment under the Directors and Officer Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Directors and Officer Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Directors and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the Directors and Officer Employment Agreements.

Pursuant to the Directors Employment Agreements, Ms. Suk Yee, Kwan will receive cash compensation of annual salary of HK$600,000 from Topwell Gold Limited, Happy City’s operating entity, and nil from Happy City; Mr. Tak Shing, Lam will receive cash compensation of annual salary HK$480,000 from Topwell Gold Limited, Happy City’s operating entity, and nil from Happy City; Mr. Lai Mong, Lim will receive cash compensation of annual salary of HK$240,000 from Happy City; and Ms. Wai Man, Ao will receive cash compensation of annual salary of HK$144,000 from Topwell Gold Limited, Happy City’s operating entity, and nil from Happy City.

Happy City is entitled to terminate their agreement for cause at any time without remuneration for certain acts of the Named Directors and Officers, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. The Named Directors and Officers have agreed to hold, both during and after the terms of his or her agreement, in confidence and not to use for their benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each Named Directors and Officers has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the Happy City group of companies, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the Happy City group of companies or in the habit of dealing with the Happy City group of companies who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the Happy City group of companies, and use a name including the words used by the Happy City group of companies in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the Happy City group of companies.

Except Mr. Lai Mong, Lim, the Named Directors and Officers will continue to receive cash compensation, in the form of salary from the Operating Subsidiaries. Other than as disclosed above, none of the Named Directors and Officers has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

None of the Named Directors and Officers is entitled to any pension, retirement or related benefit upon termination of his employment.

Agreements with independent directors

We entered into director offer letters with each of our independent director which agreements set forth the terms and provisions of their engagement.

Compensation of Directors and Executive Officers

For the years ended August 31, 2024 and 2023, no compensation was paid to our directors and executive officers by the Company and its subsidiaries.

For the fiscal year ended August 31, 2024, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Except our contribution to the MPF, we have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. We do not have any equity incentive plan in place as of the date of this prospectus.

In addition, no director, officer, or senior executive is entitled to any pension, retirement or related benefit upon termination of his employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of August 31, 2024 and 2023, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Employment Agreements

See “Management — Agreements with Executive Officers and/or Directors” on page 99.

Other Transactions with Related Parties

The related party balances were as follows:

	As of August 31,
	2024	2023	2022
Amount due to a director (Mr. Tak Shing, Lam)	$357,584	$84,157	$550,415

The amount due to a director was unsecured, non-interest bearing and repayable on demand. As of February 28, 2025, the amount due to Mr. Tak Shing, Lam, US$357,584 has been fully repaid by the Company.

The related party transactions were as follows:

Name	Relationship	Nature	For the years ended August 31,
			2024	2023
Max Gold Limited	Mr. Tak Shing, Lam, was also the director of the related company	Management fee(1)	$—	$202,230
Vincent International Limited	Mr. Tak Shing, Lam, was also the director of the related company	Office support(2)	—	(42,050)
		Manpower support income(3)	(31,055)	—
Marvellous Tech limited	Mr. Tak Shing, Lam, was also the director of the related company	Manpower support income(3)	(102,623)	(50,761)
Superior Fastening (HK) Limited	Mr. Tak Shing, Lam, was also the director of the related company	Licensing fee(4)	46,052	44,944

____________

(1)      This represented the management fee payable to Max Gold Limited by the Group for the consultation on the procurement of ingredients, food productions, human resources, marketing and promotions and daily operation management of our restaurants provided by Max Gold Limited to the Group.

(2)      This represented the income received by the Group for the provision of office administrative services, i.e. accounting, administration and human resources, to Vincent International Limited.

(3)      This represented the income received by the Group for the provision of its manpower mainly including the restaurant labors to Vincent International Limited and Marvellous Tech Limited.

(4)      This represented the licensing fee payable to Superior Fastening (HK) Limited by the Group for the usage of the office facilities (i.e. internet service, furniture and fixtures, office equipment and electrical appliance, etc.) in the Group’s principal executive office located at Flat B, 6/F, Block 2, Golden Dragon Industrial Centre, 162–170 Tai Lin Pai Road, Kwai Chung, Hong Kong.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

•        Each person who is known by us to beneficially own more than 5% our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the Offering are based on 6,000,000 Class A Ordinary Shares of no par value and 12,000,000 Class B Ordinary Shares of no par value issued and outstanding as of the date of this prospectus.

Holders of Class A Ordinary Share will be entitled to one vote per share. Holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities.

In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them.

As of the date of this prospectus, there are nine (9) shareholders of record.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering(2)		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%	%
Directors, Director Nominees and Named Executive Officers:
Suk Yee, Kwan(1)	—	—	12,000,000	100%	—	—	12,000,000	100%	97.13%
Tak Shing, Lam(1)	—	—	12,000,000	100%	—	—	12,000,000	100%	97.13%
Wai Man, Ao	—	—	—	—	—	—
Lai Mong, Lim	—	—	—	—	—	—
Ho Wai Alan, Chung	—	—	—	—	—	—
Wai Ming, Yiu	—	—	—	—	—	—
Eddie Shing Cheuk, Kam	—	—	—	—	—	—
All Directors and Executive Officers as a Group	—	—	12,000,000	100%	—	—	12,000,000	100%	97.13%

5% or Greater Shareholders:
Happy City Group Limited(1)	—	—	12,000,000	100%	—	—	12,000,000	100%	97.13%
Gain Best Investments Limited(3)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
Plenty Partner Enterprises Limited(4)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
Prime Kingdom Development Limited(5)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
Winning Consultants Limited(6)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
World Power Holdings Limited(7)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
CXQD International Limited(8)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
Kwong Yiu, Mak(9)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%
Wing Sum, Ho(10)	750,000	12.5%	—	—	750,000	10.71%	—	—	0.30%

__________

(1)     Happy City Group Limited is a company incorporated under the laws of the British Virgin Islands. The registered address for Happy City Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Happy City Group Limited is owned as to 51%, 12%, 25% and 12% by Jantin Investments Group Limited,

Po Yuk, Yeung, Un Si, Hoi and Wai Bun, Mui, respectively. Suk Yee, Kwan and Tak Shing, Lam owns 70% and 30% equity interest in Jantin Investments Group Limited. Ms. Kwan is the spouse of Mr. Lam. By virtue of this relationship, Ms. Kwan and Mr. Lam share the voting and dispositive power of the Ordinary Shares of Happy City held by Happy City Group Limited, and Ms. Kwan and Mr. Lam are deemed as the beneficial owners of the Ordinary Shares held by Happy City Holdings Limited.

(2)      Percentage total voting power represents voting power with respect to all shares of our Class A Ordinary Shares and Class B Ordinary Shares, as a single class. Each holder of Class B Ordinary Shares shall be entitled to twenty (20) votes per Class B Ordinary Share and each holder of Class A Ordinary Shares shall be entitled to one (1) vote per Class A Ordinary Share on all matters submitted to our shareholders for a vote. The Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. The Class B Ordinary Share is convertible at any time by the holder into shares of Class A Ordinary Share on a share-for-share basis.

(3)      Gain Best Investments Limited, a company incorporated in Samoa as a limited liability company, is an investment holding company which is 100% owned by Kuang Chun, Chu, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Gain Best Investments Limited

(4)      Plenty Partner Enterprises Limited, a business company formed in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Sik Chiu, Ng, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Plenty Partner Enterprises Limited.

(5)      Prime Kingdom Development Limited, a business company formed in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Lai Ki, Leung, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Prime Kingdom Development Limited.

(6)      Winning Consultants Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Guanghui, Mai, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by Winning Consultants Limited.

(7)      World Power Holdings Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Pak Kuen, Kwok, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by World Power Holdings Limited.

(8)      CXQD International Limited, a company incorporated in Hong Kong as a limited liability company, is an investment holding company which is 100% owned by Jiahui, Lin, who holds voting and/or dispositive power over the 750,000 Class A Ordinary Shares held by CXQD International Limited.

(9)      Kwong Yiu, Mak, an individual, holds voting and/or dispositive power over 750,000 Class A Ordinary Shares as of the date of this prospectus.

(10)    Wing Sum, Ho, an individual, holds voting and/or dispositive power over 750,000 Class A Ordinary Shares as of the date of this prospectus.

DESCRIPTION OF SHARES

We were incorporated as a BVI business company under the laws of the British Virgin Islands on July 4, 2024. Our affairs are governed by our Memorandum and Articles of Association (as amended and restated from time to time), under the BVI Act and the common law of the BVI. In connection with the incorporation, on the same date of its incorporation, Happy City issued a total of 1 share of its ordinary shares to its sole shareholder, Happy City Group Limited, at the consideration of US$1.

On August 14, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 4,000,000 for one (the “1st Share Split”), so that there were 4,000,000 Ordinary Shares issued and outstanding post-1st Share Split. On the same date of its 1st Share Split, the Company issued 2,000,000 ordinary shares in aggregate to six (6) shareholders, at the consideration of US$750,000 in aggregate. On September 13, 2024, the Company effectuated a further share split of its issued and outstanding shares at a ratio of 3 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that there were 18,000,000 Ordinary Shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

On March 4, 2025, the Company’s shareholders resolved to reclassify the Company’s authorized share capital from unlimited number of shares without par value into unlimited number of Class A Ordinary Shares without par value, each having one (1) vote per share and Class B Ordinary Shares without par value, each having 20 votes per share (the “Share Redesignation”). Pursuant to the Share Redesignation, the 18,000,000 authorized and issued shares held by the nine shareholders were redesignated into 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares in aggregate, that issued shares of 750,000 ordinary shares each, held by Gain Best Investments Limited, Plenty Partner Enterprises Limited, Prime Kingdom Development Limited, Winning Consultants Limited, World Power Holdings Limited, CXQD International Limited, Kwong Yiu, Mak, and Wing Sum, Ho, are redesignated into 750,000 Class A Ordinary Shares each, and the issued shares of 12,000,000 ordinary shares held by Happy City Group Limited are redesignated into 12,000,000 Class B Ordinary Shares.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Split and Share Redesignation, as if these events had occurred at the beginning of the earliest period presented.

As of the date of this prospectus, Happy City is authorized to issue an unlimited number of shares with no par value. All of our shares to be issued in the offering will be issued as fully paid.

As of the date of this prospectus, there are 6,000,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “HCHL”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

The holders of Happy City’s Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BCA. Our Memorandum and Articles of Association provide that the directors may from time to time authorize a distribution (including dividends and interim dividends) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. Under the laws of the British Virgin Islands, our Company may pay a dividend if the board of directors are satisfied, on reasonable grounds that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of members entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Memorandum and Articles of Association. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of our company, while each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote at general meetings of our company. At any meeting of members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. At each meeting of members, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have the corresponding vote(s) for the shares that such shareholder holds.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Memorandum and Articles of Association do not provide for cumulative voting.

Conversion Rights

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares

Transfer of ordinary shares

Subject to the restrictions contained in our Memorandum and Articles of Association, the lock-up agreements as described in below and applicable securities laws any of our shareholders may transfer all or any of his or her ordinary shares by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. For so long as our Ordinary Shares are listed on the Nasdaq Capital Market, the Ordinary Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Nasdaq Capital Market. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless (a) the Ordinary Shares are not fully paid up or on which our Company has a lien; (b) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four. If the Directors refuse to register a transfer they shall, within one (1) month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation

As permitted by the BVI Act and our Memorandum and Articles of Association, we may be voluntarily liquidated by a resolution of shareholders or, if permitted under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our Memorandum and Articles of Association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our Memorandum and Articles of Association and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares.

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice of all meetings of members, 7 days before the date of the proposed meeting counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting, to such persons whose names on the date the notice is given appear as members in the share register of our Company and are entitled to vote at the meeting. Our board of directors must convene a meeting of members upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 30% of the voting rights in respect of the matter for which the meeting is requested. A meeting of members may be called on short notice if at least 90% of the Ordinary Shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Ordinary Shares entitled to vote on resolutions of members to be considered at the meeting. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.. At every meeting, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present at the meeting, the members present shall choose one of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Associations to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors shall be not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a written notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

The rights attached to our shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolutions of directors or by resolutions of members:

•        amend our memorandum and articles to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our memorandum and articles, sub-divide our authorized shares into a larger number of shares than our existing number of authorized shares; and

•        subject to our memorandum and articles, consolidate our authorized shares into a smaller number of shares.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its memorandum and articles of association (with any amendments), and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

Under the BVI Act, a member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association (as may be amended from time to time), (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BCA. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days from the date of such notice to give to the Company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the Court is satisfied that:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify, hold harmless and exonerate against all expenses, including legal expenses, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (b) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, a director of a British Virgin Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the Company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a British Virgin Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the British Virgin Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholder may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. Our articles does permit shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BCA does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles allow our shareholders holding at least 30% of the voting rights of our Company at general meetings to requisition a meeting of members, in which case our board is obliged to convene a meeting of members and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles do not provide our shareholders with any other right to put proposals before meetings of members. As a British Virgin Islands business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to certain restrictions as contained herein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolutions passed at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholder.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the British Virgin Islands law and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is and will continue to be able to discharge its debts, pay or provide for its debts as they fall due and that the value of the Company’s assets equals or exceed its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, the rights attached to the shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law, our Memorandum and Articles of Association (as may be amended from time to time) may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Our Class A Ordinary Shares have been approved for listing on Nasdaq, we cannot assure you that a significant public market for the Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this Offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Share, including Ordinary Share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Share and our ability to raise equity capital in the future.

Upon completion of this Offering and the issuance of 1,100,000 Class A Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 7,100,000 Class A Ordinary Shares and 12,000,000 Class B Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this Offering are freely tradable without restriction or further registration under the Securities Act.

All of our Class A Ordinary Shares and Class B Ordinary Shares held by existing shareholders are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of the Class A Ordinary Shares then outstanding, in the form of Ordinary Share or otherwise, which will equal approximately shares immediately after this Offering; or

•        the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares and Class B Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed, subject to certain exceptions, not to sell, transfer or dispose of any Class A Ordinary Shares and Class B Ordinary Shares or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of six months from the closing of this offering.

Furthermore, our directors, executive officers and other holders of 5% or more of our Class A Ordinary Shares and Class B Ordinary Shares have agreed, subject to limited exceptions, not to sell, transfer or dispose of any Class A and Class B Ordinary Shares for a period of six months from the closing date. See “Underwriting.”

TAXATION

The following summary of material BVI, Hong Kong, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Class A Ordinary Shares by a U.S. holder (as defined below) that holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Class A Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares. Dividends received on the Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Class A Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Class A Ordinary Shares

Subject to the Passive Foreign Investment Company (PFIC) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes for the taxable year ended March 31, 2024 and the taxable year ended March 31, 2024. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending March 31, 2025 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose death occurs on or after February 11, 2006.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We are a holding company incorporated in the BVI with all our operations conducted and all revenue generated by our Operating Subsidiaries in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, China Commercial Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We are a holding company incorporated in the BVI with all our operations conducted and all revenue generated by our Operating Subsidiaries in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. As confirmed by Company’s PRC Counsel, China Commercial Law Firm, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

BVI Taxation

The following is a discussion on certain British Virgin Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under British Virgin Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to British Virgin Islands income or corporation tax.

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the British Virgin Islands except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI. There are no exchange control regulations or currency restrictions in the British Virgin Islands. Under the laws of the British Virgin Islands, no stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands).

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws than the United States and provides less protection for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

Currently, all of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong, outside the United States. All our directors, officers and senior management are located in Hong Kong, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

British Virgin Islands

Ogier, our counsel as to BVI law, has advised us that there is uncertainty as to whether the courts of the BVI would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the BVI against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Ogier, our counsel as to the laws of the BVI that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised by Ogier that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

However, the BVI courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been enforceable in the BVI. A BVI court must stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We have entered into an underwriting agreement dated the date of this prospectus with Dominari Securities LLC, as representative of the underwriters in this offering. The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of shares indicated below:

Name	Number of Class A Ordinary Shares
Dominari Securities LLC	660,000
Revere Securities LLC	220,000
Pacific Century Securities, LLC	220,000
Total	1,100,000

The underwriters are collectively referred to as the “underwriters.” The underwriters are offering the shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below unless and until such time as it elects to exercise such option.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase a maximum of 165,000 Class A Ordinary Shares (15% of the number of Class A Ordinary Shares sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase Class A Ordinary Shares covered by the option at the public offering price per Class A Ordinary Share that appears on the cover page of this prospectus, less the underwriting discount.

Underwriting Discounts and Expenses

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.35 per Class A Ordinary Share, assuming an initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the range set forth on the cover page of this prospectus. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to 7% of the public offering price on each Class A Ordinary Share being offered. This amount does not include the non-accountable expense allowance of 1% of the gross proceeds of this offering, payable to the underwriters and any reimbursable accountable expenses.

The table below shows the initial public offering price per Class A Ordinary Share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$5.00	$5,500,000	$6,325,000
Underwriting discounts(1)	$0.35	$385,000	$442,750
Proceeds, before expenses, to us	$4.65	$5,115,000	$5,882,250

____________

(1)      The initial offering price per Class A Ordinary Share is $5.00 which is set forth on the cover page of this prospectus. Represents an underwriting discount equal to 7% per Class A Ordinary Share, which is the underwriting discount we have agreed to pay for sales to investors in this offering introduced by the underwriters. The fees do not include the expense reimbursement provisions described below or the 1% non-accountable expense allowance.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $250,000 (including the Advance described below), including fees and disbursements of their counsel, with respect to this offering. As of the date of this prospectus, we have paid an advance of $60,000 to the underwriters (the “Advance”), which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred.

We have also agreed to pay the underwriters a non-accountable expense allowance in an amount equal to 1.0% of the gross proceeds of this offering.

Lock-Up Agreements

Except as disclosed below, each of our officers, directors, and shareholders owning 5% or more of our Class A Ordinary Shares and Class B Ordinary Shares have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of six (6) months from the closing date of this prospectus without the prior written consent of the underwriters.

Each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Pricing of the Offering

Prior to this offering, there has been no public market for the Class A Ordinary Shares of the Company. The initial public offering price will be determined by negotiations between us, and the underwriters. The principal factors to be considered in determining the initial public offering price include, but not limited to:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters, nor we can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the shares will trade in the public market at or above the initial public offering price.

Right of First Refusal

The Company and Pacific Century Securities, LLC (PCS) agree that for a period of twelve (12) months from the closing of the Offering, the Company grants the PCS the right of first refusal (provided the Offering is completed) to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (the “Right of First Refusal”), which is exercisable in PCS’s sole discretion. In the event this Engagement Letter is terminated for any reason during the Engagement Period, the Right of First Refusal shall remain in effect for a period of twelve (12) months from the date of termination, unless otherwise agreed by the parties in writing. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. PCS shall notify the Company of its intention to exercise the Right of First Refusal within fifteen (15) business days following notice in writing by the Company. Any decision by PCS to act in any such capacity shall be contained in separate agreements, which would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of PCS. The terms of such agreements shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents. If PCS declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to the Company under reasonable standard, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by PCS. The Right of First Refusal granted hereunder may be terminated by the Company for Cause. If the Company exercises its right of termination for cause, it eliminates any obligations regarding the payment of a termination fee or the provision of a right of first refusal in accordance with FINRA Rule 5110(g)(5)(B)(ii).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Listing

Our Class A Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “HCHL.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by it is not part of the Public Offering Prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in its capacity as an underwriter, and should not be relied upon by investors. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us, and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Class A Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying Class A Ordinary Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Class A Ordinary Shares while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriters of Class A Ordinary Shares in excess of the number of Class A Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Class A Ordinary Shares over-allotted by the underwriters is not greater than the number of Class A Ordinary Shares that it may purchase in the over-allotment option. In a naked short position, the number of Class A Ordinary Shares involved is greater than the number of Class A Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising an over-allotment option and/or purchasing Class A Ordinary Shares in the open market.

•        Syndicates covering transactions involve purchases of Class A Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Class A Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of Class A Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Class A Ordinary Shares through the over-allotment option. If the underwriters sell more Class A Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of the Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Ordinary Shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Selling Restrictions Outside the United States

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Class A Ordinary Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

No action may be taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A Ordinary Shares in certain countries and regions.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Class A Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Class A Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Class A Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Class A Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Class A Ordinary Shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Class A Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class A Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Class A Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Class A Ordinary Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Class A Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan.    Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia.    The Class A Ordinary Shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Singapore.    The Class A Ordinary Shares may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

Switzerland.    The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Taiwan.    The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

United Arab Emirates.    The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.    An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Class A Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,000
The Nasdaq Capital Market Listing Fee	55,000
FINRA Filing Fee	2,000
Legal Fees and Expenses	490,355
Accounting Fees and Expenses	5,000
Printing Expenses	25,000
Miscellaneous Expenses	815,180
Total Expenses	$1,394,535

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. We are represented by David Fong & Co. with respect to certain legal matters as to the laws of Hong Kong. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Ortoli Rosenstadt LLP may rely upon David Fong & Co. Lawyers and China Commercial Law Firm with respect to matters governed by Hong Kong law and PRC law, respectively. The underwriters are being represented by the VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The consolidated financial statements as of and for the years ended August 31, 2024 and 2023 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of AOGB CPA LIMITED, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of AOGB CPA LIMITED is Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a website at https://gyugyushabushabu.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

HAPPY CITY HOLDINGS LIMITED
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Happy City Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial positions of Happy City Holdings Limited (the “Company”) and its subsidiaries (together the “Group”) as of August 31, 2023 and 2024, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended August 31, 2023 and 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of August 31, 2023 and 2024, and the results of its operations and its cash flows for the years ended August 31, 2023 and 2024, in conformity with the accounting principles generally accepted in the United States of America.

Substantial Doubt about the Group’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Group’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong
December 3, 2024

We have served as the Group’s auditor since 2024.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of August 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$2,935,971	$184,738
Accounts receivable, net	35,395	27,191
Prepaid expenses, rental deposit and other receivables	125,531	28,703
Inventories, net	38,135	34,922
Total current assets	3,135,032	275,554

Non-current assets
Property and equipment, net	1,858,613	1,510,137
Right-of-use assets, net	1,226,033	1,384,406
Deferred tax asset	232,762	247,196
Long-term rental and utility and other deposits	520,045	624,502
Total non-current assets	3,837,453	3,766,241
TOTAL ASSETS	$6,972,485	$4,041,795

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank borrowings – current	$1,998,494	$542,963
Accounts payable	266,661	220,941
Accrued expenses and other payables	589,383	1,037,753
Tax payable	503	—
Amount due to a director	357,584	84,157
Operating lease liabilities – current	840,678	865,311
Total current liabilities	4,053,303	2,751,125

Non-current liabilities
Bank borrowings – non-current	1,479,381	1,688,270
Deferred tax liabilities	228,688	264,386
Operating lease liabilities – non-current	609,141	800,888
Total non-current liabilities	2,317,210	2,753,544
TOTAL LIABILITIES	$6,370,513	$5,504,669

Shareholders’ equity
Ordinary shares, no par value per share; unlimited number of ordinary shares authorized, 18,000,000 and 12,000,000 shares issued and outstanding as of August 31, 2024 and 2023, respectively*	750,001	1
Accumulated deficit	(145,090)	(1,464,787)
Accumulated other comprehensive (loss) income	(2,939)	1,912
Total shareholders’ equity	601,972	(1,462,874)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,972,485	$4,041,795

____________

*        Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the year ended August 31,
	2024	2023
Revenues	$8,295,084	$6,754,350
Cost of revenues	(6,033,172)	(5,984,430)
Gross profit	2,261,912	769,920

Operating expenses:
Selling and marketing expenses	(149,571)	(463,796)
Employee compensation and benefits	(228,679)	(224,574)
Other general and administrative expenses – third parties	(526,574)	(826,191)
Other general and administrative expenses – related parties	(46,052)	(247,174)
Total operating expenses	(950,876)	(1,761,735)

Income (loss) from operations	1,311,036	(991,815)

Other income (expense):
Other income – third parties	53,163	41,591
Other income – related parties	133,678	92,811
Interest expenses	(182,098)	(166,970)
Total other income (expense), net	4,743	(32,568)

Income (loss) before income taxes	1,315,779	(1,024,383)
Income tax benefit (expense)	3,918	(61,394)
Net income (loss)	$1,319,697	$(1,085,777)
Foreign currency translation adjustment	(4,851)	676
Total comprehensive income (loss)	$1,314,846	$(1,085,101)

Net income (loss) attributable to ordinary shareholders	1,319,697	(1,085,777)
Earnings (loss) per share
Basic and diluted*	0.11	(0.09)

Weighted average number of ordinary shares
Basic and diluted*	12,295,890	12,000,000

____________

*        Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Amounts in U.S. dollars, except for number of shares)

	Ordinary shares		Accumulated deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity
	No. of shares*	Amount
Balance, September 1, 2022	12,000,000	$1	$(379,010)	$1,236	$(377,773)
Net loss	—	—	(1,085,777)	—	(1,085,777)
Foreign currency translation adjustment	—	—	—	676	676
Balance, August 31, 2023	12,000,000	$1	$(1,464,787)	$1,912	$(1,462,874)

Net income	—	—	1,319,697	—	1,319,697
Issuance of ordinary shares	6,000,000	750,000	—	—	750,000
Foreign currency translation adjustment	—	—	—	(4,851)	(4,851)
Balance, August 31, 2024	18,000,000	$750,001	$(145,090)	$(2,939)	$601,972

____________

*        Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the year ended August 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$1,319,697	$(1,085,777)
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation on property and equipment	574,539	411,014
Depreciation on Right-of-use-assets	804,350	803,707
Change in operating assets and liabilities:
Accounts receivable, net	(8,204)	14,882
Prepaid expenses, rental deposit and other receivables	7,629	253,310
Inventories, net	(3,213)	10,464
Accounts payable, accruals and other liabilities	(546,671)	(287,995)
Tax payable	(20,761)	58,032
Operating lease liabilities	(862,357)	(853,861)
Net cash provided by (used in) operating activities	1,265,009	(676,224)

Cash flows from investing activities
Purchase of property and equipment	(771,738)	(9,546)
Net cash used in investing activity	(771,738)	(9,546)

Cash flows from financing activity
Proceeds from bank borrowings	1,587,584	1,556,645
Repayment of bank borrowings	(353,819)	(698,298)
Advance from (repayment to) director	273,427	(466,258)
Proceeds from shares allotments	750,000	—
Net cash provided by financing activities	2,257,192	392,089

Effect on exchange rate change on cash and cash equivalents	770	(8,990)
Net change in cash and cash equivalents	2,750,463	(293,681)
Cash and cash equivalents at the beginning of the year	184,738	487,409
Cash and cash equivalents at the end of the year	$2,935,971	$184,738

Supplemental cash flow information
Cash paid for interest expense	$113,580	$58,270
Cash paid for income taxes	—	—

Supplemental disclosures of cash flow information
Purchases of leasehold improvements, property and equipment in accrued expenses and other payables	$144,021	$625,183

The accompanying notes are an integral part of these consolidated financial statements.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Happy City Holdings Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on July 4, 2024. It is a holding company with no business operation.

The Company owns 100% equity interest of (i) A-One President Limited, a limited liability company established in Hong Kong on January 24, 2020; (ii) Topwell Gold Limited, a limited liability company established in Hong Kong on October 18, 2019; (iii) Million Great International Limited, a limited liability company established in Hong Kong on June 18, 2021 and (iv) Happy City Ventures Pte. Ltd., a private company limited by shares established in Singapore on 29 August, 2024. The Company has acquired 100% share holdings of two new subsidiaries incorporated in Hong Kong (1. East Harmony Limited from an independent third party at a consideration of $0.13 (equivalent to HK$1) on October 25, 2024; and 2. Asia Virtue Limited from Ms. Kwan Shuk Yee, a director of the Company, at a consideration of $0.13 (equivalent to HK$1) on November 11, 2024).

The Company and its subsidiaries (collectively, the “Group”) operates established hotpot restaurants in Hong Kong.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on July 24, 2024. Prior to the Reorganization, A-One President Limited, Topwell Gold Limited and Million Great International Limited, the operating subsidiaries of the Company, were wholly owned and controlled by Happy City Group Limited, which was controlled by Jantin Investments Group Limited that was beneficially owned and controlled by Mr. Lam Tak Shing and Ms. Kwan Shuk Yee. As part of the Reorganization, the Company was incorporated under the laws of the British Virgin Islands on July 4, 2024 as a wholly owned subsidiary of Happy City Group Limited. On July 24, 2024, Happy City Group Limited transferred all of its ordinary shares in A-One President Limited, Topwell Gold Limited and Million Great International Limited to the Company. Consequently, the Company became the holding company of A-One President Limited, Topwell Gold Limited and Million Great International Limited on July 24, 2024. On August 29, 2024, Happy City Ventures Pte. Ltd. was incorporated in Singapore as a wholly owned subsidiary of the Company. The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholders before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The accompanying consolidated financial statements reflect the activities of Happy City Holdings Limited and the following entities:

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
A-One President Limited	January 24, 2020	Hong Kong	100%	Hotpot restaurant
Topwell Gold Limited	October 18, 2019	Hong Kong	100%	Hotpot restaurant
Million Great International Limited	June 18, 2021	Hong Kong	100%	Hotpot restaurant
Happy City Ventures Pte. Limited	August 29, 2024	Singapore	100%	Inactive

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the useful lives of property and equipment and uncertain tax position. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company and its subsidiaries is Hong Kong Dollars. The Company’s consolidated financial statements are reported using the United States Dollars (“US$” or “$”). Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income (expense), net, in the accompanying consolidated statements of income and comprehensive income in the period incurred.

The exchange rates used to translate amounts in Hong Kong Dollars into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	2024		2023
Balance sheet items, except for equity accounts	US$	1 = HK$7.7975	US$	1 = HK$7.8425
Items in statements of income and cash flows	US$	1 = HK$7.8173	US$	1 = HK$7.8356

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, other receivables, accounts payable, tax payable and, other payables, amount due to a director and bank borrowings approximate the fair value of the respective assets and liabilities as of August 31, 2024 and 2023 due to their short-term nature.

The Company had no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of August 31, 2024 and 2023.

Inventories, net

Inventories, net consist of food and beverages and are recorded at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Any unusable or spoiled inventory is written off when identified.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Leasehold improvements	Shorter of the lease terms or the estimated useful lives of the assets
Computer	3 years
Furniture, fixture and equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,597 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less allowance for doubtful accounts. Accounts receivable, net are mainly represented by credit card receivables, which are collected in short period of time. The Company reviews the collectability of its receivables on an on-going basis, and has not provided for an allowance as it considers all of the counterparties historically and will be able to meet their obligations.

Effective on September 1, 2022, the Company adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Company has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Company has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Company’s adoption did not result in a material change in the carrying values of the Company’s accounts receivable on the adoption date.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Prepaid expenses

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. For the years ended August 31, 2024 and 2023, there was no impairment recorded as the Company considers all of the prepayments fully realizable.

Allowance for expected credit losses

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective September 1, 2022, the first day of the Company’s fiscal year and applied to other financial instruments. The adoption of this guidance did not materially impact on the net earnings and financial position and has no impact on the cash flows.

Asset retirement obligations

Pursuant to ASC 410, Asset Retirement and Environmental Obligations, an asset retirement obligation (“ARO”), is recorded when there is a legal obligation associated with the retirement of a tangible long-lived asset and the fair value of the liability can reasonably be estimated. Upon initial recognition, AROs are recorded as a liability at their estimated present value, with an offsetting increase to the carrying amount of the long-lived asset. Over time, the liabilities are accreted for the change in their present value through charges to cost of revenues and general and administrative costs. If the fair value of the estimated ARO changes, an adjustment is recorded to both the ARO and the asset retirement cost. Revisions in estimated liabilities can result from revisions of estimated inflation rates, escalating retirement costs, and changes in the estimated timing of settling ARO liabilities.

The total ARO consists of liabilities for decommissioning and restoration of rented restaurant store facilities to be performed in the future. The Company engaged an external valuation expert with recognized professional qualifications and recent experience to perform the valuations of the fair value of the AROs. Fair value of the AROs is determined using third-party estimates of the total restoration costs, adjusted for inflation. These values are discounted to present value using the Company’s credit adjusted risk-free rate of the related rental facility and are recorded in other long-term liabilities. Periodic accretion of the discount on the ARO is recorded in cost of revenues for operating restaurants and general and administrative costs for general offices. If ARO is settled for an amount other than the recorded amount, a gain or loss is recognized.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of August 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Lease

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Company has no finance leases.

Under ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Company uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

Long-term rental and utility deposits

Long-term rental and utility deposits represent security payments made to lessors and utility service providers for the Company’s lease agreements entered. The Company made such security payments upon the commencement of the original lease agreements. The security deposit will be refunded to the Company upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Company. Refundable rental and utility deposits are discounted based on interest rate of similar assets. The discount is immaterial for the years ended August 31, 2024 and 2023.

Accounts payable

Accounts payable represent trade payables to vendors with normal credit terms of 7-25 days from month-ended invoicing.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued salary and employee benefits, accrued expenses for the operation in the ordinary course of business.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Revenue recognition — food and beverages

The Company recognizes revenue from providing food and beverage to customers in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”).

The Company primarily generates revenue from the operation of hotpot restaurants which provide food and beverage to customers. The Company recognizes revenue when payment is tendered at the point of sale as the performance obligation has been satisfied. The single performance obligation is satisfied at a point in time when the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is s assured that funds have been or will be collected from the customer, i.e., customers settled the amount

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

by cash, credit card or electronic payment. The transaction price is clearly identifiable on the food menu and revenue is recognized net of discounts and incentives collected from customers. The Company has no obligations for returns, refunds or similar obligations with customers.

The Company also offers food and beverage products through third-party aggregators’ platforms. The Company accepts orders from third-party aggregators’ platforms. The transaction price is determined by third-party aggregators’ platforms and accepted by the Company. The Company is the principal in the arrangement with third-party aggregators’ platforms and recognizes revenue net of discounts, incentives and delivery fees charged by third-party aggregators’ platforms, when the performance obligation has been satisfied. The single performance obligation is satisfied at a point in time when control of the food is transferred to the delivery partner arranged by third-party aggregators’ platforms and no obligation is outstanding regarding that product, objective evidence is received from the aggregator indicating correct delivery of the product, and the Company is reasonably assured that funds have been or will be collected from third-party aggregators’ platforms. Third-party aggregators’ platforms transfer the transaction price to the Company on a bi-weekly or monthly basis. The Company is responsible for the quality of the food and beverage, and any customers’ queries or claims, which are considered antecedent to the transfer of goods. The Company has not accrued for losses or returns as the aggregators would not be expected to provide objective evidence to the Company if the food and beverage products were not properly delivered to the end-user. At the inception of each order, the Company evaluates the amount of potential payments and the likelihood that the payments will be received.

Cost of revenues

Cost of revenues consists of cost directly related to revenue generating activities, which primarily includes food and beverages costs, operating expenses for the hotpot restaurants, personnel-related compensation expenses, including salaries and related retirement benefit for operations personnel, and other cost directly linked to the revenue.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $192 (HK$1,500) of the employee’s monthly income over $3,846 (HK$30,000).

Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising and sponsorship expenses. During the years ended August 31, 2024 and 2023, the Company recognized advertising expenses of $149,571 and $463,796, respectively, for web adverting and marketing campaigns to promote brand image and awareness.

Bank and credit card charges

Bank and credit card charges primarily include banking service charges and credit-card terminal processing fee levied on handling electronic payment transactions.

Other General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related retirement benefits for management and administrative personnel, operating expenses for office space, depreciation for property and equipment used in office space, professional services fees and other miscellaneous administrative expenses.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Interest income

Interest income is mainly generated from savings and time deposits which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

Government subsidies

Government subsidies are recognized as income in other income, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statements of income and comprehensive income upon receipt and when all conditions attached to the grants, such as companies are required to stay in the same level of employment, are fulfilled. Such subsidies are presented under other income. During the years ended August 31, 2024 and 2023, the Company recognized government subsidies of $nil and $5,513, respectively, in the other income of consolidated statements of income and comprehensive income.

Interest expenses

Interest expenses represent bank loan for supporting general business operation and lease liabilities interests.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Comprehensive income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company translating its financial statements from functional currency into reporting currency.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended August 31, 2024 and 2023, there were no dilutive shares.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3. LIQUIDITY AND GOING CONCERN

As of August 31, 2024, the Company had a net current liabilities of $918,271. This circumstance gave rise to substantial doubt that the Company would continue as a going concern subsequent to August 31, 2024.

As of August 31, 2023, the Company had a net current liabilities of $2,475,571. As of the date of these consolidated financial statements, there still exists substantial doubt that the Company will continue as a going concern. Management plans to continue to focus on improving operational efficiency and cost reductions. Additionally, the Company plans to raise capital via private placement or public offering in the event that the Company does not have adequate liquidity to meet its current obligations.

The accompanying audited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. LIQUIDITY AND GOING CONCERN (cont.)

In assessing the Company’s liquidity, the Company monitors and evaluates its cash and cash equivalent and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

As of August 31, 2024 and 2023, although the Company had a net current liabilities in an amount of $918,271 and $2,475,571, it generated a positive cash flow from its operating activities in an amount of $1,265,009 in August 31, 2024. To sustain its ability to support the Company’s operating activities, the Company considered supplementing its sources of funding through seeking financing via public offering by the sales of shares of the Company’s ordinary shares.

Based on the above considerations, management believes that the Company has sufficient funds to meet its operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to the Company on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine the Company’s plans such as (i) changes in the demand for the Company’s services, (ii) government policies, and (iii) economic conditions in Hong Kong and worldwide. The Company’s inability to secure needed financing when required may require material changes to the Company’s business plan and could have a material impact on the Company’s financial conditions and result of operations.

4. SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on the management’s assessment, the Company has determined that it has only one operating segment. All assets of the Company are located in Hong Kong and all revenue is generated in Hong Kong.

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of August 31,
	2024	2023
Accounts receivable, net	$35,395	$27,191

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of August 31,
	2024	2023
Within 30 days	$35,395	$27,191
Balance at end of the year	$35,395	$27,191

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. PREPAID EXPENSES, RENTAL DEPOSIT AND OTHER RECEIVABLES

Prepaid expenses, rental deposit and other receivables, consisted of the following:

	As of August 31,
	2024	2023
Prepaid insurance expenses	$8,404	$10,655
Prepayments for promotion expenses	—	7,593
Prepayments for repair and maintenance fee	5,240	3,022
Prepaid general IT expense	11,471	—
Rental deposit	92,523	—
Others	7,893	7,433
Total	$125,531	$28,703

7. INVENTORIES, NET

Inventories, net consisted of the following:

	As of August 31,
	2024	2023
Foods	$30,341	$28,144
Beverage	4,391	3,191
Consumables	3,403	3,587
Total	$38,135	$34,922

No impairment on inventories were recorded for the years ended August 31, 2024 and 2023.

8. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of August 31,
	2024	2023
At cost:
Leasehold improvements	$1,479,144	$1,168,075
Computer	133,386	106,736
Furniture, fixture and equipment	1,884,377	1,291,527
Sub-total	3,496,907	2,566,338
Less: accumulated depreciation	(1,638,294)	(1,056,201)
Net book value	1,858,613	1,510,137

Depreciation expenses recognized for the years ended August 31, 2024 and 2023 were $574,539 and $411,014, respectively.

9. LONG-TERM RENTAL, UTILITY AND OTHER DEPOSITS

Long-term rental, utility and other deposits, consisted of the following:

	As of August 31,
	2024	2023
Rental deposits	$476,778	$586,564
Utility and other deposits	43,267	37,938
Total	$520,045	$624,502

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. BANK BORROWINGS

Bank borrowings were analyzed as follows:

	As of August 31,
	2024	2023
Bank borrowings – secured and guaranteed	$3,477,875	$2,231,233
Less: current portion due on demand within one year	(1,998,494)	(542,963)
Long-term loan, net of current portion	$1,479,381	$1,688,270

Maturities of the bank borrowings were as follows:

As of August 31,
Year ending August 31, 2025	$2,046,250
Year ending August 31, 2026	272,710
Year ending August 31, 2027	272,710
Year ending August 31, 2028	272,710
Year ending August 31, 2029 and thereafter	980,453
Total bank borrowings repayment	3,844,833
Less: imputed interest	(366,958)
Total	$3,477,875

Bank borrowings as of August 31, 2024 and 2023 were as follows:

Lender	Type	Maturity date		Weighted average interest rate as of August 31,		Balance as of August 31,
			Currency	2024	2023	2024	2023
(1) Bank of China	Installment loan	September 9, 2029	HK$	0.60%	1.10%	$577,076	$674,588
(2) Fubon bank	Installment loan	May 10, 2033	HK$	1.17%	1.86%	1,127,258	1,147,593
(3) China Citic Bank	Revolving loan	due on demand within one year	HK$	2.23%	0.36%	1,773,541	184,890
(4) China Citic Bank	Bills payable	90 days	HK$	—	0.44%	—	224,162
						3,477,875	2,231,233

____________

Note:

(1)      The banking facilities were guaranteed as follows:

(a)      The banking facilities were guaranteed by by HKMC Insurance Limited (“HKMC”) under the SME Financing Guarantee Scheme (“SME scheme”); and

(b)      Personal guaranteed amount of US$69,231 (HK$6,000,000) provided by Mr. Lam

(2)      The banking facilities were guarantee as follows:

(a)      The banking facilities were guaranteed by by HKMC Insurance Limited (“HKMC”) under the SME Financing Guarantee Scheme (“SME scheme”); and

(b)      A joint and several personal guarantee by Mr. Lam and Miss. Kwan for amount of not less than $1,153,846 (HK$9,000,000)

(3) and (4) The banking facilities were guaranteed and secured as follows:

(a)      Unlimited corporate and joint personal guarantee by Mr. Lam and Miss. Kwan;

(b)      A first legal charge/mortgage and rental assignment over the property from its related parties executed in favour of the Bank.

(c)      Assignment of life insurance benefit from insurance policy in respect of policy owner on the life of Miss. Kwan to the Bank.

All bills payables have been settled on or before August 22, 2024.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of August 31,
	2024	2023
Accrued payroll expenses	$120,754	$135,392
Accrued employee benefits (note a)	133,658	103,295
Accrued repairs and maintenance expenses	21,025	16,857
Accrued expense for shop decoration and fixture fee	190,566	700,789
Accrued promotion and membership expense	38,936	23,385
Sub-total	504,939	979,718

Other payables
Accrued interest expenses	3,378	3,914
Other expenses	81,066	54,121
Sub-total	84,444	58,035

Total	$589,383	$1,037,753

____________

Note (a): Included in accrued employee benefits were provision for long service payment amounted to $124,810 and $92,124 as of August 31, 2024 and 2023 respectively

12. OPERATING LEASES

The Company entered into leases for use of office, and restaurant store premises in Hong Kong. The short-term lease was entered into in relation to the warehouse. During the year ended August 31, 2024 and Augst 31, 2023, the rental expense was amounted to $11,439 and $12,599 respectively.

The Company’s operating lease assets and lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of August 31,
	2024	2023
Operating leases:
Cost	$3,201,922	$3,424,249
Less: accumulated depreciation	(1,975,889)	(2,039,843)
Operating lease right-of-use assets	$1,226,033	$1,384,406
	As of August 31,
	2024	2023
Operating lease liabilities:
Current operating lease obligation	$840,679	$865,311
Non-current operating lease obligation	609,141	800,888
Total	$1,449,819	$1,666,199
	As of August 31,
	2024	2023
Operating leases:
Weighted average remaining lease term (years)	2.49	1.54
Weighted average discount rate	5.53%	5.25%

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. OPERATING LEASES (cont.)

The maturity analysis of the Company’s operating lease obligations as of August 31, 2024 was as follows:

Operating leases
Year ending August 31, 2025	$866,395
Year ending August 31, 2026	403,616
Year ending August 31, 2027	234,178
Future minimum operating lease payment	1,504,189
Less: imputed interest	(54,370)
Operating lease liabilities recognized in the consolidated balance sheet	$1,449,819

Variable lease payments

Leases of restaurants are either with only fixed lease payments or contain variable lease payment that are based on 10% to 12% of sales with minimum monthly lease payments that are fixed over the lease term for the years ended August 31, 2024 and 2023. The payment terms are common in restaurants in Hong Kong and areas where the Group operates. The amounts of fixed and variable lease payments paid to relevant lessors for years ended August 31, 2024 and 2023 are as follows:

	Number of leases	Fixed payments	Variable payments	Total payments
For year ended August 31, 2024
Lease without variable lease payments	2	683,191	—	$683,191
Lease with variable lease payments	1	265,471	9,456	274,927
Warehouse without variable lease payments	1	11,439	—	11,439
Total	4	960,101	9,456	969,557
	Number of leases	Fixed payments	Variable payments	Total payments
For year ended August 31, 2023
Lease without variable lease payments	2	709,073	—	709,073
Lease with variable lease payments	1	256,106	33,396	289,502
Warehouse without variable lease payments	1	12,599	—	12,599
Total	4	977,778	33,396	1,011,174

The overall financial effect of using variable payment terms is that higher rental costs are incurred by restaurants with higher sales. Variable rental expenses are expected to continue to represent a similar proportion of restaurants sales in future years.

13. Amount due to a director

	As of August 31,
	2024	2023	2022
Amount due to a director	$357,584	$84,157	$550,415

The amount due to a director was unsecured, non-interest bearing and repayable on demand.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. LONG SERVICE PAYMENT OBLIGATION

Hong Kong employees are entitled to long service payments in accordance with the Hong Kong Employment Ordinance under certain circumstances. These circumstances include where an employee is dismissed for reasons other than serious misconduct or redundancy, that employee resigns at the age of 65 or above, or the employment contract is of fixed term and expires without renewal. The amount of long service payments is determined with reference to the employee’s final salary (capped at $2,885 (HK$22,500) and the years of service, reduced by the amount of any accrued benefits derived from the Group’s contributions to MPF scheme, with an overall cap of $50,000 (HK$390,000) per employee. Currently, the Group does not have any separate funding arrangement in place to meet its LSP obligation.

In June 2022, the Hong Kong Government gazetted the Amendment Ordinance, which will eventually abolish the statutory right of an employer to reduce its LSP payable to a Hong Kong employee by drawing on its mandatory contributions to the MPF scheme. The Hong Kong Government has subsequently announced that the Amendment Ordinance will come into effect from May 1, 2025 (the “Transition Date”). Separately, the Government is also expected to introduce a subsidy scheme to assist employers after the abolition.

Among other things, once the abolition of the offsetting mechanism takes effect, an employer can no longer use any of the accrued benefits derived from its mandatory MPF contributions (irrespective of the contributions made before, on or after the Transition Date) to reduce the LSP in respect of an employee’s service from the Transition Date. However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the LSP in respect of the employee’s service up to that date; in addition, the LSP in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date.

The present value of unfunded obligations and its movements are as follows:

Long services payment obligations
Balance as of September 1, 2022	$77,337
Addition	16,717
Exchange realignment	70
Balance as of August 31, 2023	94,124
Addition	29,948
Exchange realignment	738
Balance as of August 31, 2024	$124,810

15. EMPLOYEE BENEFITS GOVERNMENT PLAN

The Company made contribution to the MPF Scheme for all qualifying employees in Hong Kong, in accordance with the requirements of relevant regulation. The assets of the MPF Scheme are held separately from those of the Company in funds under the control of the trustee.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. COST OF REVENUES

Cost of revenues consists of cost directly related to revenue generating activities. The following table shows disaggregated cost of revenues by major categories for the years ended August 31, 2024 and 2023:

	For the years ended August 31,
	2024	2023
Food and beverages	$2,397,669	$2,459,167
Payroll and employee benefits expenses	1,296,886	1,394,527
Utilities expenses (restaurants)	183,609	183,260
Repairs and maintenance expenses (restaurants)	66,533	50,086
Building management fee (restaurants)	367,734	355,467
Depreciation of property and equipment	574,539	411,014
Depreciation of right-of-use assets	804,350	803,707
Cleaning expense	238,294	229,682
Consumables	51,007	51,078
Others	52,551	46,442
Total	$6,033,172	$5,984,430

17. OTHER INCOME

The following table shows other income for the years ended August 31, 2024 and 2023:

	For the years ended August 31,
	2024	2023
Othe income – third parties
Bank interest income	$2,002	$1,459
Government subsidies (note a)	—	5,513
Exchange gain	208	1,381
Other	50,953	33,238

Othe income – related parties
Manpower support income – related parties (note b)	133,678	92,811
Total	$186,841	$134,402

____________

Note:

(a)      The government subsidies were granted by the Employment Support Scheme (“ESS”), Food Licence Holders Subsidy Scheme (“FLHSS”) and Catering Business Subsidy Scheme (“CBSS”) under the Anti-epidemic fund from the Hong Kong Government to provide financial support to enterprises. Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. Applicants participating in FLHSS and CBSS were required to hold a valid food business licence and the licensed food premises are in operation. There were no unfulfilled conditions nor other contingencies attached to the ESS, FLHSS and CBSS fundings.

(b)      The manpower support income were for secondment of staff to related companies.

18. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. INCOME TAXES (cont.)

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,410 (HK$2,000,000).

Income tax (benefit) expense consisted of the following components:

	For the years ended August 31,
	2024	2023
Hong Kong:
Current tax	$17,390	$—
Deferred tax	(21,308)	61,394
Total	$(3,918)	$61,394

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following as of August 31, 2024 and 2023:

	For the years ended August 31,
	2024	2023
Income (loss) before income taxes	$1,315,779	$(1,024,383)
Tax at Hong Kong statutory tax rate of 16.5%	217,104	(169,023)
Tax effect on non-assessable income	(33,397)	(19,378)
Tax effect on non-deductible expenses	1,483,411	1,344,239
Tax reduction allowed by Hong Kong government	(547,711)	(513,698)
Lease payment on leased premises	(930,114)	(965,179)
Tax loss (utilized) not recognized	(167,088)	323,039
Effect of two-tier tax rate	(4,815)	—
Income tax expense	17,390	—

As of August 31, 2024, the Group has unused tax losses of $446,982 (as of August 31, 2023: $1,533,400).

The Group’s effective tax rate was as follows as of August 2024 and 2023:

HKSAR profits tax rate at 16.5% and 16.5% respectively. The Group’s effective tax rate was 1.32% and 0% respectively.

Significant components of deferred tax were as follows:

	As of August 31,
	2024	2023
Deferred tax assets	$232,762	$247,196
Deferred tax liabilities	(228,688)	(264,386)
Exchange difference	44	—
	4,118	(17,190)

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. INCOME TAXES (cont.)

The significant components of the Group’s deferred tax assets and liabilities are as follows:

	As of August 31,
	2024	2023
Deferred tax assets:
Property, plant and equipment	$6,676	$172,337
Lease	226,086	74,859
Total deferred tax assets	232,762	247,196

Deferred tax liabilities
Property, plant and equipment	(26,392)	(35,959)
Lease	(202,296)	(228,427)
Deferred tax liabilities	$(228,688)	$(264,386)
Exchange difference	44	—
Net deferred tax	$4,118	$(17,190)

19. EARNINGS PER SHARE

Basic earnings per share is calculated on the basis of weighted average outstanding ordinary shares.

The following table sets forth the computation of the Company’s basic and diluted earnings per share

	As of August 31,
	2024	2023
Net income (loss) attributable to ordinary shareholders	$1,319,697	$(1,085,777)
Earnings (loss) per share
Basic and diluted*	0.11	(0.09)

Weighted average number of ordinary shares
Basic and diluted*	12,295,890	12,000,000

____________

*        Retrospectively restated for effect of share recapitalization (Note 1)

20. RELATED PARTY TRANSACTIONS

The related party transactions were as follows:

Name	Relationship	Nature	For the years ended August 31,
			2024	2023	2022
Max Gold Limited	Mr. Lam, was also the director of the related company	Management fee	$—	$202,230	$319,106
Vincent International Limited	Mr. Lam, was also the director of the related company	Office support	—	(42,050)	(5,500)
		Manpower support income	(31,055)	—	(15,000)
Marvellous Tech Limited	Mr. Lam, was also the director of the related company	Manpower support income	(102,623)	(50,761)	(34,049)
Superior Fastening (HK) Limited	Mr. Lam, was also the director of the related company	Licensing fee	46,052	44,944	—

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. RISKS AND UNCERTAINTIES

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable, net. Concentration of credit risk with respect to accounts receivable, net is limited due to the short repayment period.

Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Other receivables

The Company is exposed to risk from other receivables. These assets are subject to credit evaluations. An allowance, where applicable, is made for estimated unrecoverable amounts that have been determined by reference to past default experience and the current economic environment.

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The Company is not exposed to foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

HAPPY CITY HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. RISKS AND UNCERTAINTIES (cont.)

Concentrations of risk

Suppliers concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the years ended August 31,2024 and 2023.

	For the year ended August 31, 2024		For the year ended August 31, 2023
Suppliers	Amount $	%	Amount $	%
A	337,813	17.1%	133,166	6.5%
B	238,153	12.1%	256,665	12.5%
C	159,824	8.1%	140,286	6.8%
D	153,083	7.7%	142,223	6.9%
E	105,699	5.3%	—	—
F	—	—	252,803	12.3%

22. SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on July 4, 2024 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, Happy City Holdings Limited issued a total of 1 share of its ordinary shares to its sole shareholder, Happy City Group Limited, at the consideration of US$1. On August 14, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 4,000,000 for one (the “1st Share Split”), so that there were 4,000,000 ordinary shares issued and outstanding post-1st Share Split. On the same date of its 1st Share Split, the Company allotted 2,000,000 ordinary shares in aggregate to a group of investors at the consideration of US$0.375 per share. On September 13, 2024, the Company effectuated a further share split of its issued and outstanding shares at a ratio of 3 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that there were 18,000,000 ordinary shares issued and outstanding post-2nd Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

23. SUBSEQUENT EVENT

The Company evaluated all events and transactions that occurred after August 31, 2024 up through the date the Company issued these consolidated financial statements. The Company has acquired 100% share holdings of two new subsidiaries incorporated in Hong Kong (1. East Harmony Limited from an independent third party at a consideration of $0.13 (equivalent to HK$1) on October 25, 2024; and 2. Asia Virtue Limited from Ms. Kwan Shuk Yee, a director of the Company, at a consideration of $0.13 (equivalent to HK$1) on November 11, 2024). Other than the event disclosed above, there was no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

1,100,000 Class A Ordinary Shares

Happy City Holdings Limited

________________________________________________________________

PROSPECTUS

________________________________________________________________

June 23, 2025

Until and including July 18, 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.